                                                                       EXHIBIT 4

                                 FIFTH AMENDMENT


         FIFTH AMENDMENT (this "Amendment"), dated as of March 25, 1997, among SERVICE MERCHANDISE COMPANY, INC. (the "Borrower"), the various lending institutions party to the Credit Agreement referred to below (the "Banks"), and THE CHASE MANHATTAN BANK (formerly known as CHEMICAL BANK), as Administrative Agent (in such capacity, the "Administrative Agent"). All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.


                              W I T N E S S E T H :


         WHEREAS, the Borrower, the Banks and the Administrative Agent are parties to a Credit Agreement, dated as of June 8, 1994 and amended by the First Amendment thereto dated as of April 13, 1995, the Second Amendment thereto dated May 23, 1996, the Third Amendment thereto dated as of September 16, 1996 and the Fourth Amendment thereto dated as of January 15, 1997 (as so amended, the "Credit Agreement"); and

         WHEREAS, the parties hereto wish to amend the Credit Agreement as herein provided;

         NOW, THEREFORE, it is agreed:

         1. (a) On the Fifth Amendment Effective Date (as defined hereinbelow), the Credit Agreement shall be amended to read as set forth in Exhibit A hereto (as so amended, the "Amended Credit Agreement"), with the same effect as if each of the parties hereto had executed and delivered to the Administrative Agent a counterpart of the Amended Credit Agreement.

            (b) Notwithstanding anything herein to the contrary, this Amendment shall terminate and be of no force and effect if the Fifth Amendment Effective Date shall not have occurred on or prior to March 31, 1997.

         2. In order to induce the undersigned Banks to enter into this Amendment, the Borrower hereby represents and warrants that (x) no Default or Event of Default exists on the Fifth Amendment Effective Date both before and after giving effect to this Amendment and (y) all of the representations and warranties contained in the Amended Credit Agreement shall be true and correct in all material respects as of the Fifth Amendment Effective Date both before and after giving effect to this Amendment, with the same effect as though such representations and warranties had been made on and as of the Fifth Amendment Effective Date (it being understood that any representation or warranty made as of a specified date shall be required to be true and correct in all material respects only as of such specific date).

         3. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

         4. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

         5. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

         6. This Amendment shall become effective on the date (the "Fifth Amendment Effective Date") when the Borrower and the Required Banks (i) shall have signed a counterpart hereof (whether the same or different counterparts) and (ii) shall have delivered (including by way of telecopier) the same to the Administrative Agent at the Notice Office.

         7. From and after the Fifth Amendment Effective Date all references in the Credit Agreement and the other Credit Documents to the Credit Agreement shall be deemed to be references to the Amended Credit Agreement.

         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.




Address:


7100 Service Merchandise Drive      SERVICE MERCHANDISE
Brentwood, TN 37027                   COMPANY, INC.
Attn: Thomas L. Garrett, Jr.

Telephone: (615) 660-6000               By /s/ Wade Smith
Telecopy:  (615) 660-3667                 --------------------------------------
                                          Title: Vice President
                                                 and Assistant Treasurer


270 Park Avenue                         THE CHASE MANHATTAN BANK
10th Floor                                Individually, and as
New York, NY 10017                        Administrative Agent
Attn: William P. Rindfuss

Telephone: (212) 270-4565               By
Telecopy:  (212) 270-1474                 --------------------------------------
                                          Title:

         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.




Address:


7100 Service Merchandise Drive          SERVICE MERCHANDISE
Brentwood, TN 37027                       COMPANY, INC.
Attn: Thomas L. Garrett, Jr.

Telephone: (615) 660-6000               By
Telecopy:  (615) 660-3667                 --------------------------------------
                                          Title:


270 Park Avenue                         THE CHASE MANHATTAN BANK
10th Floor                                Individually, and as
New York, NY 10017                        Administrative Agent
Attn: William P. Rindfuss

Telephone: (212) 270-4565               By /s/ William P. Rindfuss
Telecopy:  (212) 270-1474                 --------------------------------------
                                          Title: William P. Rindfuss
                                                 Vice President

277 Park Avenue                     ARAB BANKING CORPORATION
32nd Floor
New York, NY 10172
Attn: Louise Bilbro

Telephone: (212) 583-4758               By /s/ Louise Bilbro
Telecopy:  (212) 583-0921                 --------------------------------------
                                          Title: Louise Bilbro
                                                 Vice President


100 Federal Street, 01-09-05            THE FIRST NATIONAL BANK OF
Boston, MA 02110                         BOSTON
Attn: Peter L. Griswold

Telephone: (617) 434-8312               By
Telecopy:  (617) 434-6685                 --------------------------------------
                                          Title:


700 Louisiana                           THE BANK OF MONTREAL
Suite 4400
Houston, TX 77002
Attn: Tom McGraw

Telephone: (713) 546-9781               By
Telecopy:  (713) 223-5551                 --------------------------------------
                                          Title:


One Wall Street                         THE BANK OF NEW YORK
New York, NY 10286
Attn: Paula DiPonzio

Telephone: (212) 635-7867               By /s/ Paula DiPonzio
Telecopy:  (212) 635-1483                 --------------------------------------
                                          Title: Vice President

1251 Avenue of the Americas             THE BANK OF TOKYO-
12th Floor                               MITSUBISHI, LTD.
New York, NY 10020
Attn: Paul P. Malecki

Telephone: (212) 782-4343               By /s/ Paul P. Malecki
Telecopy:  (212) 782-4981                 --------------------------------------
                                          Title: PAUL P. MALECKI
                                                 Vice President


1251 Avenue of the Americas             THE BANK OF TOKYO-
12th Floor                               MITSUBISHI TRUST COMPANY
New York, NY 10020
Attn: Paul P. Malecki

Telephone: (212) 782-4343               By /s/ Paul P. Malecki
Telecopy:  (212) 782-4981                 --------------------------------------
                                          Title: PAUL P. MALECKI
                                                 Vice President


787 7th Avenue                          BANQUE PARIBAS
32nd Floor
New York, NY 10019
Attn: Mary Finnegan

Telephone: (212) 841-2551               By /s/ Mary T. Finnegan
Telecopy:  (212) 841-2333                 --------------------------------------
                                          Title: Mary T. Finnegan
                                                 Group Vice President


                                        By /s/ Robert G. Carino
                                          --------------------------------------
                                          Title: Robert G. Carino
                                                 Vice President

425 Lexington Avenue                    CIBC Inc.
8th Floor
New York, NY 10017
Attn: Christopher Kleczkowski

Telephone: (212) 856-3560               By /s/ Christopher P. Kleczkowski
Telecopy: (212) 856-3991                  --------------------------------------
                                          Title: Director, CIBC Wood Gundy
                                                 Securities Corp., AS AGENT

75 Wall Street                          DRESDNER BANK AG,
25th Floor                                NEW YORK BRANCH
New York, NY 10005
Attn: Anthony Berti

Telephone: (212) 429-2247               By
Telecopy:  (212) 429-2781                 --------------------------------------
                                          Title:


                                        By
                                          --------------------------------------
                                          Title:

Marquis One Tower                       THE FUJI BANK, LTD.
Suite 2100
245 Peachtree Center Ave., NE
Atlanta, GA 30303
Attn: David Hart

Telephone: (404) 215-3314               By /s/ Toshihiro Mitsui
Telecopy:  (404) 653-2119                 --------------------------------------
                                          Title: Vice-President and Manager


Two World Trade Center                  THE HOKKAIDO TAKUSHOKU
99th Floor                               BANK, LTD.
New York, NY 10048
Attn: Scott D. Winston

Telephone: (212) 912-6914               By /s/ Kathleen M. Sweeney
Telecopy:  (212) 466-6079                 --------------------------------------
                                          Title: SVP and Manager

1251 Avenue of the Americas             THE INDUSTRIAL BANK OF JAPAN,
New York, NY 10020                       LIMITED - NEW YORK BRANCH
Attn: James Welch

Telephone: (212) 282-3690               By /s/ Takuya Honjo
Telecopy:  (212) 282-4250                 --------------------------------------
                                          Title: TAKUYA HONJO
                                                 SENIOR VICE PRESIDENT


165 Broadway                            LTCB TRUST COMPANY
New York, NY 10006
Attn: Edna Astuto

Telephone: (212) 335-4560               By /s/ John J. Sullivan
Telecopy:  (212) 608-2371                 --------------------------------------
                                          Title: Executive Vice President

140 Broadway                            HSBC AMERICAS, INC.
5th Floor
New York, NY 10005
Attn: Gina Sidorsky

Telephone: (212) 658-2750               By /s/ J.B. Lyons
Telecopy:  (212) 658-2586                 --------------------------------------
                                          Title: SENIOR VICE PRESIDENT


500 West Jefferson St.                  PNC BANK, KENTUCKY, INC.
Louisville, Kentucky 40202
Attn: Ralph Phillips

Telephone: (502) 581-4543               By /s/ Ralph M. Bowman
Telecopy:  (502) 581-2302                 --------------------------------------
                                          Title: Vice President


520 Madison Avenue                      THE MITSUBISHI TRUST AND
25th Floor                               BANKING CORPORATION
New York, NY 10022
Attn: Susan LeFevre

Telephone: (212) 891-8454               By /s/ Patricia Loret de Mola
Telecopy:  (212) 644-6825                 --------------------------------------
                                          Title: Senior Vice President

One NationsBank Plaza                   NATIONSBANK, N.A.
5th Floor
Nashville, TN 37239-1697
Attn:  Kimberly Dupuy

Telephone: (615) 749-3174               By
Telecopy:  (615) 749-4640                 --------------------------------------
                                          Title:


245 Park Avenue                         THE NIPPON CREDIT BANK, LTD.
30th Floor
New York, NY 10167
Attn:  Barry Fein

Telephone: (212) 984-1261               By /s/ Barry S. Fein
Telecopy:  (212) 490-3895                 --------------------------------------
                                          Title: Assistant Vice President


Marquis One Tower                       THE SAKURA BANK, LIMITED
Suite 2703
245 Peachtree Center Ave., N.E.
Atlanta, GA 30303
Attn:  Chad Zimmerman

Telephone: (404) 521-3111               By /s/ Hiroyasu Imanishi
Telecopy:  (404) 521-1133                 --------------------------------------
                                          Title: HIROYASU IMANISHI
                                                 V.P. & SENIOR MANAGER


Georgia Pacific Center                  THE SUMITOMO BANK, LIMITED
133 Peachtree Street, N.E.
Suite 3210
Atlanta, GA 30303
Attn:  Thomas Lawson

Telephone: (404) 526-8513               By /s/ Masayuki Fukushima
Telecopy:  (404) 521-1187                 --------------------------------------
                                          Title: JOINT GENERAL MANAGER
                                                 MASAYUKI FUKUSHIMA

55 East 52nd Street                     THE TOKAI BANK, LTD.
New York, NY 10055                       NEW YORK BRANCH
Attn: Haruyo Niki

Telephone: (212) 339-1123               By
Telecopy:  (212) 832-1428                 --------------------------------------
                                          Title:


One Detroit Center                      COMERICA BANK
500 Woodward Avenue, MC 3280
Detroit, MI 48226
Attn: Kristine L. Andersen

Telephone: (313) 222-3648               By /s/ Kristine L. Andersen
Telecopy:  (313) 222-3330                 --------------------------------------
                                          Title: Kristine L. Andersen,
                                                 Account Officer


640 5th Avenue                          BANK OF IRELAND, CAYMAN
2nd Floor                                ISLAND BRANCH
New York, NY 10019
Attn: Roger Burns

Telephone: (212) 397-1712               By /s/ Roger Burns
Telecopy:  (212) 586-7752                 --------------------------------------
                                          Title: Vice President


1211 Avenue of the Americas             WESTDEUTSCHE LANDESBANK
23rd Floor                               GIROZENTRALE, NEW YORK AND
New York, NY 10036                       CAYMAN ISLAND BRANCHES
Attn: Alan Bookspan

Telephone: (212) 852-6023               By
Telecopy:  (212) 852-6307                 --------------------------------------
                                          Title:


                                        By
                                          --------------------------------------
                                          Title:

1 Parkview Plaza                        VAN KAMPEN AMERICAN CAPITAL
Oakbrook Terrace, IL 60181               PRIME RATE INCOME TRUST
Attn: Jeffrey W. Maillet

Telephone: (630) 684-6436               By /s/ Jeffrey W. Maillet
Telecopy:  (630) 684-6740                 --------------------------------------
                                          Title: JEFFREY W. MAILLET
                                                 Sr. Vice Pres. - Portfolio Mgr.

285 Peachtree Center Ave., N.E.         THE YASUDA TRUST AND
Suite 2104                               BANKING COMPANY, LTD.
Atlanta, GA 30303
Attn: Sanjay Sinha

Telephone: (404) 584-8230               By /s/ Morikazu Kimura
Telecopy:  (404) 584-7816                 --------------------------------------
                                          Title: MORIKAZU KIMURA
                                                 CHIEF REPRESENTATIVE

One Ravinia Drive                       ABN AMRO BANK N.V.,
Suite 1200                               ATLANTA AGENCY
Atlanta, GA 30346-2103
Attn: Linda Davis

Telephone: (770) 396-0066               By /s/ Steven L. Hipsman
Telecopy:  (770) 395-9188                 --------------------------------------
                                          Title: VICE PRESIDENT


                                        By /s/ Larry K. Kelley
                                          --------------------------------------
                                          Title: GROUP VICE PRESIDENT

                                CREDIT AGREEMENT


                                      among


                       SERVICE MERCHANDISE COMPANY, INC.,

                                  VARIOUS BANKS


                                       and


                            THE CHASE MANHATTAN BANK,

                             as ADMINISTRATIVE AGENT

                       ----------------------------------


                            Dated as of June 8, 1994

                       ----------------------------------

                 [Composite copy reflecting the First Amendment,
                dated as of April 13, 1995, the Second Amendment,
                 dated as of May 23, 1996, the Third Amendment,
              dated as of September 16, 1996, the Fourth Amendment,
              dated as of January 15, 1997 and the Fifth Amendment,
                          dated as of March 25, 1997.]

                                TABLE OF CONTENTS

                                                                                                    Page
Section 1.  Amount and Terms of Credit...............................................................  1
         1.01  The Commitments.......................................................................  1
         1.02  Minimum Amount of Each Borrowing......................................................  4
         1.03  Notice of Borrowing...................................................................  4
         1.04  Competitive Bid Procedures............................................................  6
         1.05  Disbursement of Funds.................................................................  8
         1.06  Notes.................................................................................  9
         1.07  Conversions........................................................................... 11
         1.08  Pro Rata Borrowings................................................................... 11
         1.09  Interest.............................................................................. 12
         1.10  Interest Periods...................................................................... 13
         1.11  Increased Costs, Illegality, etc...................................................... 14
         1.12  Compensation.......................................................................... 17
         1.13  Change of Lending Office.............................................................. 17
         1.14  Replacement of Banks.................................................................. 18

Section 2.  Letters of Credit........................................................................ 19
         2.01  Letters of Credit..................................................................... 19
         2.02  Minimum Stated Amount................................................................. 20
         2.03  Letter of Credit Requests............................................................. 20
         2.04  Letter of Credit Participations....................................................... 21
         2.05  Agreement to Repay Letter of Credit
                     Drawings........................................................................ 25
         2.06  Increased Costs....................................................................... 25

Section 3.  Fees; Commitment; Reductions of
                      Commitments.................................................................... 26
         3.01  Fees.................................................................................. 26
         3.02  Voluntary Reduction of Commitments.................................................... 28
         3.03  Mandatory Reduction of Commitments.................................................... 28

Section 4.  Prepayments; Payments.................................................................... 31
         4.01  Voluntary Prepayments................................................................. 31
         4.02  Mandatory Repayments.................................................................. 32
               (A)  Requirements..................................................................... 32
               (B)  Application...................................................................... 33
         4.03  Method and Place of Payment........................................................... 34
         4.04  Net Payments.......................................................................... 34

Section 5.  Conditions Precedent to Credit Events on
                      the Effective Date............................................................. 37
         5.01  Execution of Agreement; Notes......................................................... 37
         5.02  Fees, etc............................................................................. 37



                                       (i)

                                                                                                     Page
         5.03  Opinions of Counsel................................................................... 37
         5.04  Corporate Documents; Proceedings; etc................................................. 37
         5.05  Guaranty.............................................................................. 38
         5.06  Adverse Change, etc................................................................... 38
         5.07  Litigation............................................................................ 39
         5.08  Solvency Certificate.................................................................. 39
         5.09  Termination of the 1992 Credit Agreement.............................................. 39
         5.10  UCC Searches.......................................................................... 40

Section 6.  Conditions Precedent to Credit Events on
                      the Fifth Amendment Effective Date............................................. 41
         6.01  Execution of Agreement; Notes......................................................... 41
         6.02  Fees, etc............................................................................. 41
         6.03  Opinions of Counsel................................................................... 41
         6.04  Financial Projections................................................................. 41
         6.05  Adverse Change, etc................................................................... 42
         6.06  Security Agreements................................................................... 42
         6.07  Company Pledge Agreement.............................................................. 43
         6.08  Subsidiary Pledge Agreement........................................................... 44
         6.09  Mortgages; Title Insurance; Etc....................................................... 44
         6.10  No Default; Representations and Warranties............................................ 45

Section 7.  Conditions Precedent to All Credit Events................................................ 45
         7.01  No Default; Representations and Warranties............................................ 46
         7.02  Notice of Borrowing; Letter of Credit
                     Request......................................................................... 46

Section 8.  Representations, Warranties and
                      Agreements..................................................................... 46
         8.01  Corporate or Partnership Status....................................................... 47
         8.02  Corporate or Partnership Power and
                     Authority....................................................................... 47
         8.03  No Violation.......................................................................... 47
         8.04  Governmental Approvals................................................................ 48
         8.05  Financial Statements; Financial Condition;
                     Undisclosed Liabilities; etc.................................................... 48
         8.06  Litigation............................................................................ 50
         8.07  True and Complete Disclosure.......................................................... 50
         8.08  Use of Proceeds; Margin Regulations................................................... 51
         8.09  Tax Returns and Payments.............................................................. 51
         8.10  Compliance with ERISA................................................................. 51
         8.11  Subsidiaries.......................................................................... 52
         8.12  Compliance with Statutes, etc......................................................... 52
         8.13  Investment Company Act................................................................ 52
         8.14  Public Utility Holding Company Act.................................................... 53
         8.15  Patents, Licenses, Franchises and Formulas............................................ 53
         8.16  Restrictions on Subsidiaries.......................................................... 53
         8.17  Properties............................................................................ 53



                                      (ii)

                                                                                                    Page
         8.18  Existing Subordinated Debt............................................................ 53
         8.19  Environmental Matters................................................................. 53
         8.20  Existing Indebtedness................................................................. 55
         8.21  The Security Documents................................................................ 55

Section 9.  Affirmative Covenants.................................................................... 57
         9.01  Information Covenants................................................................. 57
         9.02  Books, Records and Inspections........................................................ 60
         9.03  Maintenance of Property, Insurance.................................................... 60
         9.04  Corporate Franchises.................................................................. 60
         9.05  Compliance with Statutes, etc......................................................... 60
         9.06  ERISA................................................................................. 61
         9.07  Compliance with Environmental Laws.................................................... 62
         9.08  Performance of Obligations............................................................ 63
         9.09  Additional Security; Further Assurances............................................... 63
         9.10  Excluded Properties................................................................... 64

Section 10.  Negative Covenants...................................................................... 65
         10.01  Liens................................................................................ 65
         10.02  Consolidation, Merger, Purchase or Sale of
                      Assets, etc.................................................................... 68
         10.03  Restricted Payments.................................................................. 70
         10.04  Transactions with Affiliates......................................................... 71
         10.05  Minimum Consolidated Net Worth....................................................... 71
         10.06  Consolidated Interest Coverage Ratio................................................. 71
         10.07  Consolidated Fixed Charge Coverage Ratio............................................. 72
         10.08  Consolidated Debt to Total Capitalization
                      Ratio.......................................................................... 72
         10.09  Capital Expenditures................................................................. 73
         10.10  Limitation on Modifications of the Existing
                      Senior Notes and Subordinated Debt............................................. 74
         10.11  Indebtedness......................................................................... 74
         10.12  Advances, Investments and Loans...................................................... 76
         10.13  Limitation on Granting of Liens and on
                      Restrictions on Subsidiary Dividends
                      and Other Transfers............................................................ 78
         10.14  Limitation on Issuances of Capital Stock............................................. 78
         10.15  End of Fiscal Years; Fiscal Quarters................................................. 79
         10.16  No Other Designated Senior Debt...................................................... 79
         10.17  New Subsidiaries..................................................................... 79
         10.18  Non-Facility Letters of Credit....................................................... 79

Section 11.  Events of Default....................................................................... 80
         11.01  Payments............................................................................. 80
         11.02  Representations, etc................................................................. 80
         11.03  Covenants............................................................................ 80
         11.04  Default Under Other Agreements....................................................... 80
         11.05  Bankruptcy, etc...................................................................... 81



                                                 (iii)

                                                                                                     Page
         11.06  ERISA................................................................................ 81
         11.07  Security Documents................................................................... 82
         11.08  Guaranty............................................................................. 83
         11.09  Judgments............................................................................ 83
         11.10  Change in Control.................................................................... 83

Section 12.  Definitions and Accounting Terms........................................................ 84
         12.01  Defined Terms........................................................................ 84
         12.02  Principles of Construction...........................................................119

Section 13.  The Administrative Agent and the Issuing
                       Bank..........................................................................119
         13.01  Appointment..........................................................................119
         13.02  Nature of Duties.....................................................................119
         13.03  Lack of Reliance on the Administrative
                      Agent or any Issuing Bank......................................................120
         13.04  Certain Rights of the Administrative Agent
                      and any Issuing Bank...........................................................120
         13.05  Reliance.............................................................................121
         13.06  Indemnification......................................................................121
         13.07  The Administrative Agent and each Issuing
                      Bank in their Individual Capacities............................................122
         13.08  Holders..............................................................................122
         13.09  Resignation by the Administrative Agent..............................................122

Section 14.  Miscellaneous...........................................................................123
         14.01  Payment of Expenses, etc.............................................................123
         14.02  Right of Setoff......................................................................124
         14.03  Notices..............................................................................125
         14.04  Benefit of Agreement; Assignments;
                      Participations.................................................................125
         14.05  No Waiver; Remedies Cumulative.......................................................128
         14.06  Payments Pro Rata....................................................................129
         14.07  Calculations; Computations...........................................................130
         14.08  GOVERNING LAW; SUBMISSION TO JURISDICTION;
                  VENUE..............................................................................130
         14.09  Counterparts.........................................................................132
         14.10  Effectiveness........................................................................132
         14.11  Headings Descriptive.................................................................132
         14.12  Amendment or Waiver..................................................................132
         14.13  Survival.............................................................................133
         14.14  Domicile of Loans....................................................................134
         14.15  Register.............................................................................134
         14.16  Limitation of Additional Amounts.....................................................134
         14.17  Post-Closing Matters.................................................................135





                                      (iv)

Schedule I                   Bank Commitments
Schedule II                  Existing Letters of Credit
Schedule III                 Undisclosed Liabilities
Schedule IV                  ERISA
Schedule V                   Subsidiaries
Schedule VI-A                Environmental Licenses, Permits
                               and Regulations
Schedule VI-B                Environmental Proceedings
Schedule VII                 Insurance
Schedule VIII                Existing Liens
Schedule IX                  Real Property as of the Fifth Amendment
                               Effective Date
Schedule X                   The 1997 Restructuring Program:
                               Description of Charges
Schedule XI                  Existing Indebtedness as of the Fifth
                               Amendment Effective Date
Schedule XII                 Subsidiaries as of the Fifth Amendment
                               Effective Date
Schedule XIII                Liens Existing on the Fifth Amendment
                               Effective Date

Exhibit A-1                  Notice of Borrowing
Exhibit A-2                  Notice of Competitive Bid Borrowing
Exhibit A-3                  Form of Notice of Competitive Bid Request
Exhibit A-4                  Form of Competitive Bid
Exhibit A-5                  Form of Competitive Bid Accept/Reject Letter
Exhibit B-1                  Revolving Note
Exhibit B-2                  Swingline Note
Exhibit B-3                  Competitive Bid Note
Exhibit C                    Letter of Credit Request
Exhibit D                    Section 4.04(b)(ii) Certificate
Exhibit E-1                  Opinion of Bass, Berry & Sims PLC,
                               special counsel to the Borrower and
                               its Subsidiaries
Exhibit E-2                  Opinion of Glen A. Bodzy,
                               general counsel of the Borrower and
                               its Subsidiaries
Exhibit F                    Officers' Certificate
Exhibit G                    Guaranty
Exhibit H                    Solvency Certificate
Exhibit I                    Assignment and Acceptance
Exhibit J                    Confidentiality Letter
Exhibit K-1                  Company Security Agreement
Exhibit K-2                  Subsidiary Security Agreement
Exhibit L-1                  Company Pledge Agreement
Exhibit L-2                  Subsidiary Pledge Agreement
Exhibit M-1                  Opinion of Bass, Berry & Sims PLC,



                                       (v)
                            special counsel to the Borrower and its
                            Subsidiaries, as of the Fifth Amendment
                            Effective Date
Exhibit M-2               Opinion of the Vice President and Managing
                              Attorney of the Borrower and its
                              Subsidiaries, as of the Fifth Amendment
                              Effective Date
Exhibit N                 Swingline Note



































                                      (vi)

         CREDIT AGREEMENT, dated as of June 8, 1994, and amended by the First Amendment, dated as of April 13, 1995, the Second Amendment, dated as of May 23, 1996, the Third Amendment, dated as of September 16, 1996, the Fourth Amendment, dated as of January 15, 1997, and the Fifth Amendment, dated as of March 25, 1997 (as so amended, the "Agreement"), among SERVICE MERCHANDISE COMPANY, INC., a Tennessee corporation (the "Borrower"), the financial institutions listed in
Schedule I from time to time (the "Banks") and THE CHASE MANHATTAN BANK (formerly known as CHEMICAL BANK), acting in the manner and to the extent described in Section 13 (in such capacity, the "Administrative Agent"). All capitalized terms used herein shall have the meanings provided in Section 12.


                                   WITNESSETH:


         WHEREAS, subject to and upon the terms and conditions herein set forth, the Banks are willing to make available to the Borrower the credit facilities provided for herein;


         NOW, THEREFORE, IT IS AGREED:


         Section 1. Amount and Terms of Credit.

         1.01 The Commitments. (a) Subject to and upon the terms and conditions set forth herein, each Bank with a Commitment severally agrees to make, at any time and from time to time after the Effective Date and prior to the Expiry Date, a loan or loans, (each a "Revolving Loan" and collectively, the "Revolving Loans") to the Borrower, which Revolving Loans (i) shall, at the option of the Borrower, be either Base Rate Loans or Eurodollar Loans; provided that except as otherwise specifically provided in Section 1.11(b), all Revolving Loans made by all the Banks pursuant to the same Borrowing shall consist of Revolving Loans of the same Type, (ii) may be repaid and reborrowed in accordance with the provisions hereof and (iii) shall not exceed for any Bank at any time outstanding that aggregate principal amount which, when added to the product of (x) such Bank's Adjusted Percentage and (y) the sum of (I) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and (II) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Commitment of such Bank at such time and (iv) shall not exceed for all Banks at any time outstanding that aggregate principal amount which, when added to (x) the amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time, (y) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding and (z) the aggregate principal amount of all Competitive Bid Loans then outstanding, equals the Total Commitment at such time.

         (b) Subject to and upon the terms and conditions herein set forth, Chase, in its individual capacity, agrees to make at any time and from time to time after the Effective Date and prior to the Expiry Date, a loan or loans to the Borrower, (each a "Swingline Loan," and collectively the "Swingline Loans"), which Swingline Loans (v) shall be made and maintained as (A) Base Rate Loans or
(B) Alternate Swingline Rate Loans (provided that on the date of any Mandatory Borrowing described below, all Swingline Loans giving rise to such Mandatory Borrowing shall automatically become Base Rate Loans), (w) may be repaid and reborrowed in accordance with the provisions hereof, (x) shall not exceed in aggregate principal amount at any time outstanding, when combined with the aggregate principal amount of all Revolving Loans and all Competitive Bid Loans made by Non-Defaulting Banks then outstanding and all Letter of Credit Outstandings, an amount equal to the Adjusted Total Commitment then in effect (after giving effect to any reductions to the Adjusted Total Commitment on such date) and (y) shall not exceed in aggregate principal amount the Maximum Swingline Amount.

         (c) On any Business Day, Chase may, in its sole discretion, give notice to the Banks that its outstanding Swingline Loans shall be funded with a Borrowing of Revolving Loans (provided that such notice shall be deemed to have been automatically given upon the occurrence of an Event of Default under
Section 11.05), in which case a Borrowing of Revolving Loans constituting Base Rate Loans (each such Borrowing, a "Mandatory Borrowing") shall be made on the immediately succeeding Business Day by all Banks pro rata based on each Bank's Adjusted Percentage (determined before giving effect to any termination of the Commitments pursuant to the last paragraph of Section 11), and the proceeds thereof shall be applied directly to Chase to repay Chase for such outstanding Swingline Loans. Each Bank hereby irrevocably agrees to make Revolving Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by Chase notwithstanding (i) the amount of the Mandatory Borrowing may not comply with the minimum amount for Borrowings otherwise required hereunder, (ii) whether any conditions specified in Section 7 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) the date of such Mandatory Borrowing and (v) any reduction in the Adjusted Total Commitment or Total Commitment after any such Swingline Loans were made. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), each Bank hereby agrees that it shall forthwith purchase from Chase such assignments in the outstanding Swingline Loans as shall be necessary to cause the Banks to share in such Swingline Loans ratably based upon their respective Adjusted Percentages (determined before giving effect to any termination of the Commitments pursuant to the last paragraph of Section 11); provided that all interest payable on the Swingline Loans shall be for the account of Chase until the date the respective assignment is purchased and, to the extent attributable to the purchased assignment, shall be payable to the assignee from and after such date of purchase. Notwithstanding anything to the contrary in this Section 1.01, Chase will not make a Swingline Loan after it has received written notice from any Bank that a Default exists.

         (d) Subject to and upon the terms and conditions herein set forth, each Bank severally agrees that the Borrower may incur a Competitive Bid Loan or Competitive Bid Loans pursuant to a Competitive Bid Borrowing from time to time on and after the Effective Date and prior to the Expiry Date; provided that after giving effect to any Competitive Bid Borrowing and the use of the proceeds thereof, the aggregate outstanding principal amount of Competitive Bid Loans shall not exceed at any time outstanding, (x) the Maximum Competitive Bid Loan Amount and (y) when combined with the aggregate outstanding principal amount of all Revolving Loans and Swingline Loans then outstanding, plus the Letter of Credit Outstandings at such time, the Total Commitment at such time. Competitive Bid Loans may be repaid and reborrowed in accordance with the provisions hereof.

         (e) More than one Borrowing may occur on the same date, but Eurodollar Loans comprising no more than 15 Borrowings may be outstanding at any time.

         1.02 Minimum Amount of Each Borrowing. (a) The aggregate principal amount of each Borrowing of Revolving Loans shall be not less than $25,000,000; provided that (i) Borrowings of Revolving Loans comprised of Base Rate Loans may be made in amounts not less than $10,000,000 except as otherwise provided in
Section 1.03(a) (or, if less, the amount of the Total Unutilized Commitment) and
(ii) Mandatory Borrowings of Revolving Loans shall be made in the amounts required by Section 1.01(c).

         (b) The aggregate principal amount of each Borrowing of Swingline Loans shall be not less than $1,000,000 and, if greater, shall be in an integral multiple of $100,000.

         (c) The aggregate principal amount of each Borrowing of Competitive Bid Loans shall be not less than $10,000,000 and, if greater, shall be in an integral multiple of $1,000,000.

         1.03 Notice of Borrowing. (a) Whenever the Borrower desires to incur Revolving Loans hereunder, it shall give the Administrative Agent at its Notice Office at least one Business Day's prior notice of each Base Rate Loan and at least three Business Days' prior notice of each Eurodollar Loan to be made hereunder; provided that (x) any such notice shall be deemed to have been given on a certain day only if given before 12:00 Noon (New York time) on such day and (y) if on the date of any proposed Competitive Bid Borrowing of Fixed Rate Loans the aggregate amount of Competitive Bids made by the Banks and/or accepted by the Borrower in accordance with Section 1.04 (such amount, the "Accepted Amount") is less than the amount of Fixed Rate Loans requested by the Borrower in the related Notice of Competitive Bid Borrowing (such amount, the "Requested Amount"), the Borrower may incur a Borrowing of Revolving Loans constituting Base Rate Loans in an aggregate amount equal to the Requested Amount less the Accepted Amount and shall give the Administrative Agent notice at its Notice Office not later than 11:00 a.m. (New York time) of any such Base Rate Loan to be made on such date. Each such notice (each a "Notice of Borrowing") shall be in the form of Exhibit A-1, appropriately completed by the Borrower to specify (i) the aggregate principal amount of the

Revolving Loans to be made pursuant to such Borrowing, (ii) the date of such Borrowing (which shall be a Business Day) and (iii) whether the Revolving Loans being made pursuant to such Borrowing are to be initially maintained as Base Rate Loans or Eurodollar Loans and, if Eurodollar Loans, the initial Interest Period to be applicable thereto. The Administrative Agent shall promptly give each Bank notice of such proposed Borrowing, of such Bank's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

         (b) Whenever the Borrower desires to make a Borrowing of Swingline Loans hereunder, it shall give Chase, not later than 1:00 p.m. (New York time) on the day such Swingline Loan is to be made, written notice or telephonic notice promptly confirmed in writing of each Swingline Loan to be made hereunder. Each such notice shall be irrevocable and specify in each case (i) the date of Borrowing (which shall be a Business Day), (ii) the aggregate principal amount of the Swingline Loans to be made pursuant to such Borrowing and (iii) any other terms to be applicable to such Borrowing of Swingline Loans. Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice of such Borrowing of Swingline Loans, Chase may act without liability upon the basis of telephonic notice of such Borrowing, believed by Chase in good faith to be from the President, a Vice President, Treasurer or Assistant Treasurer of the Borrower or any other person authorized by any such officer in writing prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute Chase's record of the terms of such telephonic notice.

         (c) Mandatory Borrowings shall be made upon the notice specified in Section 1.01(c), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of Mandatory Borrowings as set forth in
Section 1.01(c).

         (d) Whenever the Borrower desires to incur a Competitive Bid Borrowing, it shall give the Administrative Agent, at its Notice Office, at least one Business Day's prior notice of each proposed Fixed Rate Loan and at least four Business Days prior notice of each proposed Eurodollar Loan to be made hereunder; provided that any such notice shall be deemed to have been given on a certain day only if given before 12:00 Noon (New York time) on such day. Each such notice (a "Notice of Competitive Bid Borrowing") shall be in the form of Exhibit A-2 appropriately completed by the

Borrower to specify (i) the aggregate principal amount of the proposed Competitive Bid Loans to be made pursuant to such Borrowing, (ii) the date of such Borrowing (which shall be a Business Day), (iii) whether the Competitive Bid Loans proposed to be made pursuant to such Borrowing are to be maintained as Fixed Rate Loans or Eurodollar Loans and the maturity date for repayment of each Competitive Bid Loan to be made as part of such Competitive Bid Borrowing (which maturity date shall be the earliest of (x) the date a repayment is required to be made under Section 4.02(A)(b), (y) the last day of the Interest Period relating thereto and (z) the Expiry Date) and (iv) the Interest Period relating thereto. A Notice of Competitive Bid Borrowing that does not conform substantially to the format of Exhibit A-2 may be rejected in the Administrative Agent's sole discretion, and the Administrative Agent shall promptly notify the Borrower of such rejection. The Administrative Agent shall promptly notify each Bank of each such request for a Competitive Bid Borrowing received by it from a Borrower and not rejected by it by telecopying such Bank a notice in the form of Exhibit A-3 hereto (a "Notice of Competitive Bid Request").

         1.04 Competitive Bid Procedures. (a) Each Bank may, in its sole discretion, make one or more Competitive Bids to the Borrower responsive to a Notice of Competitive Bid Request. Each Competitive Bid by a Bank must be received by the Administrative Agent via telecopier, in the form of Exhibit A-4 hereto, (i) in the case of a proposed Competitive Bid Borrowing of Eurodollar Loans, not later than 10:00 a.m., New York time, three Business Days before a proposed Competitive Bid Borrowing and (ii) in the case of a proposed Competitive Bid Borrowing of Fixed Rate Loans, not later than 10:00 a.m., New York time, on the day of a proposed Competitive Bid Borrowing. Multiple bids will be accepted by the Administrative Agent. Competitive Bids that do not conform substantially to the format of Exhibit A-4 may be rejected by the Administrative Agent after conferring with, and upon the instruction of, the Borrower, and the Administrative Agent shall notify the Bank making such nonconforming bid of such rejection as soon as practicable. Each Competitive Bid shall refer to this Agreement and specify (x) the principal amount (which shall be in a minimum principal amount of $5,000,000 and in an integral multiple of $1,000,000 and which may equal the entire principal amount of the Competitive Bid Borrowing requested by the Borrower) of the Competitive Bid Loan or Competitive Bid Loans that the Bank is willing to make to the Borrower, (y) the Competitive Bid Rate or Competitive Bid Rates at which the Bank is prepared to make the Competitive Bid Loan or Competitive Bid Loans and (z) the respective

Interest Period and the last day thereof. If any Bank shall elect not to make a Competitive Bid, such Bank shall so notify the Administrative Agent via telecopier (I) in the case of Eurodollar Loans, not later than 10:00 a.m., New York time, three Business Days before a proposed Competitive Bid Borrowing, and
(II) in the case of Fixed Rate Loans, not later than 10:00 a.m., New York time, on the day of a proposed Competitive Bid Borrowing; provided, however, that failure by any Bank to give such notice shall not cause such Bank to be obligated to make any Competitive Bid Loan as part of such Competitive Bid Borrowing or to incur any liability as a result thereof. A Competitive Bid submitted by a Bank pursuant to this paragraph (a) shall be irrevocable.

         (b) The Administrative Agent shall promptly notify the Borrower by telecopier of all the Competitive Bids made, the Competitive Bid Rate and the principal amount of each Competitive Bid Loan in respect of which a Competitive Bid was made and the identity of the Bank that made each Competitive Bid. The Administrative Agent shall send a copy of all Competitive Bids to the Borrower for its records as soon as practicable after completion of the bidding process set forth in this Section 1.04.

         (c) The Borrower may in its sole and absolute discretion, subject only to the provisions of this paragraph (c), accept or reject any Competitive Bid referred to in paragraph (b) above. The Borrower shall notify the Administrative Agent by telephone, confirmed by telecopier in the form of a Competitive Bid Accept/Reject Letter, whether and to what extent it has decided to accept or reject any of or all the bids referred to in paragraph (b) above,
(x) in the case of a Borrowing of Eurodollar Loans, not later than 11:00 a.m., New York time, three Business Days before a proposed Competitive Bid Borrowing, and (y) in the case of a Borrowing of Fixed Rate Loans, not later than 11:00 a.m., New York time, on the day of a proposed Competitive Bid Borrowing; provided, however, that (i) the failure by the Borrower to give such notice shall be deemed to be a rejection of all the bids referred to in paragraph (b) above, (ii) the Borrower shall not accept a bid made at a particular Competitive Bid Rate if the Borrower has decided to reject a bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by the Borrower shall not exceed the principal amount specified in the Notice of Competitive Bid Borrowing, (iv) if the Borrower shall accept a bid or bids made at a particular Competitive Bid Rate but the amount of such bid or bids shall cause the total amount of bids to be accepted by the Borrower to exceed the amount specified in the Competitive Bid Request, then the Borrower shall accept a portion of such bid or bids in an amount equal to the amount specified in the Competitive Bids accepted with respect to such Competitive Bid Request, which acceptance, in the case of multiple bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such bid at such Competitive Bid Rate and (v) except pursuant to clause (iv) above, no bid shall be accepted for a Competitive Bid Loan unless such Competitive Bid Loan is in a minimum principal amount of $5,000,000 and an integral multiple of $1,000,000; provided further, however, that if a Competitive Bid Loan must be in an amount less than $5,000,000 because of the provisions of clause (iv) above, such Competitive Bid Loan may be for a minimum of $1,000,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple bids at a particular Competitive Bid Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples of $1,000,000 in a manner which shall be in the discretion of the Borrower. A notice given by the Borrower pursuant to this paragraph (c) shall be irrevocable.

         (d) The Administrative Agent shall promptly notify each bidding Bank whether or not its Competitive Bid has been accepted (and if so, in what amount and at what Competitive Bid Rate) by telecopy sent by the Administrative Agent, and each successful bidder will thereupon become bound, subject to the other applicable conditions hereof, to make the Competitive Bid Loan in respect of which its bid has been accepted.

         (e) If the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Bank, it shall submit such bid directly to the Borrower one quarter of an hour earlier than the latest time at which the other Banks are required to submit their bids to the Administrative Agent pursuant to paragraph (a) above.

         (f) All notices required by this Section 1.04 shall be given in accordance with Section 14.03.

         1.05 Disbursement of Funds. (a) No later than 12:00 Noon (New York time) on the date specified in each Notice of Borrowing or Notice of Competitive Bid Request, each Bank will make available its portion of each Borrowing requested to be made on such date to the Administrative Agent, in Dollars and in immediately available funds at the Payment Office, and the Administrative Agent will make available to the Borrower at the Payment Office the aggregate of the amounts so made available by the Banks. Unless the Administrative Agent shall have been notified by any Bank prior to the date of any Borrowing that such Bank does not intend to make available to the Administrative Agent such Bank's portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Bank, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Bank, the Federal Funds Rate and (ii) if recovered from the Borrower, the then applicable rate for Base Rate Loans or Eurodollar Loans, as the case may be, as determined in accordance with
Section 1.09. Nothing in this Section 1.05 shall be deemed to relieve any Bank from its obligation to fulfill its Commitment hereunder or to prejudice any rights which the Borrower may have against any Bank as a result of any default by such Bank hereunder.

         (b) No later than 12:00 noon (New York time) or, in the event that notice of a Borrowing of Swingline Loans is given on the proposed date of such Borrowing, no later than 3:00 P.M. (New York time), on the date specified by the Borrower for each Borrowing of Swingline Loans, Chase will make the full amount thereof available to the Borrower at the Payment Office and in immediately available funds. The proceeds of each Mandatory Borrowing shall be applied as provided in Section 1.01(c).

         1.06 Notes. (a) The Borrower's obligation to pay the principal of, and interest on, the Loans made by each Bank shall be evidenced (i) if Revolving Loans, by its promissory note substantially in the form of Exhibit B-1 hereto with blanks appropriately completed in conformity herewith (each a "Revolving Note" and collectively the

"Revolving Notes"), (ii) if Swingline Loans, by a promissory note duly executed and delivered by the Borrower to Chase substantially in the form of Exhibit B-2 hereto with blanks appropriately completed in conformity herewith (the "Swingline Note") and (iii) if Competitive Bid Loans, by its promissory note substantially in the form of Exhibit B-3 hereto with blanks appropriately completed in conformity herewith (each a "Competitive Bid Note" and collectively, the "Competitive Bid Notes").

         (b) Each Revolving Note issued to each Bank shall (i) be payable to the order of such Bank and be dated the Effective Date, (ii) be in a stated principal amount equal to the Commitment of such Bank as in effect on the Effective Date and be payable in the outstanding principal amount of the Revolving Loans evidenced thereby from time to time, (iii) mature on the Expiry Date, (iv) bear interest as provided in Section 1.09 in respect of the Base Rate Loans or Eurodollar Loans, as the case may be, evidenced thereby and (v) be entitled to the benefits of this Agreement and all other Credit Documents.

         (c) The Swingline Note issued by the Borrower shall (i) be payable to the order of Chase and be dated the Fifth Amendment Effective Date, (ii) be in a stated principal amount equal to the Maximum Swingline Amount and be payable in the amount of Swingline Loans evidenced thereby, (iii) mature on the Expiry Date, (iv) bear interest (A) as provided in Section 1.09 in the case of the Base Rate Loans evidenced thereby or (B) at such other rate from time to time agreed upon between the Borrower and Chase, and (v) be entitled to the benefits of this Agreement and all other Credit Documents.

         (d) Each Competitive Bid Note issued to each Bank shall (i) be payable to the order of such Bank and be dated the Effective Date, (ii) be in a stated principal amount equal to the Maximum Competitive Bid Loan Amount and be payable in the outstanding principal amount of Competitive Bid Loans evidenced thereby from time to time, (iii) mature with respect to each Competitive Bid Loan evidenced thereby on the earliest of (x) the date a repayment is required to be made under Section 4.02(A)(b), (y) the last day of the Interest Period applicable thereto and (z) the Expiry Date, (iv) bear interest as provided in
Section 1.09 in respect of Fixed Rate Loans or Eurodollar Loans, as the case may be, evidenced thereby and (v) be entitled to the benefits of this Agreement and the other Credit Documents.

         (e) Each Bank will note on its internal records the amount of each Loan made by it and each payment and conversion in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation shall not affect the Borrower's obligations in respect of such Loans.

         1.07 Conversions. The Borrower shall have the option to convert all or a portion equal to not less than $25,000,000 ($10,000,000 in the case of a conversion into Base Rate Loans) of the outstanding principal amount of one Type of Loan (other than (i) Swingline Loans and (ii) Competitive Bid Loans) made pursuant to one or more Borrowings into a Borrowing of the other Type of Loan; provided that, (i) except as otherwise provided in Section 1.11(b), Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable thereto and no such partial conversion of Eurodollar Loans shall reduce the outstanding principal amount of Eurodollar Loans made pursuant to any single Borrowing to less than $25,000,000, (ii) Base Rate Loans may only be converted into Eurodollar Loans if no Default or Event of Default is in existence on the date of the conversion and (iii) no conversion pursuant to this
Section 1.07 shall result in a greater number of Borrowings than is permitted under Section 1.01(e). Each such conversion shall be effected by the Borrower giving the Administrative Agent at its Notice Office prior to 12:00 Noon (New York time) at least three Business Days' in the case of conversions into Eurodollar Loans, or one Business Day's in the case of conversions into Base Rate Loans, prior notice (each a "Notice of Conversion") specifying the Loans to be so converted and, if to be converted into Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Bank prompt notice of any such proposed conversion affecting any of its Loans.

         1.08 Pro Rata Borrowings. All Revolving Loans under this Agreement shall be incurred from the Banks pro rata on the basis of their respective Commitments; provided that all Borrowings of Revolving Loans made pursuant to a Mandatory Borrowing shall be incurred from the Banks pro rata on the basis of their Adjusted Percentages. It is understood that no Bank shall be responsible for any default by any other Bank of its obligation to make Loans hereunder and that each Bank shall be obligated to make the Loans provided to be made by it hereunder regardless of the failure of any other Bank to fulfill its Commitment hereunder.

         1.09 Interest. (a) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan made to the Borrower from the date the proceeds thereof are made available to the Borrower until maturity thereof (whether by acceleration or otherwise) at a rate per annum which shall be the Applicable Alternate Base Rate Margin in excess of the Alternate Base Rate in effect from time to time.

         (b) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan (other than a Competitive Bid Loan) made to the Borrower from the date the proceeds thereof are made available to the Borrower until maturity thereof (whether by acceleration or otherwise) at a rate per annum which shall, during each Interest Period applicable thereto, be the Applicable Eurodollar Margin in excess of the Adjusted Eurodollar Rate for such Interest Period.

         (c) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Competitive Bid Loan made to the Borrower from the date the proceeds are made available to the Borrower until maturity thereof (whether by acceleration or otherwise) at a rate per annum which shall, during each Interest Period applicable thereto, be (i) if such Competitive Bid Loan is a Fixed Rate Loan, the fixed rate of interest offered by the Bank making such Loan and accepted by the Borrower pursuant to Section 1.04 and (ii) if such Competitive Bid Loan is a Eurodollar Loan, the Adjusted Eurodollar Rate plus the applicable Spread offered by the Bank making such Loan and accepted by the Borrower, pursuant to Section 1.04.

         (d) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Alternate Swingline Rate Loan made to the Borrower from the date the proceeds are made available to the Borrower until maturity thereof (whether by acceleration or otherwise) at a rate per annum which shall be the Alternate Swingline Rate.

         (e) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan shall bear interest at a rate per annum equal to the greater of (x) 2% per annum in excess of the Alternate Base Rate in effect from time to time and (y) the rate which is 2% in excess of the rate then borne by such Loans, in each case with such interest to be payable on demand.

         (f) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan and each Alternate Swingline Rate Loan, quarterly in arrears on the last Business Day of each March, June, September and December, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at the end of 90-day intervals after the first day of such Interest Period, (iii) with respect to any Competitive Bid Loan, at such times as specified in the Notice of Competitive Bid Borrowing relating thereto and (iv) in respect of each Loan, on any prepayment or conversion (on the amount prepaid or converted), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

         1.10 Interest Periods. At the time it gives any Notice of Competitive Bid Borrowing in respect of the making of a Borrowing of Competitive Bid Loans or at any time it gives any Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, a Borrowing of Eurodollar Loans (in the case of the initial Interest Period applicable thereto) or by 12:00 Noon (New York time) on the third Business Day prior to the expiration of an Interest Period applicable to such a Borrowing (in the case of subsequent Interest Periods), the Borrower shall have the right to elect, by giving the Administrative Agent notice thereof, the interest period (each an "Interest Period") applicable to the Borrowing, which Interest Period shall, at the option of the Borrower, be (x) in the case of a Eurodollar Loan, a one, two, three or six month period and (y) in the case of a Fixed Rate Loan, a period commencing on the date of such Borrowing and ending on the date specified in the Competitive Bid in which the offer to make such Fixed Rate Loans comprising such Borrowing was extended and accepted pursuant to Section 1.04, which shall not be earlier than 7 days after the date of such Borrowing or later than 360 days after the date of such Borrowing; provided that: (i) all Loans comprising a Borrowing shall have the same Interest Period; (ii) the initial Interest Period for any Borrowing of Eurodollar Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of a different
Type) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;
(iii) if any Interest Period relating to a Borrowing of Eurodollar Loans begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month; (iv) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day; (v) no Interest Period in respect of a Borrowing of Loans shall extend beyond the Expiry Date; (vi) no Interest Period may be selected which would end after the date of any Scheduled Reduction if as a result of and after giving effect to such Scheduled Reduction, Loans with Interest Periods ending after such date would be required to be repaid by Section 4.02(A)(a)(i); and (vii) no Interest Period may be selected while a Default or Event of Default exist. If upon the expiration of any Interest Period applicable to a Borrowing of Eurodollar Loans, the Borrower has failed, or is unable, to elect a new Interest Period to be applicable to such Borrowing as provided above, such Borrower shall be deemed to have elected to convert such Borrowing into a Borrowing of Base Rate Loans effective as of the expiration date of such current Interest Period.

         1.11 Increased Costs, Illegality, etc. (a) In the event that any Bank shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent):

                  (i) on any date for the determination of the Adjusted Eurodollar Rate that, by reason of any changes arising after the date of this Agreement affecting the London interbank market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Adjusted Eurodollar Rate; or

                  (ii) at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loan or any Competitive Bid Loan because of any change (excluding (x) any change in gross or net income taxes imposed by any jurisdiction or political subdivision or taxing authority having authority over such Bank and (y) any change in respect of Taxes) since the date of this Agreement (or, in the case of any such cost or reduction with respect to any Competitive Bid Loan, since the date of the making of such Competitive Bid Loan) in any applicable law or governmental rule, regulation, guideline, order or request (whether or not having the force of law) (or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline or order) such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding all reserves included in the computation of the Adjusted Eurodollar Rate; or

                  (iii) at any time, that the making or continuance of any Eurodollar Loan has become unlawful by compliance by such Bank with any law, governmental rule, regulation, guideline or order issued, promulgated, amended or otherwise becoming effective after the date of this Agreement, or has become impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the London interbank market;

then, and in any such event, such Bank (or the Administrative Agent, in the case of clause (i) above) shall on such date give notice (by telephone confirmed in writing) to the Borrower and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Banks). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Banks that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and (A) any Notice of Borrowing, Notice of Competitive Bid Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Borrower or (B) if such determination is made in respect of establishing the Adjusted Eurodollar Rate for a new Interest Period to be applicable to Loans then outstanding as Eurodollar Loans, such Loans shall be converted into Base Rate Loans on the first day of the proposed new Interest Period, (y) in the case of clause (ii) above, the Borrower shall pay to such Bank, within ten days of receipt of the notice referred to below, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as the Bank shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Bank, setting forth the basis for the calculation thereof, submitted to the Borrower by such Bank shall, absent manifest error, be final and conclusive and binding upon all parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in
Section 1.11(b) as promptly as possible and, in any event, within the time period required by law.

         (b) At any time that any Loan is affected by the circumstances described in Section 1.11(a)(ii) or (iii), the Borrower may (and in the case of a Loan affected pursuant to Section 1.11(a)(iii) shall) either (x) if the affected Loan is then being made pursuant to a Borrowing or a conversion, either cancel said Borrowing or conversion or convert the Notice of Borrowing, Notice of Competitive Bid Borrowing or Notice of Conversion therefor into a Notice of Borrowing or Notice of Conversion, as the case may be, for Base Rate Loans, in either case by giving the Administrative Agent telephonic notice (confirmed in writing) thereof on the same date that the Borrower was notified by the Bank or the Administrative Agent pursuant to Section 1.11(a)(ii) or (iii) or (y) if the affected Loan is then outstanding, upon at least three Business Days' written notice to the Administrative Agent, require the affected Bank to convert such Loan into a Base Rate Loan; provided that, if more than one Bank is similarly affected at any time, then all similarly affected Banks must be treated the same pursuant to this Section 1.11(b).

         (c) If any Bank determines at any time that any change in or effectiveness of any applicable law or governmental rule, regulation, guideline or order concerning capital adequacy (including, without limitation, those announced or published prior to the date of this Agreement), or any change in interpretation or administration thereof by any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Bank based on the existence of such Bank's Commitment hereunder or its obligations hereunder, then the Borrower agrees, subject to Section 14.16 (to the extent applicable), to pay to such Bank, within ten days of the receipt of the notice referred to below, such additional amounts as shall be required to compensate such Bank for the increased cost to such Bank as a result of such increase of capital. In determining such additional amounts, each Bank will act reasonably and in good faith and will use averaging and attribution methods which are reasonable; provided that such Bank's determination of compensation owing under this Section 1.11(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Bank, upon determining that any additional amounts will be payable pursuant to this Section 1.11(c), will give prompt written notice thereof to the Borrower, which notice shall show the basis for calculation of such additional amounts, although the failure to give any such notice shall not release or diminish the Borrower's obligation to pay additional amounts pursuant to this Section 1.11(c).

         1.12 Compensation. The Borrower shall, subject to Section 14.16 (to the extent applicable), compensate each Bank, upon its written request (which request shall set forth the basis for requesting such compensation), for all losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Loans) which such Bank may sustain: (i) if for any reason (other than a default by such Bank or the Administrative Agent) a Borrowing of, or conversion from or into, Eurodollar Loans or Competitive Bid Loans does not occur on a date specified therefor in a Notice of Borrowing, Notice of Competitive Bid Borrowing or Notice of Conversion (whether or not withdrawn or deemed withdrawn pursuant to Section 1.11); (ii) if any repayment (including any repayment made pursuant to Section 4.02 or as a result of an acceleration of Loans pursuant to Section 11) or conversion of any Eurodollar Loans or Competitive Bid Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any Eurodollar Loans or Competitive Bid Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of any election made pursuant to Section 1.11(b).

         1.13 Change of Lending Office. Each Bank agrees that, upon the occurrence of any event giving rise to the operation of Section 1.11(a)(ii) or
(iii), 2.06 or 4.04 with respect to such Bank, it will upon the delivery of any demand with respect to increased costs relating thereto or, if otherwise reasonably requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for its Commitment or any Loans or Letters of Credit affected by such event; provided that such designation is made on such terms that such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section 1.13 shall affect or postpone any of the obligations of any Borrower or the right of any Bank provided in Section 1.11,
2.06 or 4.04.

         1.14 Replacement of Banks. If (x) any Bank becomes a Defaulting Bank or otherwise defaults in its obligations to make Loans or fund Unpaid Drawings, (y) upon the occurrence of any event giving rise to the operation of Section 1.11(a)(ii) or (iii), Section 1.11(c), Section 2.06 or Section 4.04 with respect to any Bank which results in such Bank charging to the Borrower increased costs in excess of those generally being charged by the other Banks or (z) as provided in Section 14.12(b) in the case of certain refusals by a Bank to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks, the Borrower shall have the right, if no Default or Event of Default then exists, to either replace such Bank (the "Replaced Bank") with one or more other Eligible Assignee or Assignees, none of whom shall constitute a Defaulting Bank at the time of such replacement (collectively, the "Replacement Bank") reasonably acceptable to the Administrative Agent; provided that (i) at the time of any replacement pursuant to this Section 1.14, the Replacement Bank shall enter into one or more Assignment and Acceptances pursuant to Section 14.04(b) (and with all fees payable pursuant to said Section 14.04(b) to be paid by the Replacement Bank) pursuant to which the Replacement Bank shall acquire all of the Commitments and outstanding Revolving Loans of, and in each case participations in Letters of Credit by, the Replaced Bank and, in connection therewith, shall pay to (x) the Replaced Bank in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Revolving Loans of the Replaced Bank, (B) an amount equal to all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Bank, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Bank pursuant to Section 3.01 and (y) Chase an amount equal to such Replaced Bank's Adjusted Percentage (for this purpose, determined as if the adjustment described in clause (y) of the immediately succeeding sentence had been made with respect to such Replaced Bank) of any Unpaid Drawing (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Bank, and (ii) all obligations of the Borrower owing to the Replaced Bank (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Bank concurrently with such replacement. Upon the execution of the respective Assignment and Acceptances, the payment of amounts referred to in clauses (i) and (ii) above and, if so re-quested by the Replacement Bank, delivery to the Replacement Bank of the appropriate Note or Notes executed by the Borrower, (x) the Replacement Bank shall become a Bank hereunder and the Replaced Bank shall cease to constitute a Bank hereunder, except with respect to indemnification provisions under this Agreement, which shall survive as to such Replaced Bank and (y) the Adjusted Percentages of the Banks shall be automatically adjusted at such time to give effect to such replacement (and to give effect to the replacement of a Defaulting Bank with one or more Non-Defaulting Banks).


         Section 2. Letters of Credit.

         2.01 Letters of Credit. (a) Subject to and upon the terms and conditions herein set forth, the Borrower may request any Issuing Bank at any time and from time to time on or after the Effective Date and prior to the Expiry Date, to issue, and subject to the terms and conditions contained herein such Issuing Bank shall issue, for the account of the Borrower and for the benefit of any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Obligations of the Borrower and its Subsidiaries (i) one or more irrevocable standby or direct-pay letters of credit in the form customarily used by such Issuing Bank, or in such other form as has been approved by such Issuing Bank and the Administrative Agent (each a "Standby Letter of Credit"), in support of such L/C Supportable Obligations and (ii) one or more irrevocable trade letters of credit, on an offering and as available basis in the form acceptable to, and customarily used by, the Issuing Bank, or in such other form as has been approved by the Issuing Bank (each a "Trade Letter of Credit", together with any Standby Letters of Credit, collectively, the "Letters of Credit") for the account of the Borrower and in support of trade obligations of the Borrower or its Subsidiaries, or in support of such other obligations relating to its or their working capital requirements, in either case as are acceptable to such Issuing Bank and the Administrative Agent.
Schedule II hereto contains a description of all letters of credit which the Issuing Banks issued pursuant to the 1992 Credit Agreement and remain outstanding on the Effective Date. Each such letter of credit (each an "Existing Letter of Credit") shall constitute a "Letter of Credit" for all purposes of this Agreement.

         (b) Notwithstanding the foregoing, (i) no Trade Letter of Credit shall be issued the Stated Amount of which would exceed either (x) $150,000,000 less the sum of the

Trade Letter of Credit Outstandings at such time and the NonFacility Letter of Credit Outstandings at such time or (y) when added to the sum of Letter of Credit Outstandings at such time plus the aggregate principal amount of Revolving Loans made by Non-Defaulting Banks then outstanding and Swingline Loans and Competitive Bid Loans then outstanding, an amount equal to the Adjusted Total Commitment at such time, (ii) no Standby Letter of Credit shall be issued the Stated Amount of which would exceed either (x) $60,000,000 less the Standby Letter of Credit Outstandings at such time or (y) when added to the sum of Letter of Credit Outstandings at such time plus the aggregate principal amount of Revolving Loans made by Non-Defaulting Banks then outstanding and Swingline Loans and Competitive Bid Loans then outstanding, an amount equal to the Adjusted Total Commitment at such time, (iii) no Letter of Credit shall be issued the Stated Amount of which, when added to (x) the aggregate principal amount of Competitive Bid Loans, Revolving Loans made by NonDefaulting Banks and Swingline Loans then outstanding plus (y) all Letter of Credit Outstandings at such time, would exceed the Adjusted Total Commitment at such time, (iv) each Standby Letter of Credit issued in support of obligations other than Indebtedness relating to industrial revenue bonds shall by its terms terminate not later than one year after the date of issuance thereof and in any event no Standby Letter of Credit shall terminate later than the Expiry Date, (v) each Trade Letter of Credit shall by its terms terminate not later than one year after the date of issuance thereof, and in any event no Trade Letter of Credit shall terminate later than 30 days prior to the Expiry Date and (vi) no Issuing Bank shall be required to issue any Letter of Credit (x) unless the Borrower and such Issuing Bank have agreed upon the fees described in Section 3.01(c) or (y) in excess of any dollar limit on the Stated Amounts thereof set forth in any agreement setting forth the fees described in Section 3.01(c).

         2.02 Minimum Stated Amount. The Stated Amount of each Letter of Credit shall not be less than (i) in the case of Trade Letters of Credit, $5,000 and
(ii) in the case of Standby Letters of Credit, $25,000.

         2.03 Letter of Credit Requests. (a) Whenever the Borrower desires that a Letter of Credit be issued for its account, other than Letters of Credit that replace Existing Letters of Credit pursuant to the last two sentences of Section 2.01(a), it shall give the respective Issuing Bank (with copies to be sent to the Administrative Agent and each other Bank) at least five Business Days' prior written request therefor, or such shorter period of notice as the respective Issuing Bank may agree upon with the Borrower from time to time. Each such request shall be executed by the Borrower, and shall be in the form of Exhibit C attached hereto (each a "Letter of Credit Request").

         (b) The execution and delivery of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 2.01. Unless the respective Issuing Bank has received notice from the Administrative Agent or the Required Banks before it issues the respective Letter of Credit that a Default or Event of Default then exists, or that the issuance of such Letter of Credit would violate Section 2.01, then such Issuing Bank may issue the requested Letter of Credit for the account of the Borrower in accordance with such Issuing Bank's usual and customary practices. Upon its issuance of any Letter of Credit, other than Letters of Credit that replace Existing Letters of Credit pursuant to the last two sentences of Section 2.01(a), the respective Issuing Bank shall promptly notify the Administrative Agent and each Bank of such issuance, which notice to the Administrative Agent shall be accompanied by a copy of the Letter of Credit actually issued.

         2.04 Letter of Credit Participations. (a) Imme- diately upon the issuance by any Issuing Bank of any Letter of Credit, such Issuing Bank shall be deemed to have sold and transferred to each Bank, including such Issuing Bank (each such Bank, in its capacity under this Section 2, a "Participant"), and each such Participant shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Participant's Adjusted Percentage, in such Letter of Credit of such Issuing Bank, each substitute letter of credit, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto. Such Issuing Bank may, or upon the request of the Administrative Agent or the Required Banks shall, take such actions in order to transfer such guaranties or security interests, and any documents and instruments relating thereto, to the Administrative Agent. Upon any change in the Commitments or Adjusted Percentages of the Banks pursuant to
Section 1.14 or 14.04 or as a result of a Bank Default, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this Section 2.04 to reflect the new Adjusted Percentages of the assignor and assignee Bank or of all Non-Defaulting Banks, as the case may be.

         (b) In determining whether to pay under any Letter of Credit, the respective Issuing Bank shall not have any obligation relative to the Banks other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. In taking any actions with respect to any security or guaranty relating to any Letter of Credit issued by it, the respective Issuing Bank shall be entitled to the protections and indemnities afforded the Administrative Agent hereunder, and shall only be required to take any actions in accordance with the obligations of the Administrative Agent; provided that such Issuing Bank shall only enforce such guaranties if instructed to do so by the Administrative Agent or the Required Banks. Any action taken or omitted to be taken by any Issuing Bank under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for the Issuing Bank any resulting liability to any Bank.

         (c) In the event that any Issuing Bank makes any payment under any Letter of Credit and the Borrower shall not have reimbursed such amount in full to such Issuing Bank pursuant to Section 2.05(a), such Issuing Bank shall promptly notify the Administrative Agent, which shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to the Administrative Agent for the account of such Issuing Bank the amount of such Participant's Adjusted Percentage of such unreimbursed payment in Dollars and in same day funds. If the respective Issuing Bank so notifies the Administrative Agent, and the Administrative Agent so notifies, prior to 11:00 A.M. (New York time) on any Business Day, any Participant required to fund a payment under a Letter of Credit, such Participant shall make available to such Issuing Bank such Participant's Adjusted Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its Adjusted Percentage of the amount of such payment available to the respective Issuing Bank, such Participant agrees to pay to such Issuing Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the account of such Issuing Bank at the Federal Funds Rate. The failure of any Participant to make available to the Issuing Bank its

Adjusted Percentage of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to the Issuing Bank its Adjusted Percentage of any payment under any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to such Issuing Bank such other Participant's Adjusted Percentage of any such payment.

         (d) Whenever any Issuing Bank receives a payment of a reimbursement obligation as to which it has received any payments from the Participants pursuant to clause (c) above, such Issuing Bank shall pay to each Participant which has paid its Adjusted Percentage thereof, in Dollars and in same day funds, an amount equal to such Participant's Adjusted Percentage thereof.

         (e) Upon the request of any Participant, any Issuing Bank which has issued a Letter of Credit shall furnish to such Participant copies of any such Letter of Credit and such other documentation as may reasonably be requested by such Participant.

         (f) As between the Borrower and any Issuing Bank, the Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by the respective beneficiaries of such Letters of Credit. Further, and not in limitation of the foregoing, no Issuing Bank shall be responsible, subject to the provisions of Section 2.05(b), for the following:

                  (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any documents submitted by any party in connection with the application for and issuance of or any drawing under such Letters of Credit, even if it should in fact prove to be in any and all respects invalid, insufficient, inaccurate, fraudulent or forged;

                  (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason;

                  (iii) failure of the beneficiary of any such Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit;

                  (iv) errors, omissions, interruptions or delays in the transmission or delivery of any messages by mail, cable, telegraph, telecopier, telex or otherwise, whether or not they be in cipher;

                   (v)     errors in interpretation of technical terms;

                  (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or the proceeds thereof;

                  (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing of any such Letter of Credit; and

                  (viii) any consequences arising from causes beyond the control of such Issuing Bank, including, without limitation, any acts of governments.

                  (g) The obligations of the Participants to make payments to the Administrative Agent for the account of an Issuing Bank with respect to any Letter of Credit issued by it in accordance with Section 2.03(b) shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

                  (i) any lack of validity or enforceability of this Agreement or any of the Credit Documents;

                  (ii) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, such Issuing Bank, any Participant, any other Bank, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions;

                  (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

                  (v)      the occurrence of any Default or Event of Default.

                  2.05 Agreement to Repay Letter of Credit Drawings. (a) The Borrower hereby agrees to reimburse the Issuing Bank, by making payment to the Administrative Agent for the account of such Issuing Bank in immediately available funds at the Payment Office, for any payment made by such Issuing Bank under any Letter of Credit (each such amount so paid until reimbursed, an "Unpaid Drawing") immediately after, and in any event on the date of, such payment, with interest on the amount so paid by such Issuing Bank, to the extent not reimbursed prior to 1:00 P.M. (New York time) on the date of such payment, from and including the date paid to but excluding the date reimbursement is made as provided above, at a rate per annum which shall be the Applicable Alternate Base Rate Margin in excess of the Alternate Base Rate (plus 2% if not reimbursed by 1:00 P.M. (New York time) on the third Business Day following notice to the Borrower of such payment) in effect from time to time, such interest to be payable on demand.

         (b) The obligations of the Borrower under this Section 2.05 to reimburse the respective Issuing Bank with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against any Bank (including any Participant or any Issuing Bank in its capacity as issuer of any Letter of Credit), including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit (each a "Drawing") to conform to the terms of the Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such Drawing; provided, however, that the Borrower shall not be obligated to reimburse the respective Issuing Bank for any wrongful payment made by such Issuing Bank under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Issuing Bank.

         2.06 Increased Costs. If at any time the introduction or effectiveness of or any change in any applicable law, rule or regulation (including, without limitation, those announced or published prior to the date of this Agreement), or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Bank with any request or directive by any such authority (whether or not having the force of law) shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued, or participated in, by any Issuing Bank or Participant, or (ii) impose on any Issuing Bank or Participant any other conditions affecting this Agreement or any Letter of Credit; and the result of any of the foregoing is to increase the cost to any Issuing Bank or Participant of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by any Issuing Bank or Participant hereunder with respect to Letters of Credit, then, within ten days of the receipt of the certificate referred to below (which certificate shall be given by the respective Issuing Bank or Participant promptly after it determines such increased cost or reduction is applicable to Letters of Credit or its participation therein) to the Borrower by the respective Issuing Bank or Participant (a copy of which certificate shall be sent by such Issuing Bank or Participant to the Administrative Agent), the Borrower shall, subject to Section 14.16 (to the extent applicable), pay to such Issuing Bank or Participant such additional amount or amounts as will compensate such Issuing Bank or Participant for such increased cost or reduction. A certificate submitted to the Borrower by such Issuing Bank or Participant, setting forth the basis for the calculation of such additional amount or amounts necessary to compensate such Issuing Bank or Participant as aforesaid shall be conclusive and binding on the Borrower absent manifest error.


         Section 3. Fees; Commitment; Reductions of Commitments.

         3.01 Fees. (a) The Borrower agrees to pay to the Administrative Agent for distribution to each Non-Defaulting Bank a facility fee (the "Facility Fee") for the period commencing for each Bank on the Effective Date until the Expiry Date, or such earlier date as the Commitment of such Bank shall have been terminated as provided herein; provided that calculations of the Facility Fee for periods prior to the Fifth Amendment Effective Date shall be computed pursuant to this Agreement as in effect prior to the Fifth Amendment Effective Date. The Facility Fee shall be computed at a rate equal to (i) if the Borrower's senior unsecured indebtedness is not rated by S&P or Moody's, 1/2 of 1% per annum or (ii) if the Borrower's senior unsecured indebtedness is rated by S&P or Moody's, the respective percentage per annum on the average daily Commitment of such Bank set forth below as determined by reference to the highest Category (with Category 5 being the highest) in which the Borrower meets at least one of the criteria set forth in the definitions for such Category:

         Category                           Facility Fee
         --------                           ------------

         Category 5                         1/4 of 1%
         Category 4                         3/8 of 1%
         Category 3                         3/8 of 1%
         Category 2                         1/2 of 1%
         Category 1                         1/2 of 1%

Accrued Facility Fees shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December of each year and on the Expiry Date, or such earlier date upon which the Total Commitment is terminated.

         (b) The Borrower agrees to pay the Administrative Agent for pro rata distribution to the respective Issuing Banks and the Participants (based upon their respective Adjusted Percentages) a fee in respect of each Letter of Credit (the "Letter of Credit Fee") for the period from and including the date of issuance of such Letter of Credit to and including the termination date of such Letter of Credit, computed at the percentage equal to the Applicable Eurodollar Margin on the average daily Stated Amount thereof. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December of each year and on the Expiry Date, or such earlier date as the Total Commitment is terminated.

         (c) The Borrower agrees to pay each Issuing Bank for its account a facing fee in respect of each Letter of Credit issued by such respective Issuing Bank (the "Facing Fee"), for the period from and including the date of issuance of such Letter of Credit to and including the date of termination of such Letter of Credit, computed at a rate to be negotiated by the Borrower and such Issuing Bank. Accrued Facing Fees shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December of each year and on the Expiry Date, or such earlier date as the Total Commitment is terminated.

         (d) The Borrower agrees to pay to each Issuing Bank upon each drawing under a Letter of Credit issued by such Issuing Bank such amount as shall at the time of such drawing be such Issuing Bank's usual administrative charge for drawings on similar letters of credit.

         (e) The Borrower shall pay to the Administrative Agent, for its own account, such other fees as have been agreed to in writing by the Borrower and the Administrative Agent.

         3.02 Voluntary Reduction of Commitments. Upon at least two Business Days' prior notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks), the Borrower shall have the right, without premium or penalty, to reduce permanently the Total Commitment in whole or in part, in integral multiples of $25,000,000; provided that (i) each such reduction shall apply proportionately to permanently reduce the Commitment of each Bank and (ii) the reduction to the Total Unutilized Commitment shall in no case be in an amount which would cause the Commitment of any Bank to be reduced (as required by preceding clause (i)) by an amount which exceeds the remainder of (x) the Unutilized Commitment of such Bank as in effect immediately before giving effect to such reduction minus
(y) such Bank's Adjusted Percentage of the aggregate principal amount of Swingline Loans then outstanding.

         3.03 Mandatory Reduction of Commitments. (a) The Total Commitment shall terminate on the Expiry Date unless terminated earlier pursuant to Section 3.02.

         (b) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Commitment shall be permanently reduced (to the extent not otherwise previously reduced) on each date set forth below to the amount set forth opposite such date (each a "Scheduled Reduction"):

                  Date of Reduction                 Amount
                  -----------------                 ------

                  December 31, 1994              $575,000,000
                  December 31, 1995              $550,000,000
                  December 31, 1996              $525,000,000
                  December 31, 1997              $500,000,000
                  December 31, 1998              $475,000,000

         (c) In addition to but without duplicating any other mandatory commitment reductions pursuant to this Section 3.03, on each date after the Effective Date upon which the Borrower or any of its Subsidiaries receives Net Sale Proceeds from any sale of assets, including capital stock and securities held thereby, but excluding (i) sales of inventory, material and equipment in the ordinary course of business, (ii) dispositions of Cash Equivalents, (iii) sales or transfers of receivables pursuant to the Credit Card Program, (iv) sales or other dispositions of assets effected under Section 10.02(xii) and (v) in each fiscal year of the Borrower, the first $50,000,000 in Net Sale Proceeds other than Net Sale Proceeds resulting from dispositions described in clauses
(i) through (iv) or in paragraph (d) of this Section 3.03, an amount equal to 100% of such Net Sale Proceeds shall be applied as a mandatory reduction of the Total Commitment; provided that to the extent that no Default or Event of Default then exists, if the Borrower has delivered a Reinvestment Notice to the Administrative Agent on or prior to the date of receipt of such Net Sale Proceeds, the Total Commitment shall not be required to be so reduced to the extent of the Anticipated Reinvestment Amount specified in such Reinvestment Notice.

         (d) Notwithstanding anything to the contrary in this Section 3.03 but without duplicating any other mandatory commitment reductions pursuant to this Section 3.03, on each date after the Fifth Amendment Effective Date upon which the Borrower or any of its Subsidiaries receives (x) Net Sale Proceeds from any sale of assets constituting Collateral that is effected pursuant to
Section 10.02(xiii) or (y) net proceeds from any Additional Permitted Sale Leasebacks or Additional Permitted Mortgage Financing ("Net Financing Proceeds"), but excluding (i) sales of equipment in the ordinary course of business, (ii) dispositions of Cash Equivalents, (iii) sales or transfers of receivables pursuant to the Credit Card Program, and (iv) sales or other dispositions of assets effected under Section 10.02(xii), an amount equal to 100% of such Net Sale Proceeds or Net Financing Proceeds, as the case may be, shall be applied as a mandatory reduction of the Total Commitment; provided that to the extent that no Default or Event of Default then exists, if the Borrower has delivered a Reinvestment Notice to the Administrative Agent on or prior to the date of receipt of such Net Sale Proceeds or Net Financing Proceeds, as the case may be, the Total Commitment shall not be required to be so reduced to the extent of the Anticipated Reinvestment Amount specified in such Reinvestment Notice.

         (e) Within three Business Days of the delivery of a Reinvestment Notice as described in clauses (c) and (d) above, the Anticipated Reinvestment Amount shall be deposited with the Administrative Agent pursuant to a cash collateral arrangement reasonably satisfactory to the Administrative Agent, and any amounts needed to be expended prior to the Reinvestment Prepayment Date applicable thereto in furtherance of the purchase, construction or other acquisition of Reinvestment Assets shall be disbursed to the Borrower.

         (f) In addition to but without duplicating any other mandatory commitment reductions pursuant to this Section 3.03, on each Reinvestment Prepayment Date, the Total Commitment shall be permanently reduced by an amount equal to the Reinvestment Prepayment Amount with respect to the applicable Reinvestment Event.

         (g) In addition to but without duplicating any other mandatory commitment reductions pursuant to this Section 3.03, and subject to clause (y) of paragraph (d) above, on each date after the Effective Date upon which the Borrower or any of its Subsidiaries receives proceeds (net of costs and expenses) from any incurrence by the Borrower or any of its Subsidiaries of Indebtedness for borrowed money (excluding, without duplication, (x) the first $100,000,000 of aggregate net proceeds of any Indebtedness incurred by the Borrower and its Subsidiaries from and after the Effective Date, (y) the proceeds of Indebtedness incurred by the Borrower and its Subsidiaries from and after the Effective Date the aggregate amount of which is in excess of the sum of (i) $100,000,000 and (ii) the then applicable Clean-Down Amount and (z) the proceeds of Indebtedness which are not required to reduce the Total Commitment pursuant to the immediately following sentence), an amount equal to 100% of the cash proceeds of the respective incurrence of Indebtedness (net of underwriting or placement discounts and commissions and other reasonable costs associated therewith) shall be applied as a mandatory reduction to the Total Commitment; provided that in no event shall the operation of this Section 3.03(e) result in the reduction of the Total Commitment to an amount below $475,000,000. Notwithstanding anything to the contrary contained in this Section 3.03(e), if for each and every day of any Clean-Down Period the Borrower reduces the Revolving Outstandings to $0, then for the period commencing at the end of such Clean-Down Period and ending the following December 1 the Borrower will not be required to make any commitment reduction otherwise required by this Section 3.03(e).

         (h) At any time after the occurrence and during the continuance of any Property Default, upon receipt by the Borrower of notice from the Administrative Agent of the existence and continuance of a Property Default, the Total Commitment shall be reduced as of the date of such notice by an amount equal to the Release Price of the Mortgaged Property to which such Property Default relates.

         (i) The Total Commitment shall be terminated on June 30, 1994 unless the Effective Date shall have occurred on or prior to such date.

         (j)      Each reduction of the Total Commitment pursu- ant to this
Section 3.03 shall apply proportionately to the Commitment of each Bank.


                  Section 4.  Prepayments; Payments.

         4.01 Voluntary Prepayments. The Borrower shall have the right to prepay the Loans (other than Competitive Bid Loans) made to it, without premium or penalty, in whole or in part from time to time on the following terms and conditions: (i) such Borrower shall give the Administrative Agent prior to 11:00 A.M. (New York time) at its Notice Office at least three Business Days' (one Business Day's notice in the case of Base Rate Loans) prior notice of its intent to prepay the Loans (other than Competitive Bid Loans), the amount of such prepayment and the Type of Loans to be prepaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, which notice (other than in the case of one relating to Swingline Loans) the Administrative Agent shall promptly transmit to each of the Banks; (ii) each partial prepayment of any Borrowing shall be in an aggregate principal amount of at least $10,000,000; provided that (x) partial prepayments of a Borrowing of Swingline Loans are permitted in minimum amounts of $100,000 and (y) if any partial prepayment of Eurodollar Loans made pursuant to any Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than $25,000,000, such Borrowing of Eurodollar Loan shall be converted at the end of the then current Interest Period to a Borrowing of Base Rate Loans; (iii) prepayments of Eurodollar Loans may be made pursuant to this Section 4.01 only on the last day of an Interest Period applicable thereto; and (iv) each prepayment pursuant to this Section 4.01 in respect of any Loans (other than Competitive Bid Loans) made pursuant to a Borrowing shall be applied pro rata among such Loans (other than Competitive Bid Loans); provided that at the Borrower's election in connection with any prepayment of Revolving Loans pursuant to this Section 4.01, such prepayment shall not be applied to any Revolving Loans of a Defaulting Bank. The Borrower shall not have the right to voluntarily prepay any Competitive Bid Loans.

         4.02     Mandatory Repayments.

         (A)      Requirements:

         (a) (i) On any day on which the sum of the aggregate outstanding principal amount of the Revolving Loans and Competitive Bid Loans made by Non-Defaulting Banks, Swingline Loans and the Letter of Credit Outstandings exceeds the Adjusted Total Commitment as then in effect, the Borrower shall prepay principal of Swingline Loans and, after the Swingline Loans have been repaid in full, Revolving Loans of Non-Defaulting Banks in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans and Revolving Loans of Non-Defaulting Banks, the aggregate amount of the Letter of Credit Outstandings exceeds the Adjusted Total Commitment minus the aggregate principal amount of all Competitive Bid Loans as then in effect, the Borrower shall pay to the Administrative Agent at the Payment Office on such date an amount of cash or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the Letter of Credit Outstandings at such time), such cash or Cash Equivalents to be held as security for all obligations of the Borrower to Non-Defaulting Banks hereunder in a cash collateral account to be established by the Administrative Agent. If, after giving effect to the prepayment of all outstanding Swingline Loans, Revolving Loans and Unpaid Drawings and the cash collateralization of all Letters of Credit, the aggregate outstanding principal amount of Competitive Bid Loans exceeds the Total Commitment, the Borrower shall repay on such date the principal of Competitive Bid Loans in an aggregate amount equal to such excess; provided that no Competitive Bid Loan shall be pre-paid pursuant to this sentence unless the Bank that made same consents to such prepayment.

         (ii) On any day on which the aggregate outstanding principal amount of the Revolving Loans made by any Defaulting Bank exceeds the Commitment of such Defaulting Bank, the Borrower shall prepay principal of Revolving Loans of such Defaulting Bank in an amount equal to such excess.

         (b) If on any January 29, there has not been a Clean-Down Period since January 29 of the prior year, then the Borrower shall on such January 29 repay outstanding Revolving Loans, Swingline Loans and Unpaid Drawings in respect of Trade Letters of Credit and the Borrower shall deposit in the Cash Reserve an amount which, when added to the amount, if any, then held in the Cash Reserve, equals the aggregate Stated Amount of outstanding Trade Letters of Credit and Competitive Bid Loans, and thereafter no Loans may be incurred and no new Trade Letters of Credit may be issued (unless the amounts held in the Cash Reserve are increased at the time of such issuance so that the aggregate amounts held in the Cash Reserve will equal the aggregate Stated Amount of outstanding Trade Letters of Credit after giving effect to such issuance) until such time as there has occurred a period of 30 consecutive days during each day of which the Revolving Outstandings shall not have exceeded the then applicable Clean-Down Amount.

         (c) Each Alternate Swingline Rate Loan shall be due and payable on the first Business Day following the incurrence thereof.

         (d)      All Loans shall be due and payable in full on the Expiry Date.

         (B)      Application:

         With respect to each repayment of Revolving Loans required by Section 4.02(A)(a), the Borrower may designate the Types of Loans which are to be prepaid and the specific Borrowing or Borrowings pursuant to which made; provided that (i) each repayment of any Revolving Loans made pursuant to a Borrowing shall be applied pro rata among such Revolving Loans; provided that no repayment of Revolving Loans pursuant to Section 4.02(A)(a)(i) shall be applied to the Revolving Loans of a Defaulting Bank; (ii) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than $25,000,000 for such Euro-dollar Loans, such Borrowing shall be converted at the end of the then current Interest Period into a Borrowing of Base Rate Loans; and
(iii) repayments of Revolving Loans of Defaulting Banks pursuant to Section 4.02(A)(a)(ii) shall be applied pro rata among such Revolving Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under Section 1.12.

         4.03 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement or any Note shall be made to the Administrative Agent for the account of the Bank or Banks entitled thereto not later than 12:00 Noon (New York time) on the date when due and shall be made in Dollars and in immediately available funds at the Payment Office of the Administrative Agent. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

         4.04 Net Payments. (a) All payments made by the Borrower hereunder or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the gross or net income or profits of a Bank pursuant to the laws of any jurisdiction (including, without limitation, the laws of the United States of America) (or any political subdivision or taxing authority thereof) having taxing authority over such Bank) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imports, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for under this Agreement or under any Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Bank, upon the written request of such Bank, for taxes imposed on or measured by the net income or profits of such Bank pursuant to the laws of the jurisdiction in which such Bank is organized or in which the principal office or applicable lending office of such Bank is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such Bank is organized or in which the principal office or applicable lending office of such Bank is located and for any withholding of income or similar taxes imposed by the United States of America as such Bank shall determine are payable by, or withheld from, such Bank in respect of such amounts so paid to or on behalf of such Bank pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Bank pursuant to this sentence. The Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law and to the extent paid by the Borrower certified copies of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Bank, and reimburse such Bank upon its written request, for the amount of any Taxes so levied or imposed and paid by such Bank.

         (b) Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the Borrower and the Administrative Agent on or prior to the Effective Date, or in the case of a Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.14 or 14.04 (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Bank, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Bank is not a "bank" within the meaning of
Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit D (any such certificate, a "Section 4.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note. In addition, each Bank agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001, or Form W-8 and a
Section 4.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Bank to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate. Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to Section 14.04(b) and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Bank has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to
Section 4.04(a) hereof to gross-up payments to be made to a Bank in respect of income or similar taxes imposed by the United States if (I) such Bank has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this Section 4.04(b) or (II) in the case of a payment, other than interest, to a Bank described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.04 and except as set forth in Section 14.04(b), the Borrower agrees to pay additional amounts and to indemnify each Bank in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes (it being understood that the Borrower shall not be required to indemnify the Banks in respect of amounts withheld in respect of obligations other than Taxes).

         Section 5. Conditions Precedent to Credit Events on the Effective Date. The obligation of each Bank to make Loans and participate in Letters of Credit, and the obligation of each Issuing Bank to issue Letters of Credit, is subject at the time of such Credit Event on the Effective Date to the satisfaction of the following conditions:

         5.01 Execution of Agreement; Notes. On or prior to the Effective Date (i) this Agreement shall have been executed and delivered in accordance with Section 14.10 and (ii) there shall have been delivered to the Administrative Agent for the account of each of the Banks the appropriate Revolving Note and Competitive Bid Note executed by the Borrower, and to Chase the Swingline Note executed by the Borrower, in each case in the amount, maturity and as otherwise provided herein.

         5.02 Fees, etc. On the Effective Date, the Borrower shall have paid to the Administrative Agent and the Banks all costs, fees and expenses (including, without limitation, legal fees and expenses) payable to the Administrative Agent and the Banks to the extent then due.

         5.03 Opinions of Counsel. On the Effective Date, the Administrative Agent shall have received (i) from Bass, Berry & Sims, special counsel to the Borrower and its Subsidiaries, an opinion addressed to the Administrative Agent and each of the Banks and dated the Effective Date covering the matters set forth in Exhibit E-1 and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request and (ii) from General Counsel of the Borrower and its Subsidiaries, an opinion addressed to the Administrative Agent and each of the Banks and dated the Effective Date covering the matters set forth in Exhibit E-2 and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request.

         5.04 Corporate Documents; Proceedings; etc. (a) On the Effective Date, the Administrative Agent shall have received a certificate, dated the Effective Date, signed by the President, any Vice President or the Treasurer of each Credit Party, and attested to by the Secretary or any Assistant Secretary of such Credit Party, in the form of Exhibit F with appropriate insertions, together with copies of the certificate of incorporation (or equivalent organizational document) and by-laws of such Credit Party and the resolutions of such Credit Party referred to in such certifi-cate, and the foregoing shall be reasonably acceptable to the Administrative Agent.

         (b) On the Effective Date, the Administrative Agent shall have received a certificate, dated the Effective Date, signed by the President, any Vice President or the Treasurer of the Borrower stating that all the conditions in Sections 5.06, 5.07, 5.09 and 7.01 have been satisfied on such date.

         (c) All corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be reasonably satisfactory in form and substance to the Administrative Agent and the Required Banks, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams or facsimiles, if any, which the Administrative Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

         5.05 Guaranty. On the Effective Date, each Guarantor shall have duly authorized, executed and delivered a Guaranty in the form of Exhibit G (as modified, supplemented or amended from time to time, the "Guaranty"), which Guaranty shall be in full force and effect.

         5.06 Adverse Change, etc. (a) On the Effective Date, nothing shall have occurred (and the Banks shall have become aware of no facts, conditions or other information not previously known) since April 3, 1994 which the Administrative Agent or the Required Banks shall determine has, or could reasonably be expected to have, a material adverse effect on the rights or remedies of the Administrative Agent or the Banks, or on the ability of any Credit Party to perform their respective obligations to the Administrative Agent and the Banks or which has, or could reasonably be expected to have, a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole.

         (b) On or prior to the Effective Date, all necessary governmental (domestic and foreign) and third party approvals in connection with the transactions contemplated by the Credit Documents and otherwise referred to herein or therein shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of the transactions contemplated by this Agreement. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the consummation of the transactions contemplated by this Agreement.

         5.07 Litigation. On the Effective Date, no litigation by any entity (private or governmental) shall be pending or threatened with respect to this Agreement or any documentation executed in connection herewith or therewith, or the transactions contemplated hereby, or with respect to any material Indebtedness of the Borrower or any of its Subsidiaries which is to remain outstanding after the Effective Date, or which the Administrative Agent or the Required Banks shall determine could reasonably be expected to have a materially adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower, or of the Borrower and its Subsidiaries taken as a whole.

         5.08 Solvency Certificate. On or prior to the Effective Date, there shall have been delivered to the Administrative Agent a certificate in the form of Exhibit H, addressed to the Administrative Agent and each of the Banks and dated the Effective Date, from the chief financial officer of the Borrower, providing the opinion of such chief financial officer as to the solvency of the Borrower and of the Borrower and its Subsidiaries taken as a whole.

         5.09 Termination of the 1992 Credit Agreement. (a) On or prior to the Effective Date, the total commitments under the 1992 Credit Agreement shall have been terminated, and all loans thereunder shall have been repaid in full, together with interest thereon, all letters of credit issued thereunder shall have been terminated or assumed hereunder as described in Section 2.01 and all other amounts owing pursuant to the 1992 Credit Agreement shall have been repaid in full and the 1992 Credit Agreement shall have been terminated and be of no further force or effect. The Administrative Agent shall have received evidence in form, scope and substance satisfactory to it and the Required Banks that the matters set forth in this Section 5.09(a) have been satisfied on such date.



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







         (b) On or prior to the Effective Date, the creditors under the 1992 Credit Agreement shall have terminated and released all security interests and Liens on the assets owned by the Borrower or its Subsidiaries. The Administrative Agent shall have received such releases of security interests in and Liens on the assets owned by the Borrower or its Subsidiaries as may have been requested by the Administrative Agent or the Required Banks, which releases shall be in form and substance satisfactory to the Administrative Agent and the Required Banks. Notwithstanding the foregoing, such security interests and Liens shall be treated as having been released if there shall have been delivered (i) a termination and release agreement executed by the agent and/or the collateral agent under the 1992 Credit Agreement which will (A) release security interests in the collateral created pursuant to the 1992 Credit Agreement and the documentation related thereto and (B) include an agreement by such agent and/or collateral agent to execute termination statements for filing under the UCC of jurisdictions where a financing statement (Form UCC-1 or the appropriate equivalent) was filed pursuant to the 1992 Credit Agreement, or other instruments or documents, as the Borrower or the Administrative Agent may from time to time request, (ii) a termination or assignment of any security interest in, or Lien on, any patents, trademarks, copyrights, or similar interests of the Borrower or its Subsidiaries on which filings have been made, (iii) releases or terminations of all mortgages, leasehold mortgages and deeds of trust created with respect to property of the Borrower or its Subsidiaries, in each case to secure the obligations under the 1992 Credit Agreement, all of which shall be in form and substance satisfactory to the Administrative Agent and the Required Banks and (iv) all collateral owned by the Borrower and its Subsidiaries in the possession of the agent and/or collateral agent under the 1992 Credit Agreement or any related security document or any other agent, collateral agent, or trustee for the creditors under the 1992 Credit Agreement.

         5.10 UCC Searches. On or prior to the Effective Date, the Administrative Agent shall have received certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, dated any date within two months prior to the Effective Date, listing substantially all effective financing statements that name the Borrower, each of the Guarantors and their predecessors in interest as debtor and that are filed in (i) the "central filing office" (as such term is used in the Uniform Commercial Code as enacted by each state) of all states in which the Borrower or the Guarantors have store locations and, (ii) with respect to states in which the Borrower or the Guarantors have store locations and which do not provide a central filing office, in all jurisdictions in such states where such financing statements would create effective Liens on the assets of such Persons, together, in either case, with copies of such financing statements.


         Section 6. Conditions Precedent to Credit Events on the Fifth Amendment Effective Date. The obligation of each Bank to make Loans and participate in Letters of Credit, and the obligation of each Issuing Bank to issue Letters of Credit, is subject at the time of such Credit Event on the Fifth Amendment Effective Date to the satisfaction of the following conditions:

         6.01 Execution of Agreement; Notes. On or prior to the Fifth Amendment Effective Date (i) the Fifth Amendment shall have been executed and delivered in accordance with Section 14.12 and (ii) there shall have been delivered to Chase the Swingline Note executed by the Borrower, in the amount, maturity and as otherwise provided herein.

         6.02 Fees, etc. On the Fifth Amendment Effective Date, the Borrower shall have paid to the Administrative Agent and the Banks all costs, fees and expenses (including, without limitation, legal fees and expenses) payable to the Administrative Agent and the Banks to the extent then due.

         6.03 Opinions of Counsel. On the Fifth Amendment Effective Date, the Administrative Agent shall have received (i) from Bass, Berry & Sims PLC, special counsel to the Borrower and its Subsidiaries, an opinion addressed to the Administrative Agent and each of the Banks covering the matters set forth in Exhibit M-1 and such other matters incident to the transactions as the Administrative Agent may reasonably request and (ii) from the Vice President and Managing Attorney of the Borrower and its Subsidiaries, an opinion addressed to the Administrative Agent and each of the Banks covering the matters set forth in Exhibit M-2 and such other matters incident to the transactions as the Administrative Agent may reasonably request.

         6.04 Financial Projections. On or prior to the Fifth Amendment Effective Date, the Borrower shall have delivered to the Banks (i) the financial statements referred to in Section 8.05(a) and (b) the financial projections of the Borrower and its Subsidiaries taken as a whole (the "1997 Projections"), after giving effect to the 1997 Restructuring

Program and any other transactions contemplated thereby and in connection with this Agreement as amended by the Fifth Amendment. The 1997 Projections shall be reasonable estimates of the projected financial results of the Borrower and its Subsidiaries on the Fifth Amendment Effective Date, and shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Banks.

         6.05 Adverse Change, etc. (a) On the Fifth Amendment Effective Date, nothing shall have occurred (and the Banks shall have become aware of no facts, conditions or other information not previously known) which the Administrative Agent or the Required Banks shall determine has, or could reasonably be expected to have, a material adverse effect on the rights or remedies of the Administrative Agent or the Banks, or on the ability of any Credit Party to perform its respective obligations to the Administrative Agent and the Banks or which has, or could reasonably be expected to have, a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole.

         (b) On or prior to the Fifth Amendment Effective Date, all necessary governmental (domestic and foreign) and third party approvals in connection with the transactions contemplated by the Credit Documents and otherwise referred to herein or therein shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of the transactions contemplated by this Agreement as amended by the Fifth Amendment. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the consummation of the transactions contemplated by this Agreement as amended by the Fifth Amendment.

         6.06     Security Agreements. On the Fifth Amendment Effective Date,
(i) the Borrower shall have duly authorized, executed and delivered a Company Security Agreement in the form of Exhibit K-1 hereto (as modified, supplemented or amended from time to time, the "Company Security Agreement") and (ii) each Subsidiary Assignor shall have duly authorized, executed and delivered a Subsidiary Security Agreement in the form of Exhibit K-2 hereto (as modified, supplemented or amended from time to time the "Subsidiary Security



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






Agreement", each a "Security Agreement", and together, the "Security Agreements") covering all of such Credit Party's present and future Security Agreement Collateral, in each case together with:

                  (i) executed copies of financing statements (Form UCC-1) in appropriate form for filing under the Uniform Commercial Code of each jurisdiction as may be necessary to perfect the security interests purported to be created by each Security Agreement;

                  (ii) certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, dated any date within one month prior to the Fifth Amendment Effective Date, listing substantially all effective financing statements that name the Borrower or such Subsidiary Assignor, as the case may be, and its predecessor(s) in interest, as debtor, and that are filed in (i) the "central filing office" (as such term is used in the Uniform Commercial Code as enacted by each state) of all states in which the Borrower or such Subsidiary Assignor has one or more store locations and, (ii) with respect to states in which the Borrower or such Subsidiary Assignor has one or more store locations and which do not provide a central filing office, in all jurisdictions in such states where such financing statements would create effective Liens on the assets of such Persons, together, in either case, with copies of such financing statements, in each case to the extent the Administrative Agent reasonably determines such Requests for Information can be obtained prior to the Fifth Amendment Effective Date;

                  (iii) evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable, to perfect and protect the security interests purported to be created by each Security Agreement have been taken; and

each Security Agreement shall be in full force and effect.

         6.07 Company Pledge Agreement. On the Fifth Amendment Effective Date, the Borrower (i) shall have duly authorized, executed and delivered a Company Pledge Agreement in the form of Exhibit L-1 hereto (as modified, amended or supplemented from time to time, the "Company Pledge Agreement") and (ii) shall have delivered to the Collateral Agent, as pledgee thereunder, all of the certificates representing the Pledged Securities referred to



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






therein and owned by the Borrower on the Fifth Amendment Effective Date, (x) endorsed in blank (in the case of promissory notes) or (y) accompanied by executed and undated stock powers (in the case of capital stock), and the Company Pledge Agreement shall be in full force and effect.

         6.08 Subsidiary Pledge Agreement. On the Fifth Amendment Effective Date, each Subsidiary Pledgor (i) shall have duly authorized, executed and delivered a Subsidiary Pledge Agreement in the form of Exhibit L-2 hereto (as modified, amended or supplemented from time to time, the "Subsidiary Pledge Agreement", each a "Pledge Agreement", and together with the Company Pledge Agreement, the "Pledge Agreements") and (ii) shall have delivered to the Collateral Agent, as pledgee thereunder, all of the certificates representing the Pledged Securities referred to therein and owned by such Subsidiary Pledgor on the Fifth Amendment Effective Date, (x) endorsed in blank (in the case of promissory notes) or (y) accompanied by executed and undated stock powers (in the case of capital stock), and such Subsidiary Pledge Agreement shall be in full force and effect.

         6.09 Mortgages; Title Insurance; Etc. (a) On or prior to the Fifth Amendment Effective Date, the Borrower will, or will cause its respective Subsidiaries to, deliver to the Collateral Agent fully executed counterparts of deeds of trust, leasehold deeds of trust, mortgages, leasehold mortgages and similar documents, in each case in form and substance reasonably satisfactory to the Collateral Agent (each a "Mortgage" and, collectively, the "Mortgages") covering all of the Initial Mortgaged Properties, and counterparts of such Mortgages shall have been duly recorded in all places to the extent necessary or, in the judgment of the Collateral Agent, desirable, effectively to create a valid and enforceable first priority mortgage Lien (or a second priority mortgage lien, as the case may be), subject only to (x) the Permanent Mortgage Financing, (y) any Permitted Mortgage Financing, and (z) other Permitted Liens and Permitted Encumbrances, as the case may be, on each such Initial Mortgaged Property in favor of the Collateral Agent (or such other trustee as may be required or desirable under local law) for the benefit of the Banks.

         (b) The Collateral Agent shall have received mortgage title insurance policies or the equivalent thereof (or binding commitments to issue such title insurance policies) reasonably satisfactory to the Collateral Agent (the "Mortgage Policies") in amounts reasonably satisfactory to the Collateral Agent and assuring the Collateral Agent



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






that the Mortgages in respect of the Initial Mortgaged Properties are valid and enforceable first priority mortgage Liens (or second priority mortgage Liens, as the case may be) on the respective Initial Mortgaged Properties free and clear of all defects and encumbrances except, (x) the Permanent Mortgage Financing,
(y) any Permitted Mortgage Financing, and (z) other Permitted Liens and Permitted Encumbrances, and such Mortgage Policies shall be in form and substance reasonably satisfactory to the Collateral Agent and shall include an endorsement for future advances under this Agreement, the Notes and such Mortgages, and for mechanics' liens and for any other matter that the Collateral Agent in its discretion may reasonably request. With respect to each Initial Mortgaged Property, delivery of a Mortgage Policy shall be required on the Fifth Amendment Effective Date only to the extent the Administrative Agent reasonably determines such Mortgaged Policy can be obtained prior to such date.

         (c) The Collateral Agent shall also have received a survey, in form and substance reasonably satisfactory to the Collateral Agent, of each Initial Mortgaged Property, dated a recent date acceptable to the Collateral Agent, certified in a manner reasonably satisfactory to the Collateral Agent by a licensed professional surveyor reasonably satisfactory to the Collateral Agent and each such survey shall be prepared in accordance with the standard detailed requirements for land surveys adopted by the American Land Title Association and the American Congress on Surveying and Mapping, as in effect on the date of delivery of such survey, and be so certified to the Collateral Agent. With respect to each Initial Mortgaged Property, delivery of a survey shall be required on the Fifth Amendment Effective Date only to the extent the Administrative Agent reasonably determines such survey can be obtained prior to such date.

         6.10 No Default; Representations and Warranties. The Borrower hereby represents and warrants that as of the Fifth Amendment Effective Date there exists (i) no Default or Event of Default both before and after giving effect to the Fifth Amendment and (y) all of the representations and warranties contained in this Agreement shall be true and correct in all material respects both before and after giving effect to the Fifth Amendment, with the same effect as though such representations and warranties had been made on and as of the Fifth Amendment Effective Date, except for representations and warranties made as of a specified date, which shall remain true and correct in all material respects as of such specified date.

         Section 7. Conditions Precedent to All Credit Events. The obligation of each Bank to make Loans (including Loans made on the Effective Date but excluding Mandatory Borrowings made thereafter, which shall be made as provided in Section 1.01(c)) and participate in Letters of Credit, and the obligation of an Issuing Bank to issue any Letter of Credit, is subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

         7.01 No Default; Representations and Warranties. At the time of each such Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein or in any other Credit Document shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of the making of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

         7.02 Notice of Borrowing; Letter of Credit Request. (a) Prior to the making of each Revolving Loan, the Administrative Agent shall have received a Notice of Borrowing required by Section 1.03(a). Prior to the making of each Swingline Loan, Chase shall have received the notice required by Section 1.03(b). Prior to the making of each Competitive Bid Loan, the Administrative Agent shall receive a Notice of Competitive Bid Borrowing required by Section 1.04.

         (b) Prior to the issuance of each Letter of Credit, the Administrative Agent and the respective Issuing Bank shall have received a Letter of Credit Request meeting the requirements of Section 2.03.

         The acceptance of the proceeds of each Credit Event shall constitute a representation and warranty by the Borrower to the Administrative Agent and each of the Banks that all the conditions specified in Section 5, Section 6 and in this Section 7 and applicable to such Credit Event exist as of that time. All of the Notes, certificates, legal opinions and other documents and papers referred to in Section 5, Section 6 and in this Section 7, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of each of the Banks and, except for the Notes, in sufficient counterparts or copies for each of the Banks and shall be in form and substance reasonably satisfactory to the Banks.


         Section 8. Representations, Warranties and Agreements. In order to induce the Banks to enter into this Agreement and the Fifth Amendment and to make the Loans, and issue (or participate in) the Letters of Credit as provided herein, the Borrower makes the following representations, warranties and agreements, all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans and issuance of the Letters of Credit, with the occurrence of each Credit Event on or after the Effective Date being deemed to constitute a representation and warranty that the matters specified in this Section 8 are true and correct on and as of the Effective Date and in all material respects on the date of each such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

         8.01 Corporate or Partnership Status. Each of the Borrower and its Subsidiaries (i) is a duly organized and validly existing corporation, partnership or business trust, as the case may be, in good standing (if applicable) under the laws of the jurisdiction of its organization, (ii) has the corporate or other organizational power and authority to own its property and assets and to transact the business in which it is engaged and (iii) is duly qualified and is authorized to do business and is in good standing (if applicable) in each jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualification except where the failure to be so qualified could not have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole.

         8.02 Corporate or Partnership Power and Authority. Each of the Credit Parties has the corporate or other organizational power and authority, as the case may be, to execute, deliver and perform the terms and provisions of each of the Credit Documents to which it is a party and has taken all necessary corporate or other organizational action, as the case may be, to authorize the execution, delivery and performance by it of each of such Credit Documents. Each of the Credit Parties has duly executed and delivered each of the Credit Documents to which it is a party, and each of such

Credit Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors' rights.

         8.03 No Violation. Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality applicable to the Borrower or any of its Subsidiaries, (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of any Credit Party or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other material agreement, contract or instrument to which such Credit Party or any of its Subsidiaries is a party or by which it or any of its property or assets are bound or to which it may be subject, or (iii) will violate any provision of the Certificate of Incorporation or By-Laws of the Borrower or any of its Subsidiaries.

         8.04 Governmental Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made) or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Credit Document or (ii) the legality, validity, binding effect or enforceability of any Credit Document.

         8.05 Financial Statements; Financial Condition; Undisclosed Liabilities; etc. (a) The consolidated balance sheet of the Borrower and its Subsidiaries at December 29, 1996, the related consolidated statements of financial condition of the Borrower and its Subsidiaries at December 29, 1996 and the related consolidated statements of income and retained earnings and cash flows of the Borrower and its Subsidiaries for the fiscal year ended on such date, and heretofore furnished to the Banks, present fairly the consolidated financial condition of the Borrower and its Subsidiaries at the date of such statements of financial condition and the consolidated results of the operations of the Borrower and its Subsidiaries at the date of such statements of financial condition and the consolidated results of the operations of the Borrower and its Subsidiaries for such fiscal year. All such financial statements have been prepared in accordance with GAAP consistently applied, subject to normal year-end audit adjustments. Since December 29, 1996, and after giving effect to the effectiveness of this Agreement as amended by the Fifth Amendment, and there has been no material adverse change in the business, property, assets, liabilities, condition (financial or otherwise), operations, results of operations or prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole, unless and to the extent that the 1997 Restructuring Program might be deemed to have caused such a change.

         (b) Except as fully reflected in the financial statements delivered pursuant to Section 8.05(a) or in Schedule III hereto, there were as of the Effective Date no liabilities or obligations (excluding current obligations incurred in the ordinary course of business) with respect to the Borrower or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due), and the Borrower does not know of any basis for the assertion against the Borrower or any of its Subsidiaries of any such liability or obligation which, either individually or in aggregate, are or would be reasonably likely to be material to the Borrower, or to the Borrower and its Subsidiaries taken as a whole.

         (c) The projections prepared by the Borrower and delivered to the Banks prior to the Effective Date (the "Projections") are or were based on good faith estimates and assumptions made by the management of the Borrower and its Subsidiaries and on the Effective Date, the management believed that the Projections were reasonable and attainable.

         (d) On and as of the Fifth Amendment Effective Date, both before and after giving effect to all Indebtedness (including the Loans and the Letters of Credit) incurred (and repaid), and to be incurred, assumed or guaranteed by each Credit Party in connection therewith, (a) the sum of the assets, at a fair valuation, of the Borrower and its Subsidiaries on a consolidated basis exceed their debts; (b) the Borrower and its Subsidiaries on a consolidated basis have not incurred and do not intend to, or believe that they will, incur debts beyond their ability to pay such debts as such debts mature; and (c) the Borrower and its Subsidiaries on a consolidated basis have sufficient capital with which to conduct their businesses. For purposes of this Section 8.05(d) "debt" means any liability on a claim, and "claim" means (i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured; or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

         (e) On and as of the Fifth Amendment Effective Date, the pro forma consolidated balance sheet and the 1997 Projections previously delivered to the Administrative Agent and the Banks have been prepared on a basis consistent with the financial statements referred to in Section 9.01(a) and (b) (other than as set forth in such pro forma consolidated balance sheet and in the 1997 Projections), and there are no statements or conclusions in either the pro forma consolidated balance sheet or the 1997 Projections which are based upon or include information known to the Borrower to be misleading or which fail to take into account information believed by the Borrower to be material regarding the matters reported therein. On the Fifth Amendment Effective Date, the Borrower believed that the pro forma consolidated balance sheet and the 1997 Projections were reasonable and attainable.

         8.06 Litigation. There are no actions, suits or proceedings pending or, to the best knowledge of the Borrower, threatened (i) with respect to any Credit Document, or (ii) that are reasonably likely to materially and adversely affect the business, property, assets, liabilities, condition (financial or otherwise), operations, results of operations or prospects of the Borrower and its Subsidiaries taken as a whole.

         8.07 True and Complete Disclosure. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Borrower or any of its Subsidiaries in writing to any Bank (including, without limitation, all factual information contained in the Credit Documents) for purposes of or in connection with this Agreement, or any transaction contemplated herein or therein is, and all other factual information (taken as a whole) hereafter furnished by the Borrower or any of its Subsidiaries in writing to any Bank will be, true and accurate in all material respects on the date as of which such information is dated or certified and does not omit to state any material fact necessary to make such information (taken as a whole) not materially misleading at such time in light of the circumstances under which such information was provided.

         8.08 Use of Proceeds; Margin Regulations. (a) All proceeds of Loans shall be used by the Borrower for its and its Subsidiaries' general corporate purposes.

         (b) No part of the proceeds of any Loan will be used by the Borrower or any Subsidiary thereof to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

         8.09 Tax Returns and Payments. The Borrower and each of its Subsidiaries has filed all federal and other material tax returns required to be filed by it and has paid all income taxes payable by it which have become due pursuant to such tax returns and all other taxes and assessments payable by it which have become due, other than those not yet delinquent and except for those contested in good faith and for which adequate reserves have been established. The Borrower and each of its Subsidiaries has paid, or has provided adequate reserves (in the good faith judgment of the management of the Borrower or such Subsidiary) for the payment of, all federal and state income taxes applicable for all prior fiscal years and for the current fiscal year to the date hereof to the extent required by generally accepted accounting principles.

         8.10 Compliance with ERISA. Except as set forth on Schedule IV, each Plan is in substantial compliance with ERISA and the Code; no Reportable Event has occurred with respect to a Plan; no Plan is insolvent or in reorganization; no Plan has an Unfunded Current Liability which, when added to the aggregate amount of Unfunded Current Liabilities with respect to all other Plans, would exceed $20,000,000; no Plan has an accumulated or waived funding deficiency or has applied for an extension of any amortization period within the meaning of Section 412 of the Code; all contributions required to be made with respect to a Plan have been timely made; neither the Borrower, nor any Subsidiary of the Borrower nor any ERISA Affiliate has incurred any material liability to or on account of a Plan pursuant to Section 409,



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






502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or
Section 401(a)(29), 4971, 4975 or 4980 of the Code or expects to incur any material liability (including any contingent or secondary liability) under any of the foregoing Sections with respect to any Plan; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan pursuant to
Section 4042 of ERISA; no condition exists which presents a material risk to the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; and using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of the Borrower and its Subsidiaries and its ERISA Affiliates to all Plans which are multi-employer plans (as defined in Section 4001(a)(3) of ERISA) in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of the most recent Credit Event, would not exceed $1,000,000; no lien imposed under the Code or ERISA on the assets of the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate exists or is likely to arise on account of any Plan; and the Borrower and its Subsidiaries do not maintain or contribute to any Employee Benefit Plan the obligation with respect to which could reasonably be expected to have a material adverse effect on the ability of the Borrower to perform its obligations under this Agreement.

         8.11 Subsidiaries. (a) Schedule V correctly sets forth as of the Effective Date the percentage ownership (direct and indirect) of the Borrower in each class of capital stock of each of its Subsidiaries and also identifies the direct owner thereof.

         (b) Schedule XII correctly sets forth as of the Fifth Amendment Effective Date the percentage ownership (direct and indirect) of the Borrower in each class of capital stock of each of its Subsidiaries and also identifies the direct owner thereof.

         8.12 Compliance with Statutes, etc. The Borrower and each of its Subsidiaries are in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of their businesses and the ownership of their property, except such noncompliances as are not likely to, in the aggregate, have a material adverse effect on the business, operations, prop-erty, assets, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

         8.13 Investment Company Act. Neither the Borrower nor any of its Subsidiaries is or is controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         8.14 Public Utility Holding Company Act. Neither the Borrower nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         8.15 Patents, Licenses, Franchises and Formulas. Each of the Borrower and its Subsidiaries owns all the patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and formulas, or rights with respect to the foregoing, or each has obtained assignments of all licenses and other rights of whatever nature, necessary for the present conduct of its businesses, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, is likely to result in a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

         8.16 Restrictions on Subsidiaries. Except as set forth in this Agreement, there are no restrictions on the Borrower or any of its Subsidiaries (other than Excluded Subsidiaries) which prohibit or otherwise restrict the transfer of cash or other assets (x) between the Borrower and any of its Subsidiaries or (y) between any of the Borrower's Subsidiaries, other than applicable restrictions of law imposed on Subsidiaries by the jurisdictions in which such Subsidiaries are incorporated.

         8.17 Properties. The Borrower and each of its Subsidiaries have good marketable title to, or a validly subsisting leasehold interest in, all properties owned or leased by them, including all property reflected in the consolidated balance sheet of the Borrower and its Subsidiaries as referred to in Section 8.05(a) (except as sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business or since the Fifth Amendment Effective Date, in accordance with Section 10.02), free and clear of all Liens, other than (i) as referred to in the consolidated balance sheet or in the notes thereto or (ii) otherwise permitted by Section 10.01.

         8.18 Existing Subordinated Debt. All Obligations owing by the Borrower constitute "Senior Indebtedness" under and as defined in the Existing Subordinated Debt.

         8.19 Environmental Matters. Except as listed on Schedule VI and except for failures, noncompliances and other matters of the types described below that in the aggregate could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole:

                  (a) the Borrower and each of its Subsidiaries have complied with, and on the date of such Credit Event are in compliance with, all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws;

                  (b) there are no pending or, to the best knowledge of the Borrower, past or threatened Environmental Claims against the Borrower or any of its Subsidiaries or any Real Property owned or operated by the Borrower or any of its Subsidiaries;

                  (c) there are no facts, circumstances, conditions or occurrences on any Real Property owned or operated by the Borrower or any of its Subsidiaries that, to the best knowledge of the Borrower, could reasonably be expected (i) to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any such Real Property or (ii) to cause any such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property by the Borrower or any of its Subsidiaries under any applicable Environmental Law;

                  (d) all licenses, permits or registrations required for the business of the Borrower and its Subsidiaries, as conducted as of the Effective Date, under any Environmental Law, regulations or ordinances have been secured and each of the Borrower and its Subsidiaries is in substantial compliance therewith

                  (e) neither the Borrower nor any of its Subsidiaries is in any material respect in noncompliance with, breach of or default under any applicable writ, order, judgment, injunction, or decree to which any such Person is a party and that was issued pursuant to an applicable Environmental Law, and no event has occurred and is continuing which, with the passage of time or the giving of notice or both, would constitute noncompliance, breach of or default thereunder;

                  (f) there are as of the Effective Date, no legal or governmental proceedings pending or, to the best of the Borrower's knowledge threatened, which question the validity, term or entitlement of the Borrower or any of its Subsidiaries for any permit, license, order or registration required under any applicable Environmental Law for the operation of any facility which the Borrower or any of its Subsidiaries currently operates in the United States;

                  (g) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any Real Property owned or operated by the Borrower or any of its Subsidiaries during such ownership or operation by the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, at any time prior thereto and where such generation, use, treatment or storage has violated or could reasonably be expected to violate any applicable Environmental Law;

                  (h) Hazardous Materials have not at any time been Released on or from any Real Property owned or operated by the Borrower or any of its Subsidiaries during such ownership or operation by the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, at any time prior thereto and where such Release has violated or could reasonably be expected to violate any applicable Environmental Law; and

                  (i) there are not now any underground storage tanks located on any Real Property owned or operated by the Borrower or any of its Subsidiaries that were installed during such ownership or operation by the Borrower or any of its Subsidiaries nor, to the best knowledge of the Borrower, that were installed prior thereto.

                  8.20 Existing Indebtedness. Schedule XI sets forth a true and complete list of all Indebtedness of the Borrower and its Subsidiaries as of the Fifth Amendment Effective Date and which is to remain outstanding after giving effect to the Fifth Amendment (all such Indebtedness, excluding the Loans and the Letters of Credit, the "Existing Indebtedness"), in each case showing the aggregate principal amount thereof.

         8.21 The Security Documents. (a) The provisions of the Security Agreements are effective to create in favor of the Collateral Agent for the benefit of the Secured Creditors a legal, valid and enforceable security interest in all right, title and interest of the respective Credit Parties in the Collateral described therein, and the Security Agreements, together with any required public filings, create a fully perfected first lien on, and security interest in, all right, title and interest of the respective Credit Parties, in all of the Collateral described therein, subject to no Liens other than Permitted Liens. The recordation of the Security Agreements in the United States Patent and Trademark Office, together with filings on Form UCC-1 made pursuant to such Security Agreements, are effective to perfect the security interest granted to the Collateral Agent in the trademarks and patents covered by such Security Agreements and the filing of such Security Agreements with the United States Copyright Office, together with filings on Form UCC-1 made pursuant to such Security Agreements, are effective to perfect the security interest granted to the Collateral Agent in the copyrights covered by such Security Agreements. Each of the Credit Parties party to a Security Agreement has good and merchantable title to all Collateral described therein, free and clear of all Liens except those described above in this clause (a).

         (b) So long as the Collateral Agent, as pledgee, is in possession of the Pledged Securities, the security interests created in favor of such Pledgee for the benefit of the Secured Creditors under the Pledge Agreements constitute first priority security interests in the Pledged Securities described in the respective Pledge Agreements, subject to no Liens other than Permitted Liens. No filings or recordings are required in order to perfect the security interests created in the Pledged Securities under the Pledge Agreements so long as the Collateral Agent, as Pledgee, is in possession of such Pledged Securities.

         (c) The Mortgages (or the applicable Additional Mortgages, as the case may be), upon their recording and certain filings related to fixtures, create or will create, as security for the obligations purported to be secured thereby, valid and enforceable perfected security interests in and Liens on all of the Mortgaged Properties in favor of the Collateral Agent (or such other trustee as may be named therein) for the benefit of the Secured Creditors, superior to and prior to the rights of all third persons (except that the Liens on the Mortgaged Properties may be subject to the Permanent Mortgage Financing, a Permitted Mortgage Financing, and other Permitted Encumbrances) and subject to no other Liens (other than Permitted Liens). Schedule IX contains a true and complete list of each Real Property owned or leased by the Borrower and each Subsidiary of the Borrower on the Fifth Amendment Effective Date, and the type of interest therein held by the Borrower and/or the respective Subsidiary.


         Section 9. Affirmative Covenants. The Borrower covenants and agrees that on and after the Effective Date and until the Total Commitment and all Letters of Credit have terminated, and the Loans, any Unpaid Drawings and the Notes, together with interest, Fees and all other obligations incurred hereunder and thereunder, are paid in full:

         9.01     Information Covenants. The Borrower will furnish to each Bank:

         (a) Quarterly Financial Statements. Within 45 days after the close of each quarterly accounting period in each fiscal year of the Borrower other than the last such quarter of any fiscal year, the consolidated balance sheet of the Borrower as at the end of such quarterly period and the related consolidated statements of income and cash flows for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, in each case setting forth comparative figures for the related period in the prior fiscal year, all of which shall be certified by the chief financial officer of the Borrower as being prepared, to the best of his knowledge, in accordance with GAAP consistently applied subject to normal year-end audit adjustments and provided that such statements may omit footnote disclosures required by GAAP.

         (b) Annual Financial Statements. Within 90 days after the close of each fiscal year of the Borrower, the consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and cash flows for such fiscal year, in each case setting forth comparative figures for the preceding fiscal year and, in the case of said consolidated financial statements, certified by Deloitte & Touche or other independent certified public accountants of recognized national standing acceptable to the Administrative Agent, together with a report of such accounting firm stating that in the course of its regular audit of the financial statements of the Borrower, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or Event of Default which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof.

         (c) Budgets. Within 60 days after the first day of each fiscal year of the Borrower, a budget in form satisfactory to the Administrative Agent prepared by the Borrower for the twelve months beginning on the first day of such fiscal year accompanied by the statement of the chief financial officer of the Borrower to the effect that, to the best of his knowledge, such budget is a reasonable estimate for the period covered thereby. Within 30 days after the first day of the third fiscal quarter of the Borrower, the chief financial officer of the Borrower shall deliver either (i) a certificate to the effect that, to the best of his knowledge, the budget previously delivered remains a reasonable estimate for the remainder of the period covered thereby or (ii) a budget summary for such remaining period covering any significant changes to the budget previously delivered.

         (d) Officer's Certificates. At the time of the delivery of the financial statements provided for in Section 9.01(a) and (b), a certificate of the chief financial officer of the Borrower to the effect that to the best of his knowledge, no Default or Event of Default has occurred and is continuing, or if the chief financial officer is unable to make such certification, such officer shall supply a statement setting forth the reasons for such inability, specifying the nature and extent of such reasons. Such certificate shall also set forth the calculations required to establish whether the Borrower was in compliance with the provisions of Sections 4.02(A)(b) and 10.05 through 10.09, inclusive, at the end of such fiscal quarter or year, as the case may be.

         (e) After-Acquired Assets. At the time of the delivery of the financial statements provided for in Section 9.01 (a) and (b), notice of (i) any asset acquired by the Borrower or any of its Subsidiaries which asset individually has a fair market value of greater than $1,000,000 and (ii) any asset owned by the Borrower or any of its Subsidiaries that has not heretofore been a part of the Collateral and that has been substantially improved such that it has a fair market value of greater than $1,000,000.

         (f) Notice of Default or Litigation. Promptly, and in any event within five Business Days after an officer of the Borrower obtains actual knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or Event of Default or (ii) any litigation or governmental proceeding pending (x) against the Borrower or any of its Subsidiaries which could materially and adversely affect the business, property, assets, liabilities, condition (financial or otherwise), operations, results of operations or prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole or (y) with respect to any Credit Document.

         (g) Other Reports and Filings. Promptly, copies of all financial information, proxy materials and other information and reports, if any, which the Borrower (x) has filed with the Securities and Exchange Commission or any governmental agencies substituted therefor (the "SEC") or (y) has delivered to holders of, or to any agent or trustee with respect to, Indebtedness of the Borrower in their capacity as such a holder, agent or trustee.

         (h) Environmental Matters. Promptly upon, and in any event within ten Business Days after, an officer of the Borrower or any of its Subsidiaries obtains knowledge thereof, notice of one or more of the following environmental matters, unless such environmental matters could not, individually or, to the officer's knowledge, when aggregated with all other such environmental matters, be reasonably expected to have a material and adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole: (i) any pending Environmental Claim against the Borrower or any of its Subsidiaries or any Real Property owned or operated by the Borrower or any of its Subsidiaries; (ii) any condition or occurrence on or arising from any Real Property owned or operated by the Borrower or any of its Subsidiaries that (a) results in noncompliance by the Borrower or any of its Subsidiaries with any applicable Environmental Law or
(b) could reasonably be expected to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability by the Borrower or any of its Subsidiaries of such Real Property under any Environmental Law; and (iii) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned or operated by the Borrower or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency.

         (i) Other Information. From time to time, such other information or documents (financial or otherwise) as the Administrative Agent or the Required Banks may reasonably request.

         9.02 Books, Records and Inspections. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of applicable law shall be made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Administrative Agent or the Required Banks, upon one Business Day's notice, to visit and inspect any of the properties of the Borrower or such Subsidiary, and to examine the books of account of the Borrower or such Subsidiary and discuss the affairs, finances and accounts of the Borrower or such Subsidiary with, and be advised as to the same by, its and their officers, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or the Required Banks may request.

         9.03 Maintenance of Property, Insurance. The Borrower will, and will cause each of its Subsidiaries to, (i) keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted, (ii) maintain with financially sound and reputable insurance companies insurance which provides substantially the same (or greater) coverage and against at least such risks as are described in Schedule VII and (iii) furnish to each Bank, upon written request, full information as to the insurance carried.

         9.04 Corporate Franchises. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its rights, franchises, licenses and patents; provided, however, that nothing in this Section 9.04 shall prevent (i) the withdrawal by the Borrower or any of its Subsidiaries of its qualification to do business as a foreign corporation in any jurisdiction where such withdrawal is not reasonably likely to have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower and its

Subsidiaries taken as a whole and (ii) any merger permitted pursuant to Section 10.02(vi).

         9.05 Compliance with Statutes, etc. The Borrower will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as are not reasonably likely to, in the aggregate, have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

         9.06 ERISA. As soon as possible and, in any event, within 30 days after the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, the Borrower will deliver to each of the Banks a certificate of the chief financial officer of the Borrower setting forth details as to such occurrence and the action, if any, that the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Borrower, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred, that an accumulated funding deficiency within the meaning of Section 412 of the Code has been incurred or an application is reasonably likely to be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan; that a contribution required to be made to a Plan has not been timely made; that a Plan has been or is reasonably likely to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability giving rise to a lien under ERISA or the Code; that proceedings are reasonably likely to be or have been instituted to terminate or appoint a trustee to administer a Plan pursuant to Section 4042 of ERISA; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate will or is reasonably likely to incur any material liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal from a

Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or
Section 409 or 502(i) or 502(l) of ERISA; or that the Borrower or any Subsidiaries of the Borrower, as a result of the adoption or amendment of a plan or plans or the assumption of a plan or plans pursuant to a corporate merger or acquisition of assets or equity of another Person after the Effective Date, has incurred any liability (including any contingent or secondary liability) pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any employee pension benefit plan (as defined in Section 3(2) of ERISA)) which could reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole. The Borrower will deliver to the Administrative Agent a complete copy of the annual report (Form 5500) of each Plan required to be filed with the Internal Revenue Service no later than 30 days after such report has been filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Banks pursuant to the first two sentences hereof, copies of any material notices received by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate with respect to any Plan shall be delivered to the Administrative Agent no later than 30 days after the date such notice has been received by the Borrower, the Subsidiary or the ERISA Affiliate; provided that such notice reasonably could be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

         9.07 Compliance with Environmental Laws. Except for noncompliances, failures to pay and Liens that, in the aggregate, could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole:

                  (a) the Borrower will comply, and will cause each of its Subsidiaries to comply, with all Environmental Laws applicable to its ownership or use of its Real Property now or hereafter owned or operated by the Borrower or any of its Subsidiaries, will promptly (subject to rights of appeal) pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws; and

                  (b) neither the Borrower nor any of its Subsidiaries will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of Hazardous Materials on any Real Property now or hereafter owned or operated by the Borrower or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property except for Hazardous Materials used or stored at, or transported to or from, any such Real Properties, in material compliance with all applicable Environmental Laws.

         9.08 Performance of Obligations. The Borrower will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, indenture, security agreement and other agreement by which it is bound, except such non-performances as are not reasonably likely to, in the aggregate, have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

         9.09 Additional Security; Further Assurances. (a) The Borrower will, and will cause each of its Subsidiaries (other than the Excluded Subsidiaries) to, grant to the Collateral Agent security interests and mortgages (each such mortgage an "Additional Mortgage") in each item of property or asset (whether real, personal or otherwise) of the Borrower and such Subsidiaries acquired or substantially improved on or after the Fifth Amendment Effective Date and which individually has a fair market value of at least $1,000,000, excluding any inventory (in the case of Real Property, each such Real Property, an "Additional Mortgaged Property"). All such security interests and Additional Mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent and shall constitute valid and enforceable Liens superior to and prior to the rights of all third Persons and subject to no other Liens, in either case, except Permitted Liens or Permitted Encumbrances. Any Additional Mortgages or instruments related thereto shall have been duly recorded or filed within such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral

Agent required to be granted, and all taxes, fees and other charges payable in connection therewith shall have been paid in full by the Borrower. Notwithstanding anything to the contrary contained above in this Section 9.09, in connection with any (x) Leasehold that has been designated as an Additional Mortgaged Property, none of the Borrower or any such Subsidiary shall be required to grant an Additional Mortgage therein to the extent that such a grant is prohibited by the applicable lease (and the lessor thereunder or its mortgagee has refused consent thereto) and (y) Real Property that has been designated as an Additional Mortgaged Property, none of the Borrower or any such Subsidiaries shall be required to grant an Additional Mortgage therein to the extent that such a grant is prohibited by the terms of any document evidencing a prior Lien thereon to the extent permitted under Section 10.01 (and the senior lienholder has refused consent thereto) or would contravene any other agreements relating thereto. At the time the Borrower delivers each Additional Mortgage, the Borrower and the Administrative Agent shall determine a Release Price for such Additional Mortgaged Property.

         (b) The Borrower will, and will cause each of its Subsidiaries (other than the Excluded Subsidiaries) to, at the expense of the Borrower, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, real property surveys, reports and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Collateral Agent may reasonably require. Furthermore, the Borrower will cause to be delivered to the Collateral Agent such opinions of counsel, title insurance policies and other related documents as may be reasonably requested by the Administrative Agent to assure itself that this
Section 9.09 has been complied with.

         (c) In the event and to the extent the Administrative Agent reasonably determines some are required or advisable under applicable law or regulation, the Borrower shall obtain real estate appraisals with respect to each Mortgaged Property, which real estate appraisal shall follow the valuation procedures set forth in CFR, Part 34 - Subpart C, and shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent.

         (d) The Borrower agrees that each action required by clause (a) above in this Section 9.09 shall be completed as soon as possible, but in no event later than 180 days after such acquisition; provided that in no event shall the Borrower be required to take any action, other than using its reasonable commercial efforts without any material expenditure, to obtain consents from third parties with respect to its compliance with clauses (a) and (b).

         9.10 Excluded Properties. Any Excluded Property which is not mortgaged under the Permanent Mortgage Financing or disposed of pursuant to the 1997 Restructuring Program within one year of the Fifth Amendment Effective Date shall immediately become subject to a first priority perfected Mortgage (or second priority perfected Mortgage, as the case may be), subject only to any Permitted Mortgage Financing, Permitted Encumbrances or other Permitted Liens, as the case may be; provided, however, that with respect to any Excluded Property that is made subject to a Mortgage pursuant to this Section 9.10, upon the Borrower's request, (a) the Mortgage encumbering such Excluded Property will be released in connection with any disposition of such property permitted by
Section 10.02(xii) or (b), if such Excluded Property is thereafter duly mortgaged under the Permanent Mortgage Financing, the Mortgage encumbering such Excluded Property will be released or, at the option of the Administrative Agent, subordinated, to the mortgage on such Excluded Property securing the Permanent Mortgage Financing.


         Section 10. Negative Covenants. The Borrower agrees that on and after the Effective Date and until the Total Commitment and all Letters of Credit have terminated and the Loans, any Unpaid Drawings and the Notes, together with interest, Fees and all other obligations incurred hereunder and thereunder, are paid in full:

         10.01 Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of the Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to the Borrower or any of its Subsidiaries), or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute; provided that the provisions of this
Section 10.01 shall not prevent the creation, incurrence, assumption or existence of the following (with such Liens described below being herein referred to as the "Permitted Liens"):

                  (i) Liens for taxes, governmental assessments or charges in the nature of taxes not yet delinquent, or Liens for taxes, governmental assessments or charges in the nature of taxes being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Borrower) have been established;

                  (ii) Liens in respect of property or assets of the Borrower or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business, such as carriers', warehousemen's, materialmen's, repairmen's and mechanics' liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrower and its Subsidiaries or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

                  (iii) Liens in existence on the Fifth Amendment Effective Date which are listed, and the property subject thereto described, in
         Schedule XIII hereto, without giving effect to any extensions thereof encumbering new or additional property;

                  (iv) Utility deposits and pledges or deposits in connection with worker's compensation, unemployment insurance and other social security legislation;

                  (v) Liens securing Indebtedness of or upon (i) any property or assets acquired (whether by purchase, merger or otherwise) after the date hereof (and not theretofore owned by the Borrower or any of its Subsidiaries), or (ii) improvements made on any property or assets now owned or hereafter acquired, securing the purchase price thereof or created or incurred simultaneously with, or within 180 days after, such acquisition or the making of such improvements or existing at the time of such acquisition (whether or not assumed) or the making of such improvements, as the case may be, if (x) such Lien shall be limited to the property or assets so acquired or the improvements so made, (y) the amount of the obligations or Indebtedness secured by such Liens shall not be increased after the date of the acquisition of such property or assets or the making of such improvements, except to the extent improvements are made to such property or assets after the date of the acquisition or the making of the initial improvements, and (z) in each instance where the obligation or Indebtedness secured by such Lien constitutes an obligation or Indebtedness of, or is assumed by, the Borrower or any of its Subsidiaries, the principal amount of the obligation or Indebtedness secured by such Lien shall not exceed 100% of the cost or fair value (which may be determined in good faith by the chief financial officer of the Borrower), whichever is lower, of the property or assets or improvements at the time of the acquisition or making thereof;

                  (vi)     Liens arising under Capitalized Lease Obligations;

                  (vii) Liens arising under Existing Permitted Sale Leasebacks and Liens securing the Permanent Mortgage Financing and any Existing Permitted Mortgage Financing;

                  (viii) Liens arising under Additional Permitted Sale Leasebacks and Liens securing any Additional Permitted Mortgage Financing; provided that the aggregate amount of proceeds from such Additional Permitted Sale Leasebacks and Additional Permitted Mortgage Financing shall not exceed $25,000,000;

                  (ix) Liens relating to Permitted Inventory Financing so long as such Liens are created simultaneously with the acquisition of the inventory so acquired, and such Liens encumber only the inventory so acquired;

                  (x) Possessory Liens on commercial documents (and the corresponding Liens on any underlying goods) securing Non-Facility Letters of Credit;

                  (xi) Liens securing the refinancing of Indebtedness of the Borrower and its Subsidiaries secured by Liens permitted under this
         Section 10.01; provided that such Liens do not encumber any additional assets or properties of the Borrower or any of its Subsidiaries;

                  (xii) Liens (other than (x) Liens related to Indebtedness of the Borrower and its Subsidiaries for borrowed money and (y) Liens the existence of which would be disclosed on Requests for Information or Copies (Form UCC-11)) relating to Real Property owned or leased by the Borrower or any of its Subsidiaries on the Effective Date;

                  (xiii) Liens (other than (x) Liens related to Indebtedness of the Borrower and its Subsidiaries for borrowed money and (y) Liens the existence of which would be disclosed on Requests for Information or Copies (Form UCC-11)) relating to Real Property owned or leased by the Borrower or any of its Subsidiaries on the Fifth Amendment Effective Date;

                  (xiv) Other non-consensual Liens not securing Indebtedness the existence of which does not in the aggregate have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole; provided that any Lien permitted under this clause (xiv) shall only be permitted so long as the Borrower and/or the affected Subsidiary uses its best efforts to remove such Lien as soon as practicable after any officer of the Borrower or such Subsidiary has notice of the existence thereof;

                  (xv) Liens with respect to Acquired Indebtedness, provided that any such Lien only extends to the assets that were subject to such Lien prior to and not in anticipation of the related acquisition by the Borrower or any of its Subsidiaries;

                  (xvi) Liens arising from the substitution of collateral related to, and in accordance with the terms of, the Permanent Mortgage Financing;

                  (xvii) Liens arising from UCC-1 security filings and grants of security interests covering receivables and related assets owned by the Borrower and its Subsidiaries in connection with the Credit Card Program;

                  (xviii) Liens arising from offsets, deposits or restricted assets granted by any Credit Card Subsidiary in respect of the Credit Card Program; and

                  (xix) Liens arising from, and financing statements filed in connection with, consignments of inventory to the Borrower and its Subsidiaries.

         10.02 Consolidation, Merger, Purchase or Sale of Assets, etc. The Borrower will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its property or assets, or enter into any partnerships, joint ventures or sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets of any Person except that:

                   (i) the Borrower and its Subsidiaries may sell and lease inventory, materials and equipment in the ordinary course of business;

                  (ii) the Borrower and its Subsidiaries may sell or otherwise dispose of any assets which, in the reasonable judgment of such Person, have become uneconomical, obsolete or worn out;

                 (iii) Existing Permitted Sale Leasebacks shall be permitted;

                  (iv) Additional Permitted Sale Leasebacks shall be permitted; provided that the aggregate amount of proceeds thereof, together with the proceeds of any Additional Permitted Mortgage Financing, shall not exceed $25,000,000;

                   (v) the Borrower and the Guarantors may transfer assets among themselves;

                  (vi) any wholly-owned Subsidiary of the Borrower may merge and consolidate with any other wholly-owned
         Subsidiary of the Borrower or into the Borrower;

                 (vii) the Borrower and its Subsidiaries may lease or sublease portions of their respective properties, and deal with such leases and subleases and the tenants thereunder, including, without limitation, the cancellation, termination, amendment or other modification thereof, in the ordinary course of business in a manner consistent with past practices;

                (viii) the Borrower and any Guarantor may acquire Reinvestment Assets with the proceeds from any Reinvestment
         Event which are not required to reduce the Total Commitment pursuant to Section 3.03(f);

                  (ix) the Borrower and its Subsidiaries may purchase inventory, materials and equipment in the ordinary course of business;

                   (x) the Borrower and its Subsidiaries may enter into operating leases in the ordinary course of business;

                  (xi) the Borrower and its Subsidiaries may make Capital Expenditures to the extent permitted under
         Section 10.09;

                 (xii) the Borrower and its Subsidiaries may dispose of any assets in connection with the 1997 Restructuring
         Program;

                (xiii) in addition to any other sales or transfers of assets permitted by this Section 10.02, the Borrower and the Subsidiaries may sell or transfer assets; provided that the aggregate fair market value of such assets sold or transferred (excluding any assets sold in connection with the 1997 Restructuring Program) does not exceed $75,000,000 in any fiscal year of the Borrower;

                 (xiv) the Borrower or a Guarantor may enter into transactions permitted under Section 10.03;

                  (xv) the Credit Card Subsidiaries may sell or transfer receivables in conjunction with the Credit Card
         Program;

                 (xvi) the Credit Card Subsidiaries may purchase receivables and related assets in connection with the Credit Card Program; and

                (xvii) the Borrower and the Guarantors may acquire assets, make Investments and enter into other transactions to the extent permitted under Section 10.12.

                           To the extent that any Collateral is sold or
otherwise disposed of as permitted under this Section 10.02, or the Required Banks waive any restriction or limitation of this Section 10.02 in connection with any sale or disposition of Collateral, such Collateral shall be transferred free and clear of the Liens created by the Security Documents, and the Collateral Agent shall be authorized to execute and deliver such releases and other instruments, and to take such other action, as it deems appropriate in connection therewith.

         10.03 Restricted Payments. The Borrower shall not authorize, declare or pay, or permit any of its Subsidiaries to authorize, declare or pay, any Restricted Payments, except that:

                   (i)     any Subsidiary of the Borrower may pay
         Dividends to the Borrower or any wholly-owned Subsidiary of the Borrower;

                  (ii) Dividends on the Borrower's common stock shall be permitted in an aggregate amount equal to 25% of Cumulative Consolidated Net Income commencing March 31, 1997 less the amount of Investments made on and after the Fifth Amendment Effective Date pursuant to clause (II) of paragraph (vii) of Section 10.12;

                 (iii) the redemption for a nominal amount of Series A Junior Preferred Stock Purchase Rights shall be permitted pursuant to the terms thereof; and

                  (iv) the granting of options, restricted stock, stock appreciation rights and similar rights to employees, including directors, and the issuance of common stock of the Borrower or its Subsidiaries in satisfaction thereof and the repurchase, cancellation, or surrender of options, shares or other rights pursuant thereto shall be permitted.

         10.04 Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of the Borrower or its Subsidiaries, other than on terms and conditions substantially as favorable to the Borrower or its Subsidiary or as would be obtainable by the Borrower or its Subsidiary at the time in a comparable arm's-length transaction with a Person other than an Affiliate, except that intercompany transactions may be made to the extent permitted by
Section 10.02, 10.03, 10.11 and 10.12.

                  10.05 Minimum Consolidated Net Worth. The Borrower will not permit Consolidated Net Worth on the last day of any fiscal quarter ended on any date set forth below to be less than the amount set forth opposite such date:

                  Fiscal Quarter
                      Ended                                                      Amount
                  --------------                                                 -----
                  Fiscal quarter ending
                    closest to December 31, 1996
                    and thereafter                                               $360,000,000


                  10.06 Consolidated Interest Coverage Ratio. The Borrower will not permit the Consolidated Interest Coverage Ratio for any Test Period ended on the last day of any fiscal quarter set forth below to be less than the amount set forth opposite such fiscal quarter below:


                  Fiscal Quarter
                      Ended                                                      Ratio
                  --------------                                                 -----
                  Fiscal quarter ending
                    closest to December 31, 1996                                 1.75:1

                  Fiscal quarters ending closest to March 31, 1997, June 30,
                    1997, September 30,
                    1997 and December 31, 1997                                   1.40:1

                  Fiscal quarter ending
                    closest to March 31, 1998                                    1.50:1

                  Fiscal quarters ending
                    closest to June 30, 1998
                    and thereafter                                               1.60:1

                  10.07 Consolidated Fixed Charge Coverage Ratio. The Borrower will not permit the Consolidated Fixed Charge Coverage Ratio for any Test Period ended on the last day of any fiscal quarter set forth below to be less than the amount set forth opposite such fiscal quarter below:


                  Fiscal Quarter
                      Ended                                                      Ratio
                  --------------                                                 -----
                  Fiscal quarter ending
                    closest to December 31, 1996                                 1.35:1

                  Fiscal quarters ending
                    closest to March 31, 1997, June 30,
                    1997, September 30,
                    1997 and December 31, 1997                                   1.50:1

                  Fiscal quarters ending
                    closest to March 31, 1998
                    and thereafter                                               1.60:1

                  Capital Expenditures shall be deducted from Consolidated EBITDAR in connection with any calculation of the Consolidated Fixed Charge Coverage Ratio for any Test Period ending in any fiscal year prior to fiscal year 1997 but shall not be deducted for any subsequent calculations.

                  10.08 Consolidated Debt to Total Capitalization Ratio. The Borrower will not permit the ratio of (i) Consolidated Debt to (ii) Total Capitalization at any time during any period beginning on the last day of any fiscal quarter set forth below and ending on the day before the last day of the next fiscal quarter set forth below to be greater than the ratio set forth opposite such date below:


                  Fiscal Quarter
                      Ended                                                      Ratio
                  --------------                                                 -----
                  Fiscal quarter ending
                    closest to December 31, 1996                                 0.65:1

                  Fiscal quarters ending
                    closest to March 31, 1997
                    and thereafter                                               0.70:1

                  10.09 Capital Expenditures. The Borrower will not, and will not permit its Subsidiaries to, make any Capital Expenditures, except that during any fiscal year set forth below, the Borrower and its Subsidiaries may make Capital Expenditures so long as the aggregate of such Capital Expenditures does not exceed in any fiscal year set forth below the amount set forth below opposite such fiscal year:


         Fiscal Year                                      Amount
         -----------                                      ------
         1997                                   (a)  the 1997 Base Amount
                                                plus (b) Self-Financed
                                                Capital Expenditures


         1998                                   (a) the 1998 Base Amount plus
                                                (b) Self-Financed

                                                Capital Expenditures plus
                                                (c) 100% of 1997 Free Cash Flow

         1999                                   Self-financed Capital
                                                Expenditures in an aggregate
                                                amount not to exceed
                                                $37,000,000, plus 50% of the
                                                sum of ((a) the 1998 Base
                                                Amount plus (b) 100% of
                                                1998 Free Cash Flow).


                  To the extent Capital Expenditures other than Self-Financed Capital Expenditures made by the Borrower and its Subsidiaries during any fiscal year set forth in the table above are less than the Base Amount applicable in such year, such amount may be carried forward and utilized by the Borrower and its Subsidiaries to make Capital Expenditures in the immediately succeeding year. No amounts used in calculating the usage of Permitted Acquisition Amount shall be included for purposes of the calculation of Capital Expenditures.

                  Notwithstanding anything to the contrary in this Section 10.09, Capital Expenditures cannot exceed $75 million in 1997 and $100 million in each year thereafter.

                  10.10 Limitation on Modifications of the Existing Senior Notes and Subordinated Debt. The Borrower will not, and will not permit any of its Subsidiaries to, amend or modify, or permit the amendment or modification of, any provision of any agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating to the Existing Senior Notes or any Subordinated Debt other than amendments or modifications that are not reasonably likely to adversely affect the Banks.

                  10.11 Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

                    (i)    Indebtedness incurred pursuant to this
         Agreement and the other Credit Documents;

                   (ii) Indebtedness existing as of the Fifth Amendment Effective Date to the extent the same is listed on Schedule XI, and any refinancings or renewals thereof, except to the extent specifically not permitted to be so refinanced or renewed as set forth on such

         Schedule XI, provided that any such refinancings and renewals shall not exceed the principal amount of, and shall not be for a shorter maturity than, such Existing Indebtedness outstanding at the time of the refinancing or renewal thereof;

                  (iii) Indebtedness evidenced by Capitalized Lease Obligations, Indebtedness secured by Liens permitted pursuant to Section 10.01(v) and other purchase money Indebtedness of the Borrower and its Subsidiaries;

                   (iv) Indebtedness of the Borrower (and guaranties by Subsidiaries of the Borrower of such Indebtedness) under Interest Rate Protection Agreements entered into to protect the Borrower against fluctuations in interest rates so long as management of the Borrower has determined that the entering into of such Interest Rate Protection Agreements are bona fide hedging activities and the notional amounts thereof do not exceed the aggregate principal amount of the Indebtedness to which such Interest Rate Protection Agreements relate;

                    (v) Indebtedness created under, and Contingent Obligations relating to, the Permanent Mortgage
         Financing;

                   (vi) Indebtedness created under, and Contingent Obligations relating to, Permitted Sale Leasebacks or any Permitted Mortgage Financing; provided that such Indebtedness shall not exceed at any time $100,000,000;

                  (vii) Acquired Indebtedness to the extent permitted by Section 10.12(vi);

                 (viii) additional unsecured Indebtedness not otherwise permitted by this Section 10.11, in an aggregate amount not to exceed $25,000,000 outstanding at one time;

                   (ix) Subordinated Debt; provided that such Subordinated Debt cannot mature or be subject to any required prepayment (including, without limitation, upon the occurrence of an event which constitutes a change of control as described in Section 11.10) in whole or in part, on or prior to the first anniversary of the maturity date of the Existing Subordinated Debt;

                    (x) Indebtedness owing by any Guarantor to the Borrower, by the Borrower to any Guarantor or by any Guarantor to any other Guarantor;

                   (xi) Indebtedness incurred in connection with, and Contingent Obligations relating to, the Credit Card
         Program;

                  (xii) Indebtedness relating to reimbursement obligations under Non-Facility Letters of Credit; provided that, at the time of issuance of any thereof the Stated Amount of such Non-Facility Letter of Credit, when added to the sum of Trade Letter of Credit Outstandings at such time and Non-Facility Letter of Credit Outstandings at such time, would not exceed $150,000,000;

                 (xiii) Indebtedness arising pursuant to Permitted Inventory Financing;

                  (xiv) Indebtedness constituting current liabilities incurred in the ordinary course of business and not represented by any note, bond, debenture or other instrument, and which is not past due for a period of more than thirty (30) days, or if overdue for more than thirty (30) days, which is being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP have been established on the books of the primary obligor with respect thereto;

                   (xv) Indebtedness relating to reimbursement obligations of the Borrower or a Subsidiary of the Borrower with respect to letters of credit (other than Standby Letters of Credit or Non-Facility Letters of Credit) issued for the account of the Borrower or a Subsidiary, so long as such letters of credit (i) secure obligations of the Borrower or a Subsidiary under industrial revenue bonds outstanding on the Fifth Amendment Effective Date and (ii) replace (x) existing Standby Letters of Credit, which shall be returned to the Issuing Bank thereof for cancellation by such Issuing Bank or (y) other letters of credit (other than Standby Letters of Credit or Non-Facility Letters of Credit), which shall be returned to the institutions issuing such letters of credit for cancellation by such institutions;

                  (xvi) Contingent Obligations under guarantees of (x) Indebtedness of the Borrower and its Subsidiaries permitted hereunder other than the Existing Subordinated Debt and the Existing Senior Notes (provided that any such Contingent Obligations with respect to Subordinated Debt incurred on or after the Fifth Amendment Effective Date shall also be subordinated obligations of the Person liable therefor on the same terms as the corresponding Subordinated Debt) and
         (y) obligations not constituting Indebtedness executed by the Borrower, any Guarantor or any of their respective Subsidiaries in the ordinary course of business;

                 (xvii) Contingent Obligations consisting of the indemnification by the Borrower or any of its Subsidiaries of (i) the officers, directors, employees and agents of the Borrower or such Subsidiary, to the extent permissible under the corporation law of the jurisdiction in which the Borrower or such Subsidiary is organized, (ii) commercial bankers, investment bankers and other independent consultants or professional advisors pursuant to agreements relating to the underwriting of the Borrower's or such Subsidiary's securities or the rendering of banking or professional services to the Borrower or such Subsidiary and (iii) landlords, licensors, licensees and other parties pursuant to agreements entered into in the ordinary course of business by the Borrower or such Subsidiary;

                (xviii) Indebtedness in an amount not to exceed $25,000,000 in the aggregate owing by any of the Credit Card Subsidiaries to the Borrower or by the Borrower to any of the Credit Card Subsidiaries; and

         (xix) The Borrower and its Subsidiaries may enter into transactions permitted under Section 10.12.

         10.12 Advances, Investments and Loans. The Borrower will not, and will not permit any of its Subsidiaries to, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, except that the following shall be permitted:

                    (i) the Borrower and its Subsidiaries may acquire and hold accounts receivable owing to any of them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms;

                   (ii) the Borrower and its Subsidiaries may acquire and hold cash and Cash Equivalents;

                  (iii) the Borrower and its Subsidiaries shall be permitted to make Capital Expenditures to the extent permitted under Section 10.09;

                   (iv) the Borrower and its Subsidiaries may enter into transactions permitted under Sections 10.02, 10.03 and 10.11;

                    (v) the Borrower and its Subsidiaries may make loans and advances to their respective employees in the ordinary course of business so long as the aggregate principal amount at any time outstanding shall not exceed $2,000,000;

                   (vi) the Borrower and its Subsidiaries may make Permitted Investments and may acquire assets not otherwise permitted by Section 10.02; provided that with respect to each Permitted Investment described in clause (iv) of the definition thereof and each asset acquisition not otherwise permitted pursuant to Section 10.02, the consideration paid (inclusive of Acquired Indebtedness) shall not exceed the Permitted Acquisition Amount (after giving effect to all reductions to such amount made prior to, or on the date of, such Permitted Investment or acquisition); and provided further that the aggregate cumulative amount of all such consideration that is in the form of cash or Acquired Indebtedness (other than Subordinated Debt), shall not exceed $50,000,000;

                  (vii) the Borrower and its Subsidiaries may make other Investments in an aggregate amount equal to the sum of (I) the sum of 25% of Cumulative Consolidated Net Income from the Effective Date through and including March 30, 1997 plus $25,000,000 and (II) 25% of Cumulative Consolidated Net Income, commencing March 31, 1997, less the amount of Dividends paid by the Borrower on its common stock after the Fifth Amendment Effective Date;

                 (viii) the Borrower and its Subsidiaries may make Investments (including Indebtedness of the Credit Card
         Subsidiaries permitted by Section 10.11(xviii)) in the

         Credit Card Subsidiaries in an amount not to exceed $50,000,000 (plus the amount of any Investments made in such Credit Card Subsidiaries in compliance with Section 10.12(vii)); and

      (ix) the Credit Card Subsidiaries may make Investments in connection with the Credit Card Program.

         10.13 Limitation on Granting of Liens and on Restrictions on Subsidiary Dividends and Other Transfers. The Borrower will not, and it will not permit any of its Subsidiaries (other than the Excluded Subsidiaries) to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary of the Borrower (other than an Excluded Subsidiary) to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits, owned by the Borrower or any Subsidiary of the Borrower, or pay or repay any Indebtedness owed to the Borrower or a Subsidiary of the Borrower, (b) make loans or advances to the Borrower, (c) transfer any of its properties or assets to the Borrower or its Subsidiaries or (d) grant Liens or security interests in assets of such Person in favor of the Banks, except for such encumbrances or restrictions existing under or by reason of (i) applicable law,
(ii) this Agreement, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or any of its Subsidiaries, (iv) customary restrictions on dispositions of real property interests found in reciprocal easement agreements of the Borrower or any of its Subsidiaries, (v) restrictions in agreements in effect on the Effective Date;
(vi) restrictions imposed by the terms of Permitted Inventory Financing on the inventory financed pursuant thereto and restrictions imposed by the terms of the First Union Permitted Mortgage Financing on the First Union Mortgage Financing Subsidiaries and (vii) provisions in secured financing agreements (the Liens pursuant to which are permitted by Section 10.01) that restrict junior liens on the assets securing such financings.

         10.14 Limitation on Issuances of Capital Stock. (a) The Borrower shall not issue (i) any preferred stock or (ii) any class of redeemable common stock; provided, however, that the Borrower may issue Qualified Preferred Stock.

      (b) The Borrower shall not permit any of its Subsidiaries to issue any capital stock (including by way of sales of treasury stock) or any options or warrants to pur-chase, or securities convertible into, capital stock, except for (i) replacements of then outstanding shares of capital stock, (ii) stock splits, stock dividends and similar issuances which do not decrease the percentage ownership of the Borrower or any of its Subsidiaries in any class of the capital stock of such Subsidiary, (iii) upon the formation of any new Subsidiary as permitted by this Agreement, such newly formed Subsidiary may issue capital stock to the Borrower or another Subsidiary, and (iv) any Credit Card Subsidiary may issue capital stock to any Person so long as after giving effect thereto, such Credit Card Subsidiary remains a Subsidiary.

                  10.15 End of Fiscal Years; Fiscal Quarters. The Borrower shall not, and shall not permit any of its Subsidiaries to, change from that in effect on the Effective Date the date on which any of their fiscal quarters or fiscal years shall end.

                  10.16 No Other Designated Senior Debt. The Borrower shall not create any "Designated Senior Debt" other than the Obligations of the Borrower hereunder pursuant to the indenture for the Existing Subordinated Debt without the prior written consent of the Required Banks.

                  10.17 New Subsidiaries. (a) The Borrower shall not, and shall not permit any of its Subsidiaries to, create any Subsidiaries unless any such Subsidiary shall comply with clause (b) below.

                  (b) In connection with any establishment, creation or acquisition of any Subsidiary pursuant to clause (a) above or clause (iv) of the definition of Permitted Investments, any such Subsidiary shall become party to the Guaranty immediately thereafter; provided that no Excluded Subsidiary shall be subject to this clause (b).

                  10.18 Non-Facility Letters of Credit. The Borrower shall not, and shall not permit any of its Subsidiaries to, obtain and become obligated to make reimbursement payments under any Non-Facility Letter of Credit if the Stated Amount thereof would exceed $150,000,000 less the sum of the Trade Letter of Credit Outstandings at such time and the Non-Facility Letter of Credit Outstandings at such time.


                  Section 11. Events of Default. Upon the occurrence of any of the following specified events (each an "Event of Default"):

                  11.01 Payments. The Borrower shall (i) default in the payment when due of any principal of its Loans or Notes, or (ii) default, and such default shall continue for at least two Business Days, of any payment of interest on its Loans or Notes, of any Unpaid Drawing, of any Fees or any Obligations or any other amounts owing by it hereunder or thereunder; provided that unless otherwise required by the terms of this Agreement, any payments not stated to be due on a date certain or determinable shall be due on demand by the Person entitled thereto; or

                  11.02 Representations, etc. Any representation, warranty or statement made by any Credit Party herein or in any other Credit Document or in any certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect, on the date as of which made or deemed made; or

                  11.03 Covenants. The Borrower shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in
Section 10 or (ii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Sections 11.01 and 11.02 and clause (i) of this Section 11.03) contained in this Agreement and such default shall continue unremedied for a period of 30 days after written notice to the Borrower by the Administrative Agent or the Required Banks; or

                  11.04 Default Under Other Agreements. The Borrower or any of its Subsidiaries shall (i) default in any payment of any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created, (ii) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity or (iii) any Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled or other mandatory required prepayment, prior to the stated maturity thereof; provided that it shall not constitute an Event of Default pursuant to this Section 11.04 unless the aggregate amount of all Indebtedness referred to in clauses (i) through (iii) above exceeds $20,000,000 at any one time; or

                  11.05 Bankruptcy, etc. The Borrower or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Borrower or any Guarantor, and the petition is not controverted within 10 days, or is not dismissed within 45 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any of its Subsidiaries, or the Borrower or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any of its Subsidiaries, or there is commenced against the Borrower or any of its Subsidiaries any such proceeding which remains undismissed or unstayed for a period of 45 days, or the Borrower or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 45 days; or the Borrower or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by the Borrower or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

                  11.06 ERISA. Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under
Section 412 of the Code, any Plan shall have had or is likely to have a trustee appointed to administer such Plan pursuant to Section 4042 of ERISA, any Plan is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made to a Plan has not been timely made, the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under
Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of
ERISA or Section 401(a)(29), 4971, 4975 or 4980 of the Code, or the Borrower or any Subsidiary of the Borrower, as a result of the adoption or amendment of a plan or plans or the assumption of a plan or plans pursuant to a corporate merger or an acquisition of assets or equity of another Person after the Effective Date, has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or employee pension benefit plans (as defined in Section 3(2) of ERISA); (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability to the PBGC or to the Internal Revenue Service or a Plan or a trustee appointed under Section 4042 of ERISA or a tax under Section 4971 of the Code; (c) which lien, security interest or liability, in the opinion of the Required Banks, will have a material adverse effect upon the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole; or

                  11.07 Security Documents. At any time after the execution and delivery thereof, any Security Document shall cease to be in full force and effect or, except as expressly set forth in the Company Security Agreement or the Subsidiary Security Agreement, shall cease to give the Collateral Agent any perfected Lien encumbering Collateral, or shall cease to give the Collateral Agent any material rights, powers and privileges, purported to be created thereby (including, without limitation, perfected security interests in, and Liens on, all of the Collateral) in favor of the Collateral Agent superior to and prior to the rights of all third parties (except as permitted by Section 10.01) or any Credit Party shall default in any material respect in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any such Security Document and such default shall continue unremedied beyond the grace periods set forth in the Mortgages, or in the case of the other Security Documents, for a period of 30 days after notice to the Borrower by the Administrative Agent or any Bank; provided that it shall not be an Event of Default under this Agreement pursuant to this Section
11.07 if such Event of Default is a Property Default, unless at the time of such Property Default, either (x) Property Defaults have occurred and are continuing on that number of Mortgaged Properties which, when added to the number of Mortgaged Properties as to which a Release Price Commitment reduction pursuant to Section 3.03(h) has previously occurred, equals or exceeds five, or (y) Property Defaults have occurred and are continuing with respect to Mortgaged Properties having an aggregate Release Price which, when added to the aggregate Release Price Commitment reductions previously made pursuant to Section 3.03(h), equals or exceeds $25,000,000; or

                  11.08 Guaranty. The Guaranty or any provision thereof shall cease to be in full force and effect as to any Guarantor (other than in accordance with the express terms thereof), or any Guarantor or any Person acting by or on behalf of any Guarantor shall deny or disaffirm such Guarantor's obligations under the Guaranty or the respective Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Guaranty; or

                  11.09 Judgments. One or more judgments or decrees shall be entered after the date of this Agreement against the Borrower or any of its Subsidiaries involving in the aggregate for the Borrower and its Subsidiaries a liability (not paid or fully covered by insurance) of $20,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days from the entry thereof; or

                  11.10 Change in Control. (a) At any time or during any calendar year, 50% or more of the members of the full Board of Directors of the Borrower shall have resigned or been removed or replaced; provided that a director who has resigned or is replaced during any year shall not be included in any determination of whether an Event of Default has occurred pursuant to this clause (a) to the extent such director is replaced by a successor director elected by a majority of those directors who were directors at the commencement of such year, (b) the acquisition, whether directly or indirectly, by any Person or "group" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) (other than an employee benefit or stock ownership plan of the Borrower) of more than 50% of the common stock or other voting stock of the Borrower shall have occurred or (c) any "change of control" or similar event shall have occurred under the agreements relating to any one or more issues of Indebtedness of the Borrower in the aggregate principal amount in excess of $20,000,000;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent shall upon the written request of the Required Banks, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Bank or the holder of any Note to enforce its claims against any Credit Party (provided, that, if an Event of Default specified in Section 11.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent to the Borrower as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon the Commitment of each Bank shall forthwith terminate immediately and any Facility Fee and other Fees then due, owing and unpaid hereunder shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans, Unpaid Drawings and Notes and all obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; (iii) take actions necessary to terminate any Letter of Credit which may be terminated in accordance with its terms; and (iv) direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 11.05 in respect of the Borrower, it will pay) to the Administrative Agent at the Payment Office such additional amounts of cash, to be held as security for the Borrower's reimbursement obligations for Drawings that may subsequently occur thereunder, equal to the aggregate Stated Amount of all Letters of Credit issued and then outstanding.

                  Section 12.  Definitions and Accounting Terms.

                  12.01 Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Acquired Indebtedness" shall mean Indebtedness of a Person
(a) assumed in connection with the purchase of assets from such Person or (b) existing at the time such Person becomes a Subsidiary; provided that such Indebtedness is not created in contemplation of such purchase or such Person becoming a Subsidiary.

                  "Additional Mortgage" shall have the meaning provided in Section 9.09(a).

                  "Additional Mortgaged Property" shall have the meaning provided in Section 9.09(a).

                  "Additional Permitted Mortgage Financing" shall mean any Permitted Mortgage Financing (and any extensions or other refinancings thereof) occurring on or after the Fifth Amendment Effective Date.

                  "Additional Permitted Sale Leasebacks" shall mean those Permitted Sale Leasebacks (and any extensions or other refinancings thereof) occurring on or after the Fifth Amendment Effective Date.

                  "Adjusted Certificate of Deposit Rate" shall mean, on any day, the sum (rounded to the nearest 1/100 of 1%) of (1) the rate obtained by dividing (x) the most recent weekly average dealer offering rate for negotiable certificates of deposit with a three-month maturity in the secondary market as published in the most recent Federal Reserve System publication entitled "Select Interest Rates," published weekly on Form H.15 as of the date hereof, or if such publication or a substitute containing the foregoing rate information shall not be published by the Federal Reserve System for any week, the weekly average offering rate determined by the Administrative Agent on the basis of quotations for such certificates received by it from three certificate of deposit dealers in New York of recognized standing or, if such quotations are unavailable, then on the basis of other sources reasonably selected by the Administrative Agent, by (y) a percentage equal to 100% minus the stated maximum rate of all reserve requirements as specified in Regulation D applicable on such day to a three-month certificate of deposit of a member bank of the Federal Reserve System in excess of $100,000 (including, without limitation, any marginal, emergency, supplemental, special or other reserves), plus (2) the then daily net annual assessment rate as estimated by the Administrative Agent for determining the current annual assessment payable by the Administrative Agent to the Federal Deposit Insurance Corporation for insuring three month certificates of deposit.

                  "Adjusted Eurodollar Rate" shall mean, with respect to any Eurodollar Loan for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the product of (a) LIBOR in effect for such Interest Period and (b) a fraction (expressed as a decimal) the numerator of which is the number one and the denominator of which is the number one minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D). For purposes hereof, the term "LIBOR" shall mean the arithmetic average (rounded upwards, if necessary, to the next 1/16 of 1%) determined by the Administrative Agent at which dollar deposits approximately equal in principal amount to the Administrative Agent's portion of such Eurodollar Loan (or if such Eurodollar Loan is a Competitive Bid Loan, an amount equal to the Administrative Agent's Percentage multiplied by the amount of such Eurodollar
Loan) and for a maturity comparable to such Interest Period are offered to the principal London office of such Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                  "Adjusted Percentage" shall mean (x) at a time when no Bank Default exists, for each Bank, such Bank's Percentage and (y) at a time when a Bank Default exists (i) for each Bank that is a Defaulting Bank, zero and (ii) for each Bank that is a Non-Defaulting Bank, the percentage determined by dividing such Bank's Commitment at such time by the Adjusted Total Commitment at such time, it being understood that all references herein to Commitments and the Adjusted Total Commitment at a time when the Total Commitment or Adjusted Total Commitment, as the case may be, has been terminated shall be references to the Commitments or Adjusted Total Commitment, as the case may be, in effect immediately prior to such termination; provided that (A) no Bank's Adjusted Percentage shall change upon the occurrence of a Bank Default from that in effect immediately prior to such Bank Default if after giving effect to such Bank Default, and any repayment of Revolving Loans and Swingline Loans at such time pursuant to Section 4.02(A)(a) or otherwise, the sum of (i) the aggregate outstanding principal amount of Revolving Loans of all Non-Defaulting Banks plus
(ii) the aggregate outstanding principal amount of Swingline Loans plus (iii) the Letter of Credit Outstandings, exceed the Adjusted Total Commitment; (B) the changes to the Adjusted Percentage that would have become effective upon the occurrence of a Bank Default but that did not become effective as a result of the preceding clause (A) shall become effective on each date after the occurrence of the relevant Bank Default (until such changes have been made in full) on which the sum of (i) the aggregate outstanding principal amount of the Revolving Loans of all Non-Defaulting Banks plus (ii) the aggregate outstanding principal amount of the Swingline Loans plus (iii) the Letter of Credit Outstandings is equal to or less than the Adjusted Total Commitment; and (C) if
(i) a Non-Defaulting Bank's

Adjusted Percentage is changed pursuant to the preceding clause (B) and (ii) any repayment of such Bank's Revolving Loans, or of Unpaid Drawings with respect to Letters of Credit or of Swingline Loans, that were made during the period commencing after the date of the relevant Bank Default and ending on the date such changes have been made in full to its Adjusted Percentage must be returned to the Borrower as a preferential or similar payment in any bankruptcy or similar proceeding of the Borrower, then the change to such Non-Defaulting Bank's Adjusted Percentage effected pursuant to said clause (B) shall be reduced to that positive change, if any, as would have been made to its Adjusted Percentage if (x) such repayments had not been made and (y) the maximum change to its Adjusted Percentage would have resulted in the sum of the outstanding principal of Revolving Loans made by such Bank plus such Bank's new Adjusted Percentage of the outstanding principal amount of Swingline Loans and of Letter of Credit Outstandings equaling such Bank's Commitment at such time.

                  "Adjusted Total Commitment" shall mean at any time the Total Commitment less the aggregate Commitments of all Defaulting Banks.

                  "Administrative Agent" shall have the meaning provided in the first paragraph of this Agreement.

                  "Affiliate" shall mean, with respect to any Person, any other Person (i) directly or indirectly controlling (including, but not limited to, all directors and officers of such Person), controlled by, or under direct or indirect common control with, such Person or (ii) that directly or indirectly owns more than 5% of the voting securities of such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

                  "Agreement" shall mean this Credit Agreement, as modified, supplemented or amended from time to time.

                  "Aircraft Mortgage" shall mean an aircraft mortgage in form and substance reasonably satisfactory to the Collateral Agent.

                  "Alternate Base Rate" at any time shall mean on any day the highest of (x) the rate which is 1/2 of 1% in excess of the Adjusted Certificate of Deposit Rate, (y) the Prime

Rate for such day, and (z) the rate which is 1/2 of 1% in excess of the Federal Funds Rate.

                  "Alternate Swingline Rate" at any time shall mean a rate agreed upon between the Borrower and Chase.

                  "Alternate Swingline Rate Loan" shall mean any overnight Swingline Loan (i) the rate of which is based upon the Alternate Swingline Rate and (ii) which must be repaid on the first Business Day following the date of its incurrence.

                  "Anticipated Reinvestment Amount" shall mean, with respect to any Reinvestment Event, the amount specified in the Reinvestment Notice with respect thereto as the amount of the respective Net Sale Proceeds or Net Financing Proceeds, as the case may be, that the Borrower or any of its Subsidiaries intends to use to purchase, construct or otherwise acquire Reinvestment Assets.

                  "Applicable Alternate Base Rate Margin" shall mean (i) if the Borrower's senior unsecured indebtedness is not rated by S&P or Moody's, 1% per annum or (ii) if the Borrower's senior unsecured indebtedness is rated by S&P or Moody's, a percentage per annum set forth below as determined by reference to the highest Category (with Category 5 being the highest) in which the Borrower meets at least one of the criteria set forth in the definition for such
Category:


                                            Applicable Alternate
         Category                             Base Rate Margin
         --------                             ----------------
         Category 5                           0%
         Category 4                           0%
         Category 3                           3/8 of 1%
         Category 2                           3/4 of 1%
         Category 1                           1%

                  "Applicable Credit Rating" shall mean (i) the S&P Credit Rating and the Moody's Credit Rating at such time, if such Credit Ratings are at equivalent levels or (ii) if the S&P Credit Rating and the Moody's Credit Rating differ by one level (it being understood that a rating level shall include numerical modifiers or (+) and (-) modifiers), the Applicable Credit Rating shall be the higher of the two Credit Ratings or (iii) if the S&P Credit Rating and the Moody's Credit Rating differ by more than one level, the Applicable Credit Rating shall be the Credit Rating that is one level lower than the higher of the two Credit Ratings. If any Credit Rating shall be changed by S&P or Moody's, such change shall be effective for purposes of this definition as of the Business Day following such change. Any change in the Applicable Credit Rating shall apply during the period beginning on the effective date of such change and ending on the date immediately preceding the effective date of the next such change.

                  "Applicable Eurodollar Margin" shall mean (i) if the Borrower's senior unsecured indebtedness is not rated by S&P or Moody's, 2% per annum or (ii) if the Borrower's senior unsecured indebtedness is rated by S&P or Moody's, a percentage per annum set forth below as determined by reference to the highest Category (with Category 5 being the highest) in which the Borrower meets at least one of the criteria set forth in the definition for such
Category:


                                               Applicable
         Category                           Eurodollar Margin
         --------                           -----------------
         Category 5                           1/2 of 1%
         Category 4                           7/8 of 1%
         Category 3                              1-3/8%
         Category 2                              1-3/4%
         Category 1                                  2%

                  "Assignment and Acceptance" shall have the meaning provided in Section 14.04(b).

                  "Bank" shall mean each financial institution listed in
Schedule I and any institution which becomes a "Bank" hereunder pursuant to
Section 1.14 or 14.04(b).

                  "Bank Default" shall mean (i) the refusal (which has not been retracted) of a Bank to make available its portion of any Borrowing (including any Mandatory Borrowing) or to fund its portion of any unreimbursed payment under Section 2.04(c) or (ii) a Bank having notified in writing the Borrower and/or the Administrative Agent that it does not intend to comply with its obligations under Section 1.01(a) or 1.01(c) or Section 2, in the case of either clause (i) or (ii) as a result of any takeover of such Bank by any regulatory authority or agency.

                  "Bankruptcy Code" shall have the meaning provided in Section 11.05.

                  "Base Rate Loans" shall mean any Loan designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

                  "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

                  "Borrowing" shall mean the incurrence of one Type of Loan by the Borrower from all the Banks, or the incurrence of Swingline Loans from Chase, on a given date (or resulting from conversions on a given date), or the incurrence of Competitive Bid Loans made by the Bank or Banks whose Competitive Bids have been accepted pursuant to Section 1.04 having in the case of Revolving Loans which are Eurodollar Loans the same Interest Period.

                  "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York City a legal holiday or a day on which banking institutions are authorized by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in the London interbank market.

                  "Capital Expenditures" shall mean, with respect to any Person, all expenditures by such Person which should be capitalized in accordance with GAAP and the amount of Capitalized Lease Obligations incurred by such Person.

                  "Capitalized Lease Obligations" shall mean all obligations under any lease of property (whether real, personal or mixed) of the Borrower and its Subsidiaries as lessee which, in conformity with GAAP, are accounted for as capital leases on a consolidated balance sheet of such Person, in each case taken at the amount thereof accounted for as a liability in accordance with GAAP.

                  "Cash Equivalents" shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition; (ii) time deposits and certificates of deposit of any Bank or any other commercial bank incorporated in the United States of recognized standing having capital and surplus in excess of $100,000,000 with maturities of not more than six months from the date of acquisition by such Person; (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i) and (iv) hereof; provided, however, that the maturity limitation set forth in clause (i) above shall not be applicable to such underlying securities;
(iv) (A) commercial paper issued by the parent corporation of any commercial bank of recognized standing having capital and surplus in excess of $500,000,000 and (B) commercial paper issued by any Person, in either case, rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's and in each case maturing not more than six months after the date of acquisition by such Person; (v) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iv) above; (vi) obligations the return with respect to which is excluded from gross income under Section 103 of the Code with a maturity of not more than six months or with the right of the holder to put such obligations for purchase at par upon not more than seven day's notice and which are rated A-1 or higher by S&P or rated P-1 or higher by Moody's; and (vii) (A) tax free money market funds that invest solely in the securities described in clause (vi) above or (B) money market preferred municipal bond funds which have a term of not more than seven days and which are rated at least AAA or the equivalent thereof by S&P or at least Aaa or the equivalent thereof by Moody's.

                  "Cash Reserve" shall mean a specific cash reserve account maintained by the Borrower in a manner satisfactory to the Administrative Agent.

                  "Category" shall mean and include each of Category 1, Category 2, Category 3, Category 4 and Category 5.

                  "Category 1" shall mean the Category which is applicable when the Borrower's Applicable Credit Rating is (i) B or lower as rated by S&P or
(ii) B2 or lower as rated by Moody's. Promptly following such time that the Borrower has received a Category 1 rating, the chief financial officer of the Borrower shall deliver an officer's certificate to the Administrative Agent certifying the existence of such rating.

                  "Category 2" shall mean the Category which is applicable when the Borrower's Applicable Credit Rating is (i) B+ as rated by S&P or (ii) B1 as rated by Moody's. Promptly following such time that the Borrower has received a Category 2 rating, the chief financial officer of the Borrower shall deliver an officer's certificate to the Administrative Agent certifying the existence of such rating.

                  "Category 3" shall mean the Category which is applicable when the Borrower's Applicable Credit Rating is (i) BB+, BB or BB- as rated by S&P or
(ii) Ba1, Ba2 or Ba3 as rated by Moody's. Promptly following any such time that the Borrower has received a Category 3 rating, the chief financial officer of the Borrower shall deliver an officer's certificate to the Administrative Agent certifying the existence of such rating.

                  "Category 4" shall mean the Category which is applicable when the Borrower's Applicable Credit Rating is (i) BBB- as rated by S&P or (ii) Baa3 as rated by Moody's. Promptly following such time that the Borrower has received a Category 4 rating, the chief financial officer of the Borrower shall deliver an officer's certificate to the Administrative Agent certifying the existence of such rating.

                  "Category 5" shall mean the Category which is applicable when the Borrower's Applicable Credit Rating is (i) BBB or higher as rated by S&P or
(ii) Baa2 or higher as rated by Moody's. Promptly following any such time that the Borrower has received a Category 5 rating, the chief financial officer of the Borrower shall deliver an officer's certificate to the Administrative Agent certifying the existence of such rating.

                  "CERCLA" shall mean the Comprehensive Environmental Response Compensation and Liability Act of 1980, as same may be amended, 42 U.S.C. ss. 9601 et seq.

                  "Chase" shall mean The Chase Manhattan Bank, a New York banking corporation, in its individual capacity.

                  "Clean-Down Amount" shall mean the amount during each period set forth below opposite such period below:


                                                         Clean-Down
             Period                                        Amount
         --------------                                  ----------
         Effective Date
         through January 29, 1995                       $125,000,000

         January 30, 1995
         through January 29, 1996                       $100,000,000

         January 30, 1996
         through January 29, 1997                       $ 75,000,000

         January 30, 1997
         through January 29, 1998                       $ 50,000,000

         January 30, 1998
         through January 29, 1999                       $ 25,000,000

                  In the event that any reductions to the Total Commitment are made pursuant to Section 3.03(c), (d), (f) or (g), each of the above amounts shall be reduced by the amount of such reductions; provided, however, that at no time shall the Clean-Down Amount be less than $0.

                  "Clean-Down Period" shall mean a 30 consecutive day period which shall commence on or after December 1 of each year and terminate on or before January 29 of the following year during which the Revolving Outstandings shall have been reduced to an outstanding aggregate amount of no greater than the Clean-Down Amount then in effect for such consecutive 30 day period.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement, and to any subsequent provisions of the Code amendatory thereof, supplemental thereto or substituted therefor.

                  "Collateral" shall mean all property (whether real or personal) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document, including, without limitation, all Pledge Agreement Collateral, all Mortgaged Properties, all Additional Mortgaged Properties and all cash and Cash Equivalents delivered as collateral pursuant to this Agreement or any other Credit Document.

                  "Collateral Agent" shall mean the Administrative Agent acting as collateral agent for the Secured Creditors pursuant to the Security Documents.

                  "Commitment" shall mean, with respect to each Bank, the amount set forth opposite such Bank's name in Schedule I, directly below the column entitled "Commitment," as the same may (x) be reduced from time to time pursuant to Sections 3.02, 3.03 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Section 1.14 or 14.04(b).

                  "Company Pledge Agreement" shall have the meaning provided in Section 6.07.

                  "Company Security Agreement" shall have the meaning provided in Section 6.06.

                  "Company Security Agreement Collateral" shall mean the "Collateral" as defined in the Company Security
Agreement.

                  "Competitive Bid" shall mean an offer by a Bank to make a Competitive Bid Loan pursuant to Section 1.04.

                  "Competitive Bid Accept/Reject Letter" shall mean a notification made by the Borrower pursuant to Section 1.04 in the form of Exhibit A-5.

                  "Competitive Bid Borrowing" shall mean a borrowing consisting of a Competitive Bid Loan or concurrent Competitive Bid Loans from the Bank or Banks whose Competitive Bids for such Borrowing have been accepted by the Borrower under the bidding procedure described in Section 1.04.

                  "Competitive Bid Loan" shall mean a Loan from a Bank to the Borrower pursuant to the bidding procedures set forth in Section 1.04. Each Competitive Bid Loan shall be a Eurodollar Loan bearing interest at the Adjusted Eurodollar Rate plus the Spread applicable thereto or a Fixed Rate Loan.

                  "Competitive Bid Note" shall have the meaning provided in Section 1.06.

                  "Competitive Bid Rate" shall mean, as to any Competitive Bid made by a Bank pursuant to Section 1.04, (i) in the case of a Eurodollar Loan, the Spread, and (ii) in the case of a Fixed Rate Loan, the fixed rate of interest offered by the Bank making such Competitive Bid.

                  "Consolidated Capital Expenditures" shall mean, for any period collectively for the Borrower and its Subsidiaries determined on a consolidated basis, any expenditure during such period, by the Borrower or any of its Subsidiaries, for fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with GAAP and Capitalized Lease Obligations but excluding the value of any store exchanged for a store owned by a Person not an Affiliate of the Borrower) less the proceeds from Permitted Sale Leasebacks for the prior 12 month period involving assets of the Borrower acquired after the Effective Date.

                  "Consolidated Cash Interest Expense" shall mean, for any period, the total consolidated cash interest expense (including accruals for such period of consolidated interest expense which are to be paid, or have been paid, in cash) of the Borrower and its Subsidiaries on a consolidated basis for such period plus, without duplication, that portion of Capitalized Lease Obligations of the Borrower and its Subsidiaries representing the interest factor for such period.

                  "Consolidated Debt" shall mean, at the time of determination, the sum of the aggregate outstanding principal amount of all Indebtedness of the Borrower and its Subsidiaries on a consolidated basis; provided that Indebtedness hereunder shall be included in Consolidated Debt in an amount not to exceed the Clean-Down Amount then in effect and provided further, that if for each and every day of any Clean-Down Period completed within 13 months of the date of the determination of the Consolidated Debt the Borrower reduced the Revolving Outstandings to $0, then no Indebtedness hereunder shall be included in Consolidated Debt at such time of determination. For the purposes of this definition, letters of credit shall constitute Indebtedness only to the extent of any amounts drawn thereunder that have not been reimbursed to the issuer thereof.

                  "Consolidated EBIT" shall mean, for any period, Consolidated Net Income before Consolidated Cash Interest Expense and provision for income taxes and without giving effect to any extraordinary gains or losses or gains or losses from sales of assets other than inventory sold in the ordinary course of business.

                  "Consolidated EBITDAR" shall mean, for any period, Consolidated EBIT, adjusted by adding thereto the amount of all amortization and depreciation that was deducted in arriving at Consolidated EBIT for such period and Consolidated Rents for such period.

                  "Consolidated Fixed Charge Coverage Ratio" shall mean, for any period, the ratio of (i) Consolidated EBITDAR to (ii) Consolidated Fixed Charges for such period.

                  "Consolidated Fixed Charges" shall mean, for any period, the sum of the (i) Consolidated Cash Interest Expense and (ii) Consolidated Rents for such period.

                  "Consolidated Interest Coverage Ratio" shall mean, for any period, the ratio of (i) Consolidated EBIT to (ii) Consolidated Cash Interest Expense for such period.

                  "Consolidated Net Income" shall mean, for any period, net income of the Borrower and its Subsidiaries on a consolidated basis for such period; provided, however, that there shall be excluded from Consolidated Net Income any gains, losses, expenses or other charges incurred in connection with the 1997 Restructuring Program which would have been included therein but for this proviso.

                  "Consolidated Net Worth" shall mean, at any time, the net worth of the Borrower and its Subsidiaries determined on a consolidated basis; provided, however, that there shall be excluded from the definition of Consolidated Net Worth the effects of any gains, losses, expenses or other charges incurred in connection with the 1997 Restructuring Program which would have been included but for this proviso.

                  "Consolidated Rents" shall mean, for any period, the aggregate payments (including, without limitation, any property taxes paid as additional rent or lease payments) by the Borrower and its Subsidiaries on a consolidated basis for such period under agreements to rent or lease any real or personal property (excluding payments in respect of Capitalized Lease Obligations) as recorded in accordance with GAAP.

                  "Consolidated Senior Debt" shall mean the aggregate amount of any Consolidated Debt of the Borrower and its Subsidiaries which is not by it terms subordinated to other Indebtedness.

                  "Contingent Obligation" shall mean, as to any Person, any obligation of such Person guaranteeing any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith; provided further, that the term Contingent Obligation shall not include obligations of any Credit Card Subsidiary to the Credit Card Issuer with respect to the Credit Card Program to the extent the amount of such Contingent Obligations is less than or equal to the capitalization of the Credit Card Subsidiary.

                  "Credit Card Issuer" shall mean any bank or other financial institution and its affiliates which issues credit cards and extends credit to cardholders in connection with the Credit Card Program.

                  "Credit Card Program" shall mean a customary private credit card program and/or co-branded VISA, MASTERCARD or other credit card program created and operated by the Credit Card Subsidiaries, pursuant to documentation satisfactory to the Administrative Agent.

                  "Credit Card Subsidiaries" shall mean any direct or indirect Subsidiary of the Borrower, and any wholly-owned Subsidiaries of such Subsidiary, created in connection with the Credit Card Program, so long as (i) they engage in no business or transactions other than (x) the issuance of credit cards, the extension of credit to cardholders pursuant thereto, and all other customary transactions incident thereto (including the sale or transfer of receivables pursuant to asset backed financing transactions) and (y) the entering into and performance of agreements with a Credit Card Issuer that facilitate the Credit Card Issuer's doing business in connection with a Credit Card Program and (ii) the liabilities of the Credit Card Subsidiaries are without recourse to the Borrower and its Subsidiaries (other than the Credit Card Subsidiaries); provided that the Borrower and its Subsidiaries may enter into customary commitments and/or underwriting agreements on behalf of the Credit Card Subsidiaries for the purpose of customary securities law indemnifications.

                  "Credit Documents" shall mean this Agreement, the Guaranty, and once executed and delivered pursuant to the terms of this Agreement, each Note, each Security Document, each Letter of Credit Request, each Notice of Borrowing, each Notice of Conversion and each Letter of Credit.

                  "Credit Event" shall mean the making of any Loan or the issuance of any Letter of Credit (including any Existing Letters of Credit that become Letters of Credit hereunder).

                  "Credit Party" shall mean and include each of the Borrower and each of its Subsidiaries party to any of the Credit Documents.

                  "Credit Rating" shall mean either (i) an S&P Credit Rating or
(ii) a Moody's Credit rating.

                  "Cumulative Consolidated Net Income" shall mean Consolidated Net Income accrued on a cumulative basis for (x) the period from April 3, 1994 through the last day of the fiscal quarter immediately preceding the proposed payment or (y) such other period as may be specified for a calculation of Cumulative Consolidated Net Income by a specific provision of this Agreement.

                  "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                  "Defaulting Bank" shall mean any Bank with respect to which a Bank Default is in effect.

                  "Deferred Repayment Amount" shall mean, with respect to any Reinvestment Event, the aggregate amount that (i) would have been applied to reduce the Total Commitment pursuant to Section 3.03(c) or (d) had the Borrower not delivered a Reinvestment Notice and (ii) is not so applied to reduce the Total Commitment as a result of being designated as an Anticipated Reinvestment Amount in such Reinvestment Notice so delivered.

                  "Dividend" with respect to any Person shall mean that such Person has declared or paid any dividend or returned any capital to its stockholders or authorized or made any other distribution, payment or delivery of property (other than capital stock of the Borrower) or cash to its stockholders as such, or redeemed, retired, purchased, or otherwise acquired, directly or indirectly, for consideration, any shares of any class of its capital stock outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock of such Person outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock). Without limiting the foregoing, "Dividends" with respect to any Person shall also include all payments made or required to be made by such Person with respect to any stock appreciation rights plans, equity incentive or achievement plans or any similar plans or the setting aside of any funds for the foregoing purposes.

                  "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States (expressed in dollars).

                  "Drawing" shall have the meaning provided in Sec-tion 2.05(b).

                  "Effective Date" shall mean June 8, 1994.

                  "Eligible Assignee" means (a) a commercial bank having total assets in excess of $5,000,000,000; or (b) a finance company, insurance company, other financial institution or fund, acceptable to the Administrative Agent and the Borrower, which is regularly engaged in making, purchasing or investing in loans and having total assets in excess of $300,000,000.

                  "Employee Benefit Plans" shall mean all profit sharing plans, deferred compensation plans, employee benefit plans, stock appreciation rights, stock options, restricted stock plans and any other similar plans or arrangements for the benefit of the employees of the Borrower or any of its Subsidiaries.

                  "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any applicable Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from alleged injury or threat of injury to health, safety or the environment due to the presence of Hazardous Materials.

                  "Environmental Law" shall mean any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. ss. 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq.; the Clean Air Act, 42 U.S.C. ss. 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. ss. 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. ss. 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. ss. 11001 et seq., the Hazardous Material Transportation Act, 49 U.S.C. ss. 1801 et seq. and the Occupational Safety and Health Act, 29 U.S.C. ss. 651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement, and to any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

                  "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrower or any of its Subsidiaries would be deemed to be a "single employer" within the meaning of
Section 414(b), (c), (m) or (o) of the Code.

                  "Eurodollar Loans" shall mean any Loan designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

                  "Event of Default" shall have the meaning provided in Section 11.

                  "Excluded Property" shall mean (a) 7 to 9 replacement properties (with further rights of substitution), which shall become subject to a first priority mortgage under the Permanent Mortgage Financing and shall replace (i) two Standby Letters of Credit previously delivered in connection with the release of two properties formerly securing the Permanent Mortgage Financing and (ii) those properties presently securing the Permanent Mortgage Financing which are to be disposed of pursuant to the 1997 Store Closing Program and (b) those properties which are to be disposed of pursuant to the 1997 Restructuring Program, which Excluded Properties shall be listed on Schedule IX.

                  "Excluded Subsidiary" shall mean (a) the Credit Card Subsidiaries, including Service Merchandise Co. No. 80, Inc., so long as it remains a Credit Card Subsidiary, (b) the First Union Permitted Mortgage Financing Subsidiaries, including SMC-SPE-1, Inc. and SMC-SPE-2, Inc., so long as each remains a First Union Permitted Mortgage Financing Subsidiary, and (c) Service Merchandise Showroom, Inc., The McNally Supply Co., Service Merchandise Company of New York, Inc., Travel Management Consultants, Inc., The Lingerie Store, Inc., A.F.S. Marketing Services, Inc., and Service Merchandise Office Supply, Inc., so long as any such Subsidiary listed in this clause (c) owns no assets and conducts no business.

                  "Existing Indebtedness" shall have the meaning provided in Section 8.20.

                  "Existing Letter of Credit" shall have the meaning provided in Section 2.01(a).

                  "Existing Permitted Mortgage Financing" shall mean any Permitted Mortgage Financing incurred prior to and in existence on the Fifth Amendment Effective Date (and any extensions or other refinancings thereof).

                  "Existing Permitted Sale Leasebacks" shall mean those Permitted Sale Leasebacks incurred prior to and in existence on the Fifth Amendment Effective Date (and any extensions or other refinancings thereof).

                  "Existing Senior Notes" shall mean the Borrower's 8-3/8% Senior Notes due 2001 issued pursuant to the Existing Senior Notes Indenture.

                  "Existing Senior Notes Indenture" shall mean the Indenture, dated as of October 15, 1993, between the Borrower and The First National Bank of Boston, as trustee, as amended by a First Supplemental Indenture dated as of October 15, 1993, pursuant to which the Existing Senior Notes were issued.

                  "Existing Subordinated Debt" shall mean the Borrower's 9% Senior Subordinated Debentures due 2004 issued pursuant to the Existing Subordinated Indenture.

                  "Existing Subordinated Indenture" shall mean the Indenture, dated as of February 15, 1993, between the Borrower and First American National Bank, as amended by a First Supplemental Indenture dated as of February 15, 1993, pursuant to which the Existing Subordinated Debt was issued.

                  "Expiry Date" shall mean June 8, 1999.

                  "Facility Fee" shall have the meaning provided in
Section 3.01(a).

                  "Facing Fee" shall have the meaning provided in
Section 3.01(c).

                  "Federal Funds Rate" shall mean for any day, the interest rate equal to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

                  "Fees" shall mean all amounts payable pursuant to or referred to in Section 3.01.

                  "Fifth Amendment" shall mean the amendment to this Agreement dated as of March 25, 1997.

                  "Fifth Amendment Effective Date" shall mean the effective date of the Fifth Amendment.

                  "First Union Permitted Mortgage Financing" shall mean the Permitted Mortgage Financing provided by First Union National Bank of North Carolina substantially in accordance with its commitment letter to the Borrower dated September 9, 1996.

                  "First Union Permitted Mortgage Financing Subsidiaries" shall mean any direct or indirect wholly-owned Subsidiary which is wholly-owned, directly or indirectly, by the Borrower or a Guarantor and which is created to be a borrower under the First Union Permitted Mortgage Financing.

                  "Fixed Rate Loan" shall mean any Competitive Bid Loan bearing interest at a fixed percentage rate per annum (expressed in the form of a decimal to no more than four decimal places) specified by the Bank making such Loan in its Competitive Bid.

                  "GAAP" shall mean generally accepted accounting principles in the United States.

                  "Guarantor" shall mean all existing and future material Subsidiaries of the Borrower, excluding the Excluded Subsidiaries.

                  "Guaranty" shall have the meaning provided in
Section 5.05.

                  "Hazardous Materials" shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or becomes friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous substances," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority under applicable Environmental Laws.

                  "Indebtedness" shall mean, as to any Person, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the face amount of all letters of credit issued for the account of such Person and all drafts drawn thereunder, (iii) all liabilities of the types described in clauses (i), (ii),
(iv), (v) and (vi) secured by any Lien on any property owned by such Person, whether or not such liabilities have been assumed by such Person, (iv) the aggregate amount required to be capitalized under leases under which such Person is the lessee, (v) all Contingent Obligations of such Person and (vi) all obligations (marked to market on the date of determination) of such Person under Interest Rate Protection Agreements or other similar agreements; provided that Indebtedness shall not include trade payables and accrued expenses, in each case arising in the ordinary course of business.

                  "Initial Mortgaged Properties" shall mean the Real Property of the Borrower or any of its Subsidiaries designated as such on Schedule IX.

                  "Interest Period" shall have the meaning provided in Section 1.10.

                  "Interest Rate Protection Agreement" shall mean and include any interest rate protection agreement or similar hedging transaction (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements).

                  "Investments" shall mean (i) the lending of money or credit or the making of advances to any Person, (ii) the purchase or acquisition of any stock, obligations or securities of, or any other interest in, or the making of capital contributions to, or other evidences of Indebtedness issued by, any other Person.

                  "Issuing Bank" shall mean, with the consent of the Administrative Agent and the Borrower, any Bank, to the extent such Bank agrees, in its sole discretion, to become an Issuing Bank for the purpose of issuing Letters of Credit pursuant to Section 2.

                  "L/C Supportable Obligations" shall mean (i) obligations of the Borrower or its Subsidiaries incurred in the ordinary course of business with respect to workers compensation, surety bonds and other similar statutory obligations, (ii) industrial revenue bond obligations and (iii) such other obligations of the Borrower or any of its Subsidiaries as are reasonably acceptable to the Issuing Bank and the Administrative Agent and otherwise permitted to exist pursuant to the terms of this Agreement.

                  "Leasehold" of any Person means all of the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

                  "Letter of Credit" shall have the meaning provided in Section 2.01.

                  "Letter of Credit Fee" shall have the meaning provided in Section 3.01(b).

                  "Letter of Credit Outstandings" shall mean, at any time, the sum of (i) Standby Letter of Credit Outstandings and (ii) Trade Letter of Credit Outstandings.

                  "Letter of Credit Request" shall have the meaning provided in Section 2.03.

                  "Lien" shall mean any mortgage, pledge, hypothecation, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any lease having substantially the same effect as any of the foregoing and any assignment or deposit arrangement in the nature of a security device).

                  "Loan" shall mean any Revolving Loan, Swingline
Loan or Competitive Bid Loan.

                  "Mandatory Borrowings" shall have the meaning provided in Section 1.01(c).

                  "Margin Stock" shall have the meaning provided in Regulation U of the Board of Governors of the Federal Reserve System.

                  "Maximum Competitive Bid Loan Amount" shall mean
$400,000,000.

                  "Maximum Swingline Amount" shall mean $50,000,000.

                  "Moody's" shall mean Moody's Investors Service,
Inc. and its successors.


                  "Moody's Credit Rating" shall mean the rating level (it being understood that a rating level shall include numerical modifiers or (+) and (-) modifiers) assigned by Moody's to the Borrower's senior unsecured long-term debt.

                  "Mortgage" shall have the meaning provided in
Section 6.09(a).

                  "Mortgage Policies" shall have the meaning provided in Section 6.09(b).

                  "Mortgaged Property" shall mean all Real Property of the Borrower and its Subsidiaries listed on Schedule IX and designated as a Mortgaged Property and, after the execution and delivery of any Additional Mortgage, shall include such respective Additional Mortgaged Property, excluding, however, any Excluded Property that is not required to be made subject to a Mortgage pursuant to Section 9.10.

                  "Net Financing Proceeds" shall have the meaning provided in Section 3.03(d).

                  "Net Sale Proceeds" shall mean, with respect to any sale of assets by any Person, the aggregate amount of cash (including all cash received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received) received by such Person in connection with such sale after deducting therefrom only (i) reasonable and customary brokerage commissions, legal fees, finder's fees and other similar fees and commissions, (ii) the amount of filing, recording, registration, transfer or other incremental governmental taxes, costs and expenses payable in connection with or as a result of such transaction and (iii) payments made by the Borrower or any of its Subsidiaries to retire Indebtedness of the Borrower or any of its Subsidiaries (other than the Loans) where payment of such Indebtedness is required in connection with such transfer or other disposition.

                  "1992 Credit Agreement" shall mean the Amended and Restated Credit Agreement, dated as of May 20, 1992, as amended from time to time through the Effective Date, among the Borrower, the financial institutions party thereto, and Chemical, as Agent.

                  "1997 Base Amount" shall mean an amount equal to $75,000,000.

                  "1997 Free Cash Flow" shall equal at any time of determination thereof (w) Consolidated Net Income for fiscal year 1997 plus (x) all depreciation and amortization that was deducted in arriving at Consolidated Net Income for fiscal year 1997 minus (y) the aggregate of the amount of all scheduled debt repayments due or already paid in fiscal year 1998 (net of any refinancings of such debt other than with Loans) at the time of such determination minus (z) the 1998 Base Amount.

                  "1997 Projections" shall have the meaning provided in Section 6.04.

                  "1997 Related Expenses" shall mean those expenses incurred in connection with the write-off of certain trademarks of the Borrower and other miscellaneous expenses all in connection with the 1997 Restructuring Program.

                  "1997 Remerchandising Program" shall mean the writing-down and liquidation of inventory consisting of certain products, product lines or merchandising categories of the Borrower and its Subsidiaries in connection with the 1997 Restructuring Program.

                  "1997 Restructuring Program" shall consist of (a) the 1997 Store Closing Program, (b) the 1997 Remerchandising Program, (c) the disposition of approximately 10 surplus and/or vacant properties and (d) the 1997 Related Expenses, and shall in no event aggregate more than $175 million in losses, expenses and charges (see Schedule X).

                  "1997 Store Closing Program" shall mean a program of the Borrower under which approximately 50-65 stores of the Borrower and its Subsidiaries shall be sold or closed, certain real property related to such stores shall be sold or leased, certain store leases shall be terminated, subleased or assigned, certain inventory located in the stores to be sold shall be written down and liquidated and the furniture, fixtures and equipment located in such stores shall be liquidated.

                  "1998 Base Amount" shall mean an amount equal to $50,000,000.

                  "1998 Free Cash Flow" shall equal at any time of determination thereof (w) Consolidated Net Income for fiscal year 1998 plus (x) all depreciation and amortization that was deducted in arriving at Consolidated Net Income for fiscal year 1998 minus (y) the aggregate of the amount of all scheduled debt repayments due or already paid in fiscal year 1999 (net of any refinancings of such debt other than with Loans) at the time of such determination minus (z) the 1998 Base Amount.

                  "Non-Defaulting Bank" shall mean and include each Bank other than a Defaulting Bank.

                  "Non-Facility Letter of Credit Outstandings" shall mean, at any time, the sum of (i) the aggregate Stated Amount of all outstanding Non-Facility Letters of Credit and (ii) the aggregate amount of all unpaid reimbursement obligations thereunder.

                  "Non-Facility Letters of Credit" shall mean each letter of credit (other than any Letter of Credit issued pursuant to this Agreement) issued for the account of the Borrower or any of its Subsidiaries, which has reimbursement obligations which are not secured (other than by possessory security interests in commercial documents and the corresponding Liens on any underlying goods).

                  "Note" shall mean and include each Revolving Note, Competitive Bid Note and Swingline Note.

                  "Notice of Borrowing" shall have the meaning pro-vided in Section 1.03.

                  "Notice of Competitive Bid Borrowing" shall have the meaning provided in Section 1.03(d).

                  "Notice of Competitive Bid Request" shall have the meaning provided in Section 1.03(d).

                  "Notice of Conversion" shall have the meaning provided in Section 1.07.

                  "Notice Office" shall mean the office of the Administrative Agent shown opposite its name on the signature pages hereof, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

                  "Obligations" shall mean all amounts owing by the Borrower or any Guarantor to the Administrative Agent or any Bank pursuant to the terms of this Agreement or any other Credit Document.

                  "Participant" shall have the meaning provided in
Section 2.04(a).

                  "Payment Office" shall mean the office of the Administrative Agent located at 270 Park Avenue, New York, New York 10017, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA or any successor thereto.

                  "Percentage" of any Bank at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Commitment of such Bank at such time and the denominator of which is the Total Commitment at such time; provided that if the Percentage of any Bank is to be determined after the Total Commitment has been terminated, then the Percentages of the Banks shall be determined immediately prior (and without giving effect) to such termination.

                  "Permanent Mortgage Financing" shall mean Indebtedness in an aggregate amount of $90,000,000 secured by Real Property owned by the Borrower and/or its Subsidiaries pursuant to the terms set forth in that certain Indenture dated June 28, 1990, among the Borrower, H.J. Wilson Co., The Long-Term Credit Bank of Japan, Limited, New York Branch and NationsBank of Tennessee (formerly, Sovran Bank/Central South), as trustee.

                  "Permitted Acquisition Amount" shall mean, at any time, an amount equal to the sum of $100,000,000 plus 75% of Cumulative Consolidated Net Income (commencing April 3, 1994) at such time, minus the aggregate amount of Permitted Investments made and other assets acquired subject to the first proviso of Section 10.12(vi) at or prior to such time. Capital Expenditures shall not be taken into consideration in any calculation of the Permitted Acquisition Amount.

                  "Permitted Encumbrances" shall mean, with respect to any Real Property subject to a Mortgage or an Additional Mortgage, such exceptions to title as are set forth in the title insurance policy or title commitment delivered with respect thereto, all of which exceptions must be reasonably acceptable to the Administrative Agent.

                  "Permitted Inventory Financing" shall mean Indebtedness of the Borrower to (i) Nations Credit Commercial Corporation (formerly Chrysler First Wholesale Credit, Inc.) and Thompson Consumer Electronics, Inc. pursuant to the Inventory Financing and Security Agreement, effective as of February 1, 1989, among the aforementioned parties, as amended, (ii) Transamerica Commercial Finance Corporation pursuant to an Inventory Security Agreement dated as of August 27, 1993 between such parties, and (iii) Indebtedness of the Borrower and its Subsidiaries pursuant to any similar arrangement; provided that the amount of all such Indebtedness shall not exceed at any time outstanding the greater of
(i) $60,000,000 and (ii) the amount of Indebtedness required for the Borrower and its Subsidiaries to purchase 10% of its inventory at any time pursuant to such arrangement; provided, however, that from December 1 of each year until January 29 of the following year, as long as the

Borrower has no Revolving Outstandings, the amount of all such Indebtedness shall not exceed the greater of (i) $60,000,000 and (ii) the sum of the amount of Indebtedness required for the Borrower and its Subsidiaries to purchase 10% of their inventory at such time pursuant to such arrangements and 100% of cash and Cash Equivalents of the Borrower at such time.

                  "Permitted Investments" shall mean any of the following activities of the Borrower and its Subsidiaries:

                   (i) the Borrower and its Subsidiaries may acquire and hold Investments in Subsidiaries of the Borrower in existence on the Fifth Amendment Effective Date or made as permitted by this Agreement;

                  (ii) the Borrower and the Guarantors may make unsecured loans and advances and may transfer assets among one another in the ordinary course of business;

                 (iii) the Borrower and/or its Subsidiaries may, all in connection with the First Union Permitted Mortgage Financing in a manner satisfactory to the Administrative Agent and to the extent allowed under the terms and conditions of this Agreement, (x) transfer Real Property and related assets to the First Union Permitted Mortgage Financing Subsidiaries and (y) provide security or escrow deposits or Letters of Credit in lieu of security or escrow deposits, guaranties, indemnities and similar items required by the terms of the First Union Permitted Mortgage Financing; provided that on the date of each closing thereof, the aggregate proceeds of such financing net of the aforementioned items are not less than 60% of the aggregate fair market value of the Real Property and related assets being encumbered in connection therewith; and

                  (iv) the Borrower or its Subsidiaries may acquire the capital stock or other equity interest in any other Person; provided that immediately following any such acquisition (a) such Person is a Subsidiary of the Borrower or such acquiring Subsidiary, (b) such Subsidiary becomes a Guarantor as required by Section 10.17(b) and (c) the amount of consideration paid (including Acquired Indebtedness) by the Borrower or such acquiring Subsidiary shall not exceed the Permitted Acquisition Amount (after giving effect to all reductions to such amount made prior to, or on the date of, such acquisition).

                  "Permitted Liens" shall have the meaning provided in Section 10.01.

                  "Permitted Mortgage Financing" shall mean Indebtedness incurred by the Borrower and/or its Subsidiaries to be secured by one or more parcels of Real Property owned or leased by the Borrower and/or its Subsidiaries; provided that (x) the proceeds thereof shall be entirely in cash and shall not be less than 60% of the aggregate fair market value of the assets being encumbered (as determined by the Borrower in good faith) and, (y) if incurred on or after the Fifth Amendment Effective Date, such Permitted Mortgage Financing shall contain terms and conditions reasonably satisfactory to the Administrative Agent.

                  "Permitted Sale Leasebacks" shall mean any sale by the Borrower or any of its Subsidiaries of assets which are then leased back to the respective seller; provided that the proceeds of the respective sale shall be entirely in cash and shall not be less than 75% of the fair market value of the respective asset being sold (as determined by the Borrower in good faith), and the respective lease shall provide for substantially equal annual payments (except that a balloon payment shall be permitted at the end of the lease term)
(x) based upon an amortization schedule of at least 10 years in the case of real property and at least 3 years in the case of personal property.

                  "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

                  "Plan" shall mean any multiemployer or single-employer plan, as defined in Section 4001 of ERISA and subject to Title IV of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the Borrower or a Subsidiary of Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

                  "Pledge Agreement" shall mean each of the Company Pledge Agreement and the Subsidiary Pledge Agreement.

                  "Pledge Agreement Collateral" shall mean all Collateral under and as defined in the Pledge Agreements.

                  "Pledged Securities" shall mean all the Pledged Securities as defined in the Company Pledge Agreement and the Subsidiary Pledge Agreement, respectively.

                  "Post-Closing Mortgage" shall mean those Mortgages covering the Post-Closing Mortgaged Properties.

                  "Post-Closing Mortgaged Property" shall mean the Real Property of the Borrower or any of its Subsidiaries designated as such on Schedule IX.

                  "Prime Rate" shall mean the rate which the Administrative Agent announces from time to time at its principal office as its prime lending rate for domestic commercial loans, the Prime Rate to change when and as such prime lending rate changes. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

                  "Property Default" shall have the meaning provided in each of the Mortgages.

                  "Qualified Preferred Stock" shall mean any preferred stock of the Borrower the express terms of which shall provide that it cannot mature, is not redeemable and cannot be required to be repurchased (including, without limitation, upon the occurrence of an event which constitutes a change of control as described in Section 11.10) in whole or in part, on or prior to the first anniversary of the maturity date of the Existing Subordinated Debt.

                  "RCRA" shall mean the federal Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901 et seq.

                  "Real Property" of any Person shall mean all of the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

                  "Register" shall have the meaning provided in
Section 14.15.

                  "Regulations D, G, T, U and X" shall mean Regulations D, G, T, U and X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  "Reinvestment Assets" shall mean, with respect to any Reinvestment Event, assets to be employed in, and/or the capital stock of any Person engaged in, the business in which the Borrower or any of its Subsidiaries is engaged on the Effective Date.

                  "Reinvestment Event" shall mean the receipt of any Net Sale Proceeds or Net Financing Proceeds, as the case may be, to the extent the Borrower has delivered, in connection therewith, a Reinvestment Notice as permitted by Section 3.03(c) or (d).

                  "Reinvestment Notice" shall mean a written notice signed by the President, any Vice President or the Treasurer of the Borrower stating that the Borrower, in good faith, intends and expects to use (directly or through its Subsidiaries) within a period of not in excess of one year all or a specified portion equal to the Anticipated Reinvestment Amount of the Net Sale Proceeds or Net Financing Proceeds, as the case may be, to purchase, construct or otherwise acquire Reinvestment Assets.

                  "Reinvestment Prepayment Amount" shall mean with respect to any Reinvestment Event, the Deferred Repayment Amount relating thereto less, in each case, any amount expended prior to the Reinvestment Prepayment Date applicable thereto in furtherance of the purchase, construction or other acquisition of Reinvestment Assets.

                  "Reinvestment Prepayment Date" shall mean, with respect to any Reinvestment Event, the earliest of (i) the date, if any, upon which the Administrative Agent, on behalf of the Required Banks, shall have delivered a written termination notice to the Borrower; provided that such notice may only be given while an Event of Default exists, (ii) the date occurring one year after such Reinvestment Event to the extent there exists any Reinvestment Prepayment Amount relating thereto and (iii) the date on which the Borrower or any of its Subsidiaries shall have determined not to, or shall have otherwise ceased to, proceed with the purchase, construction or other acquisition of Reinvestment Assets.

                  "Release" means disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing, pouring and the like, into or upon any land or water or air, or otherwise entering into the environment.

                  "Release Price" shall mean, with respect to any Initial Mortgaged Property, Post-Closing Mortgaged Property or Excluded Property, the amount set forth opposite such Initial Mortgaged Property, Post-Closing Mortgaged Property or Excluded Property on Schedule IX hereto and, with respect to any Additional Mortgaged Property, the amount determined pursuant to Section 11.07.

                  "Replaced Bank" shall have the meaning provided in
Section 1.14.

                  "Replacement Bank" shall have the meaning provided in Section 1.14.

                  "Reportable Event" shall mean an event described in Section 4043(b) of ERISA with respect to a Plan as to which the 30-day notice requirement has not been waived by the PBGC.

                  "Required Banks" shall mean Non-Defaulting Banks, the sum of whose Commitments (or after the termination thereof, outstanding Revolving Loans and Adjusted Percentage of outstanding Swingline Loans and Letter of Credit Outstandings) represent an amount greater than fifty percent of the Adjusted Total Commitment (or after the termination thereof, the sum of the then total outstanding Revolving Loans of Non-Defaulting Banks, and the aggregate Adjusted Percentages of all Non-Defaulting Banks of the total outstanding Swingline Loans and Letter of Credit Outstandings at such time). For purposes of releasing all or substantially all of the Collateral, Required Banks shall mean each Bank which is directly affected thereby.

                  "Restricted Payments" shall mean (a) any authorization, declaration or payment of any Dividends by the Borrower or its Subsidiaries and
(b) the making (or the giving of any notice in respect thereof) by the Borrower or any of its Subsidiaries of any voluntary or mandatory payment, purchase, acquisition or redemption, whether by the making of any cash payments of the principal, interest or otherwise, in respect of the Existing Senior Notes or any Subordinated Debt (other than scheduled principal and interest payments).

                  "Revolving Loans" shall have the meaning provided in Section 1.01(a).

                  "Revolving Note" shall have the meaning provided in
Section 1.06(a).

                  "Revolving Outstandings" shall mean (i) outstanding Revolving Loans, Competitive Bid Loans, and Swingline Loans and (ii) Trade Letter of Credit Outstandings in excess of the amount then held in Cash Reserve.

                  "S&P" shall mean Standard & Poor's Corporation and its successors.

                  "S&P Credit Rating" shall mean the rating level (it being understood that a rating level shall include numerical modifiers or (+) and (-) modifiers) assigned by S&P to the Borrower's senior unsecured long-term debt.

                  "Scheduled Reduction" shall have the meaning provided in Section 3.03(b).

                  "SEC" shall have the meaning provided in Section
9.01(g).

                  "Section 4.04(b)(ii) Certificate" shall have the meaning provided in Section 4.04(b).

                  "Secured Creditors" shall have the meaning provided that term in the respective Security Documents.

                  "Security Agreement" shall have the meaning provided in Section 6.06.

                  "Security Agreement Collateral" shall mean all Collateral as defined in the Security Agreements.

                  "Security Documents" shall mean the Company Security Agreement, the Subsidiary Security Agreement, the Company Pledge Agreement, the Subsidiary Pledge Agreement, each Mortgage and each Additional Mortgage, if any, and each Aircraft Mortgage described in Section 14.17(b); provided that after the date on which all the security interests granted pursuant to any of the foregoing agreements shall terminate in accordance with the respective terms of such agreement (and so long as the agreement no longer applies to after-acquired collateral), such agreement shall cease to constitute a Security Document thereunder.

                  "Self-Financed Capital Expenditures" shall mean Capital Expenditures financed directly or indirectly with net proceeds from the sale of fixed assets in connection with the 1997 Restructuring Program, Capitalized Lease Obligations, purchase money, equity and Subordinated Debt, and in any event shall not exceed in the aggregate $75,000,000 in any given fiscal year.

                  "Series A Junior Preferred Stock Purchase Rights" shall mean the Rights, as such term is used and defined in the Rights Agreement, dated February 8, 1988, between the Borrower and Third National Bank in Nashville, as Rights Agent, as the same may be amended from time to time.

                  "Spread" shall mean, as to any Competitive Bid Loan bearing interest at the Adjusted Eurodollar Rate, the margin (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) to be added or subtracted from the Adjusted Eurodollar Rate in order to determine the interest rate applicable to such Competitive Bid Loan, as specified in the Competitive Bid relating to such Competitive Bid Loan.

                  "Standby Letter of Credit" shall have the meaning provided in
Section 2.01(a).

                  "Standby Letter of Credit Outstandings" shall mean, at any time, the sum of (i) the aggregate Stated Amount of all outstanding Standby Letters of Credit and (ii) the aggregate amount of all Unpaid Drawings with respect to Standby Letters of Credit.

                  "Stated Amount" of each letter of credit shall mean the maximum amount available to be drawn thereunder, determined without regard to whether any conditions to drawing could then be met.

                  "Subordinated Debt" shall mean the Existing Subordinated Debt and any other Indebtedness of the Borrower and its Subsidiaries which is by its terms subordinate in right of payment to any other Indebtedness (including the Obligations).

                  "Subsidiary Assignor" shall mean each Subsidiary of the Borrower (other than the Excluded Subsidiaries) which is a party to the Subsidiary Security Agreement on the Fifth Amendment Effective Date or which becomes a party to the Subsidiary Security Agreement in accordance with the requirements of Section 9.09.

                  "Subsidiary Pledgor" shall mean each material Subsidiary of the Borrower (other than the Excluded Subsidiaries) which is a party to the Subsidiary Pledge Agreement on the Fifth Amendment Effective Date or which becomes a party to the Subsidiary Pledge Agreement in accordance with Section 9.09.

                  "Subsidiary Pledge Agreement" shall have the meaning provided in Section 6.08.

                  "Subsidiary Security Agreement" shall have the meaning provided in Section 6.06.

                  "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

                  "Swingline Loan" shall have the meaning provided in Section 1.01(b).

                  "Swingline Note" shall have the meaning provided in Section 1.06(a).

                  "Taxes" shall have the meaning provided in Section 4.04.

                  "Test Period" shall mean for any determination under this Agreement the four consecutive fiscal quarters of the Borrower ended on the date of determination (or, if such date of determination is not the last day of a fiscal quarter of the Borrower, the four consecutive fiscal quarters of the Borrower last ended prior to such date of determination), in each case taken as one accounting period.

                  "Third Amendment Effective Date" shall mean September 16,
1996.

                  "Total Capitalization" shall mean, at any time, the sum of the Consolidated Debt and Consolidated Net Worth at such time.

                  "Total Commitment" shall mean, at any time, the sum of the Commitments of each of the Banks.

                  "Total Unutilized Commitment" at any time shall mean (i) the Total Commitment then in effect less (ii) the sum of (x) the aggregate outstanding principal amount of Revolving Loans and Swingline Loans and (y) the Letter of Credit Outstandings at such time.

                  "Trade Letter of Credit" shall have the meaning provided in
Section 2.01(a).

                  "Trade Letter of Credit Outstandings" shall mean, at any time, the sum of (i) the aggregate Stated Amount of all outstanding Trade Letters of Credit and (ii) the aggregate amount of all Unpaid Drawings with respect to Trade Letters of Credit.

                  "Type" shall mean any type of Loan determined with respect to the interest option applicable thereto, i.e., a Base Rate Loan or a Eurodollar Loan.

                  "Unfunded Current Liability" of any Plan means the amount, if any, by which the actuarial present value of the accumulated Plan benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, each determined in accordance with statement of Financial Accounting Standards No. 35, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan.

                  "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

                  "United States" and "U.S." shall each mean the United States of America.

                  "Unpaid Drawings" shall have the meaning provided in Section 2.05(a).

                  "Unutilized Commitment" of any Bank at any time shall mean the Commitment of such Bank less (i) the aggregate outstanding principal amount of Revolving Loans made by such Bank and, in the case of Chase, the aggregate outstanding principal amount of its Swingline Loans plus (ii) the product of such Bank's Adjusted Percentage and Letter of Credit Outstandings at such time.

                  12.02 Principles of Construction. (a) All references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement unless otherwise specified.



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                  (b) All accounting terms not specifically defined herein shall be construed in accordance with GAAP as more fully described in Section 14.07
(a).


                  Section 13.  The Administrative Agent and the Issuing Bank.

                  13.01 Appointment. The Banks hereby designate Chase as Administrative Agent to act as specified herein and in the other Credit Documents. Each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Administrative Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. Each of the Administrative Agent and any Issuing Bank may perform any of its duties hereunder by or through its affiliates, officers, directors, agents or employees.

                  13.02 Nature of Duties. Neither the Administrative Agent nor any Issuing Bank shall have any duties or responsibilities except those expressly set forth in this Agreement. Neither the Administrative Agent, any Issuing Bank nor any of their respective affiliates, officers, directors, agents or employees shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Administrative Agent and any Issuing Bank shall be mechanical and administrative in nature; neither the Administrative Agent nor any Issuing Bank shall have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Bank; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent or any Issuing Bank any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein.

                  13.03 Lack of Reliance on the Administrative Agent or any Issuing Bank. Independently and without reliance upon the Administrative Agent or any Issuing Bank, each Bank, to the extent it deems appropriate, has made and shall continue



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to make (i) its own independent investigation of the financial condition and affairs of each Credit Party in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of each Credit Party and, except as expressly provided in this Agreement, neither the Administrative Agent nor any Issuing Bank shall have a duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or the issuing of Letters of Credit, or at any time or times thereafter. Neither the Administrative Agent nor any Issuing Bank shall be responsible to any Bank for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of any Credit Party or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of any Credit Party or the existence or possible existence of any Default or Event of Default.

                  13.04 Certain Rights of the Administrative Agent and any Issuing Bank. If either the Administrative Agent or any Issuing Bank shall request instructions from the Required Banks with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Administrative Agent or such Issuing Bank, as the case may be, shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent or such Issuing Bank, as the case may be, shall have received instructions from the Required Banks; and neither the Administrative Agent nor such Issuing Bank shall incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Bank shall have any right of action whatsoever against the Administrative Agent or any Issuing Bank as a result of the Administrative Agent or any such Issuing Bank, as the case may be, acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Banks.

                  13.05 Reliance. The Administrative Agent or any Issuing Bank shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier



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message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Administrative Agent or any such Issuing Bank, as the case may be, believed (in the absence of gross negligence or willful misconduct on its part) to be the proper Person and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by it (which may be counsel for the Borrower).

                  13.06 Indemnification. To the extent the Administrative Agent or any Issuing Bank is not reimbursed and indemnified by the Borrower, the Banks will reimburse and indemnify the Administrative Agent or any such Issuing Bank, as the case may be, in proportion to their respective "percentages" hereunder, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent or any such Issuing Bank, as the case may be, in performing its duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's or any such Issuing Bank's, as the case may be, gross negligence or willful misconduct.

                  13.07 The Administrative Agent and each Issuing Bank in their Individual Capacities. With respect to their obligations to make Loans and participate in Letters of Credit under this Agreement, the Administrative Agent and each Issuing Bank shall have the rights and powers specified herein for a "Bank" and may exercise the same rights and powers as though they were not performing the duties specified herein; and the term "Banks," "Required Banks," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent and each Issuing Bank in their respective individual capacities. Each of the Administrative Agent, each Issuing Bank and/or their respective Affiliates may own stock of any Credit Party and may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Credit Party or any Affiliate of any Credit Party as if it were not performing the duties specified herein, and may accept fees and other consideration from any Credit Party for services in connection with this Agreement



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and otherwise without having to account for the same to the Banks.

                  13.08 Holders. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

                  13.09 Resignation by the Administrative Agent. (a) The Administrative Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 25 Business Days' prior written notice to the Borrower and the Banks. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

                  (b) Upon any such notice of resignation, the Required Banks shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower.

                  (c) If a successor Administrative Agent shall not have been so appointed within such 25 Business Day period, the Administrative Agent, with the consent of the Borrower, shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Required Banks appoint a successor Administrative Agent as provided above.

                  (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 30th Business Day after the date such notice of resignation was given by the Administrative Agent, the resignation of the Administrative Agent shall become effective and the Required Banks shall perform the duties of the Administrative Agent until a successor Administrative Agent is appointed.





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                  Section 14.  Miscellaneous.

                  14.01 Payment of Expenses, etc. The Borrower shall: (i) whether or not the transactions herein contemplated are consummated, pay all out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and disbursements of White & Case) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, of the Administrative Agent in connection with its syndication efforts with respect to this Agreement and of the Administrative Agent and, following and during the continuation of an Event of Default, each of the Banks in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent and, following and during the continuation of an Event of Default, for each of the Banks); (ii) pay and hold each of the Banks harmless from and against any and all present and future stamp, excise and other similar taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and
(iii) indemnify the Administrative Agent and each Bank, and each of their respective affiliates, officers, directors, employees, representatives and agents from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' and consultants' fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not the Administrative Agent or any Bank is a party thereto) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of any Letter of Credit or the proceeds of any Loans hereunder or the consummation of any transactions contemplated herein or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned or at any time operated by the Borrower or any of its Subsidiaries, the



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generation, storage, transportation, handling or disposal of Hazardous Materials by the Borrower or any of its Subsidiaries at any location, whether or not owned or operated by the Borrower or any of its Subsidiaries, the non-compliance of any Real Property with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim asserted against the Borrower, any of its Subsidiaries or any Real Property owned or at any time operated by the Borrower or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding. To the extent that the undertaking to indemnify, pay or hold harmless the Administrative Agent or any Bank set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

                  14.02 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and continuance of an Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of such Credit Party against and on account of the Obligations and liabilities of such Credit Party to such Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations of such Party purchased by such Bank pursuant to Section 14.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

                  14.03 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mail-



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ed, telegraphed, telexed, telecopied, cabled or delivered, if to any Credit
Party, at its address specified opposite its signature below or in the Credit Document executed by it; if to any Bank, at its address specified opposite its signature below; and if to the Administrative Agent, at its Notice Office; or, as to the Borrower, the Administrative Agent or any Bank, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective upon receipt.

                  14.04 Benefit of Agreement; Assignments; Participations. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, the Borrower may not assign or transfer any of its rights, obligations or interest hereunder without the prior written consent of the Banks and; provided further, that, although any Bank may transfer, assign or grant participations in its rights hereunder, such Bank shall remain a "Bank" for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments hereunder except as provided in Sections 1.14 and 14.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Bank" hereunder and; provided further, that no Bank shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Expiry Date or any extension thereof) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that waivers of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment, Loan or Letter of Credit shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof) or (ii)



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consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Bank had not sold such participation.

                  (b) Notwithstanding the foregoing, any Bank (or any Bank together with one or more other Banks) may (x) assign all or a portion of its Commitment and related outstanding Obligations hereunder to its parent company and/or any affiliate of such Bank which is at least 50% owned by such Bank or its parent company or to one or more Banks or (y) assign all, or if less than all, a portion equal to at least $10,000,000 in the aggregate for the assigning Bank or assigning Banks, of such Commitments and related outstanding Obligations hereunder to one or more Eligible Assignees, each of which assignees shall become a party to this Agreement as a Bank by execution of an assignment and acceptance agreement (the "Assignment and Acceptance") in the form of Exhibit I (appropriately completed); provided that, (i) at such time Schedule I shall be deemed modified to reflect the Commitments of such new Bank and of the existing Banks, (ii) new Notes will be issued, at the Borrower's expense, to such new Bank and to the assigning Bank upon the request of such new Bank or assigning Bank, such new Notes to be in conformity with the requirements of Section 1.06 (with appropriate modifications) to the extent needed to reflect the revised Commitments, (iii) the consent of the Administrative Agent, the Borrower and each Issuing Bank shall be required in connection with any assignment, which consent shall not be unreasonably withheld, (iv) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Bank, the payment of a non-refundable assignment fee of $3,000 and (v) any Bank assigning less than all of its Commitment under clause (y) shall retain a Commitment of at least $10,000,000, and; provided further, that such transfer or assignment will not be effective until recorded by the Administrative Agent on the Register pursuant to Section 14.15 hereof. To the extent of any assignment pursuant to this Section 14.04(b), the assigning Bank shall be relieved of its obligations hereunder with respect to its assigned Commitment. At the time of each assignment pursuant to this Section 14.04(b) to a Person which is not already a Bank hereunder and which is not a United States person (as



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such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Bank shall, to the extent legally entitled to do so, provide to the Borrower in the case of a Bank described in clause (ii) of
Section 4.04(b), the forms described in such clause (ii). To the extent that an assignment of all or any portion of a Bank's Commitments and related outstanding Obligations pursuant to Section 1.14 or this Section 14.04(b) would, at the time of such assignment, result in increased costs under Section 1.11 or 1.12 from those being charged by the respective assigning Bank prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

                  (c) By executing and delivering an Assignment and Acceptance, the Bank assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such Bank assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such Bank assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 8.05 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such Bank assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees



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that it will perform in accordance with their terms all the obligations that by the terms of this Agreement are required to be performed by it as a Bank.

                  (d) Any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 14.04, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Bank by or on behalf of the Borrower; provided that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall have executed a Confidentiality Letter in the form of Exhibit J and returned such executed Confidentiality Letter to the Administrative Agent and the Borrower with respect to the preservation of the confidentiality of any confidential information relating to the Borrower and its Subsidiaries received from such Bank.

                  (e) Any assignment by a Bank pursuant to this Section 14.04 shall not result in any single Bank holding in excess of 25% of the Total Commitment at any one time.

                  (f) Notwithstanding any other provision set forth in this Agreement any Bank may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Loans owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

                  14.05 No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent or any Bank or any holder of a Note in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Credit Party and the Administrative Agent or any Bank or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any Bank or the holder of any Note would otherwise have. No notice to or demand on any Credit Party in any case shall entitle such Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent, the Banks



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or the holder of any Note to any other or further action in any circumstances without notice or demand.

                  14.06 Payments Pro Rata. (a) The Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of any Credit Party in respect of any Obligations of such Credit Party hereunder or under any Credit Document, it shall distribute such payment to the Banks pro rata based upon their respective shares (other than to any Bank which has waived in writing its receipt of such distribution), if any, of the Obligations with respect to which such payment was received.

                  (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans pursuant to any Borrowing, Unpaid Drawings or Facility Fee, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligation then owed and due to such Bank bears to the total of such Obligation then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of such Credit Party to such Banks in such amount as shall result in a proportional participation by all the Banks in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

                  (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 14.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Banks as opposed to Defaulting Banks.

                  14.07 Calculations; Computations. (a) The financial statements to be furnished to the Banks pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto). All calculations and computations determining compliance with Sections 10.05 through 10.09, inclusive, shall utilize accounting principles and



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policies in conformity with those used to prepare the financial statements referred to in Section 8.05(a). To the extent that the Borrower or a Subsidiary thereof provides a guaranty of the obligations of the Borrower or its Subsidiaries as tenants under the Real Property operating leases contemplated by the First Union Permitted Mortgage Financing, any Contingent Obligations represented by such guaranty shall not be taken into account for purposes of calculations under this Agreement involving the Indebtedness of the Borrower and its Subsidiaries.

                  (b) All computations of interest, the Facility Fee and other Fees hereunder shall be made on the actual number of days elapsed over a period of 360 days, except that interest calculations on Base Rate Loans on which the applicable rate is determined by reference to the Prime Rate shall be made on the actual number of days elapsed over a 365 or 366 day year. All interest shall accrue from the date funds are made available to the Borrower to, but not including, the date of repayment thereof or of the end of an Interest Period therefor; provided that if any Loan is repaid on the same day on which it is borrowed hereunder, one day's interest shall be paid on such Loan.

                  14.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE. (A) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE BORROWER HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, the Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Borrower hereby irrevocably designates, appoints and empowers CT Corporation System, with offices on the date hereof at 1633 Broadway, New York, New York 10019 as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. The Administrative Agent agrees to use reasonable good faith efforts to mail, by registered or certified mail, to the Borrower, at its address set forth opposite its signature below, copies of any correspondence mailed or delivered to CT Corporation in connection with the immediately preceding sentence; provided that no failure of the Borrower to receive, for any reason, copies of



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such correspondence shall in any way affect the effectiveness of the delivery of any legal process, summons, notice or documents delivered to CT Corporation. If for any reason such designee, appointee and agent shall cease to be available to act as such, the Borrower agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision satisfactory to the Administrative Agent. The Borrower further irrevocably consents to the service of process out of any of the afore-mentioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Borrower at its address set forth opposite its signature below, such service to become effective thirty days after such mailing. Nothing herein shall affect the right of the Administrative Agent, any Bank or the holder of any Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.

                  (b) The Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. THE BORROWER FURTHER WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY COURT OR JURISDICTION, INCLUDING, WITHOUT LIMITATION, THE JURISDICTIONS AND COURTS REFERRED TO IN CLAUSE (A) ABOVE.

                  14.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

                  14.10 Effectiveness. This Agreement shall become effective on the date on which the Borrower and each of the Banks shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Administrative Agent at its Notice Office or, in the case of the Banks, shall have given to the Administrative Agent telephonic (confirmed in writing), written, telex or facsimile notice (actually received) at such office that the same has been signed and mailed to it. The Administrative Agent will give the Borrower and each Bank prompt written notice of the occurrence of the Effective Date.

                  14.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

                  14.12 Amendment or Waiver. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Banks; provided that no such change, waiver, discharge or termination shall, without the consent of each Bank (other than a Defaulting Bank) (with Obligations being directly affected in the case of following clause (i)), (i) extend the final scheduled maturity of any Loan or Note or extend the stated maturity of any Letter of Credit beyond the Expiry Date or any extension of the Expiry Date, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates), or reduce the principal amount thereof, (ii) amend, modify or waive any provision of this Section 14.12 or reduce the percentage specified in the definition of Required Banks (it being understood that, with the consent of the Required Banks, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Banks on substantially the same basis as the extensions of Commitments are included on the Effective Date and this Section 14.12 may be amended to permit such inclusions on such substantially the same basis) or (iii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement; provided further, that no such change, waiver, discharge or termination shall (A) increase the Commitments of any Bank over the amount thereof then in effect without the consent of such Bank (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment shall not constitute an increase of the Commitment of any Bank, and that an increase in the available portion of any Commitment of any Bank shall not constitute an increase in the Commitment of such Bank), (B) without the consent of each Issuing Bank, amend, modify or waive any provision of Section 2 or alter its rights or obligations with respect to Letters of Credit issued by it,

(C) without the consent of the Administrative Agent, amend, modify or waive any provision of Section 13 as same applies to such Administrative Agent or any other provision as same relates to the rights or obligations of such Administrative Agent or (D) without the consent of Chase, amend, modify or waive any provisions relating to its rights or obligations with respect to Swingline Loans.

                  (b) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clause (a)(i) through (iii), inclusive, of this Section 14.12, the consent of the Required Banks is obtained but the consent of one or more of the other Banks whose consent is required is not obtained, then the Borrower shall have the right to replace each such non-consenting Bank or Banks (so long as all non-consenting Banks are so replaced) with one or more Replacement Banks pursuant to Section 1.14 so long as at the time of such replacement, each such Replacement Bank consents to the proposed change, waiver, discharge or termination; provided that the Borrower shall not have the right to replace a Bank solely as a result of the exercise of such Bank's rights (and the withholding of any required consent by such Bank) pursuant to the second proviso to Section 14.12(a).

                  14.13 Survival. All indemnities set forth herein including, without limitation, in Sections 1.11, 1.12, 2.06, 4.04, 13.06, 14.01 and 14.06
shall survive the execution and delivery of this Agreement and the Notes and the making and repayment of the Loans.

                  14.14 Domicile of Loans. Subject to Section 1.13, each Bank may transfer and carry its Loans at, to or for the account of any branch, office, Subsidiary or Affiliate of such Bank.

                  14.15 Register. The Borrower hereby designates the Administrative Agent to serve as the Borrower's agent, solely for purposes of this Section 14.15, to maintain a register (the "Register") on which it will record the Commitment from time to time of each of the Banks, the Loans made by each of the Banks and each repayment in respect of the principal amount of the Loans of each Bank. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower's obligations in respect of such Loans. With respect to any Bank, the transfer of the Commitment of such Bank and the rights to the principal of, and interest on, any Loan made pursuant to such Commitment shall not be effective until such transfer is recorded on the

Register maintained by the Administrative Agent with respect to ownership of such Commitment and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitment and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of the Commitments and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Acceptance pursuant to Section 14.04(b). Coincident with the delivery of such an Assignment and Acceptance to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Bank shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Bank and/or the new Bank. The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 14.15, except to the extent caused by the Administrative Agent's gross negligence or willful misconduct.

                  14.16 Limitation of Additional Amounts. Notwithstanding anything in this Agreement to the contrary, to the extent any notice required by
Section 1.11, 1.12, 2.06 or 4.04 is given by any Bank more than 180 days after the occurrence of the event giving rise to the additional costs of the type described in such Section, such Bank shall not be entitled to compensation under
Section 1.11, 1.12, 2.06 or 4.04 for any amounts incurred or accruing prior to the giving of such notice to the Borrower.

                  14.17 Post-Closing Matters. (a) Notwithstanding anything to the contrary contained in this Agreement as amended by the Fifth Amendment or the Security Documents, the parties hereto acknowledge and agree that within sixty days of the Fifth Amendment Effective Date, the Borrower will, or will cause its respective Subsidiary to, deliver to the Collateral Agent fully executed counterparts of all the Post-Closing Mortgages that are identified on
Schedule IX, and counterparts of such Post-Closing Mortgages shall have been duly recorded in all places to the extent necessary or, in the judgment of the Collateral Agent, desirable, effectively to create a valid and enforceable first priority mortgage Lien (or second priority Lien, as the case may be) in favor of the Collateral Agent (or such other trustee as may be required or desirable under local law) for the benefit of the

Banks, which Lien shall be subject only to (x) the Permanent Mortgage Financing,
(y) any Permitted Mortgage Financing and (z) other Permitted Liens and Permitted Encumbrances. In addition, the Collateral Agent shall have received mortgage title insurance policies and surveys in form and substance reasonably satisfactory to the Collateral Agent and covering the aforementioned Post-Closing Mortgaged Properties.

                  (b) On or prior to the date occurring 30 days after the Fifth Amendment Effective Date, the Borrower shall have caused SMC Aviation, Inc. to duly authorize, execute and deliver an Aircraft Mortgage covering the aircraft then owned by such Person, together with evidence of filing for recording with the Federal Aviation Administration of such Aircraft Mortgage and any other evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable, to perfect and protect the security interests purported to be created by such Aircraft Mortgage have been taken, together with an opinion of counsel relating to the foregoing.

         All conditions precedent and representations contained in this Agreement and the other Credit Documents shall be deemed modified to the extent necessary to effect the foregoing (and to permit the satisfaction of the conditions described above within the time periods required above, rather than as elsewhere provided in the Credit Documents); provided that (x) to the extent any representation and warranty would not be true because any actions required by this Section 14.17 were not taken on the Fifth Amendment Effective Date, the respective representation and warranty shall be required to be true and correct in all material respects at the time the respective action is taken (or was required to be taken in accordance with the foregoing provisions of this Section 14.17) and (y) all representations and warranties relating to the Security Documents shall be required to be true immediately after the actions required to be taken by this Section 14.17 have been taken (or were required to be taken). The acceptance of the benefits of each Credit Event shall constitute a representation, warranty and covenant by the Borrower to each of the Banks that the actions required pursuant to this Section 14.17 will be taken within the relevant time periods referred to in this Section 14.17 and that, at such time, all representations and warranties contained in this Agreement and the other Credit Documents shall then be true and correct without any modification pursuant to this Section 14.17.

                  IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.


Address:

7100 Service Merchandise Drive                    SERVICE MERCHANDISE COMPANY,
Brentwood, TN 37027                                 INC.
Attn:  Treasurer

Telephone: (615) 660-6000                         By /s/ Sam Cusano
                                                     --------------------------
Telecopy:  (615) 660-3667                           Title:  Vice President &
                                                          CFO


270 Park Avenue                                     CHEMICAL BANK
10th Floor                                          Individually, and as
New York, New York 10017                            Administrative Agent
Attn: Christopher C. Wardell


Telephone: (212) 270-2053                         By /s/ Christopher C. Wardell
                                                     --------------------------
Telecopy: (212) 270-3860                            Title:  Managing Director


With a copy to:

Chemical Securities Inc.
10 South LaSalle Street
Suite 2300
Chicago, Illinois 60603
Attn: Steven J. Faliski


Telephone: (312) 807-4073
Telecopy: (312) 443-1964

One Ravinia Drive                                ABN AMRO BANK N.V.,
Suite 1200                                         ATLANTA AGENCY
Atlanta, GA 30346-2103
Attn:  Mr. Adam Greene

Telephone: (404) 399-7378                        By /s/ Pat Fischer
                                                    ----------------
Telecopy:  (404) 395-9188                           Title:  Senior Vice
                                                            President


                                                 By /s/ Adam Greene
                                                    ----------------
                                                    Title:  Assistant Vice
                                                            President


245 Park Avenue                                  ARAB BANKING CORPORATION
New York, NY 10167
Attn:  Ms. Louise Bilbro

Telephone: (212) 850-0665                        By /s/ Ms. Louise Bilbro
                                                    ----------------------
Telecopy:  (212) 599-8385                           Title:  Vice President


400 Perimeter Center Terrace                     THE FIRST NATIONAL BANK OF
Suite 745                                          BOSTON
Atlanta, GA 30346
Attn:  Mr. Chuck Biggers

Telephone: (404) 393-4676                        By /s/ William Purinton
                                                    ----------------------
Telecopy:  (404) 393-4166                           Title:  Vice President


430 Park Avenue                                  THE BANK OF MONTREAL
New York, NY 10022
Attn:  Ms. Lisa Megeaski

Telephone: (212) 605-1441                        By /s/ Earnest Cechetto
                                                    ----------------------
Telecopy:  (212) 605-1455                           Title:  Managing Director


One Wall Street                                  THE BANK OF NEW YORK
22nd Floor
New York, NY 10286
Attn:  Mr. Greg Batson                           By /s/ Gregory L. Batson
                                                    ----------------------
                                                    Title:  Assistant Vice
                                                            President

Telephone: (212) 635-6898
Telecopy:  (212) 635-6434

National Banking Department                 THE BANK OF TOKYO
1251 6th Avenue, 12th Floor                   TRUST COMPANY
New York, NY 10116
Attn:  Mr. William J. Darby
                                            By /s/ William J. Darby
                                               ------------------------
                                               Title:  Assistant Vice
                                                       President

Telephone: (212) 782-4318
Telecopy:  (212) 782-6440


787 7th Avenue                              BANQUE PARIBAS
New York, NY 10019
Attn:  Ms. Ann Pifer

Telephone: (212) 841-2383                   By /s/ David Canavan
                                               ------------------------
Telecopy:  (212) 841-2333                      Title:  Group Vice
                                                       President

                                            By /s/ Ann Pifer
                                               ------------------------
                                               Title:  Assistant Vice
                                                       President


Two Paces West                              CANADIAN IMPERIAL BANK
2727 Paces Ferry Road                         OF COMMERCE
Atlanta, GA 30339
Attn:  Ms. Kathryn W. Sax

Telephone: (404) 319-4903                   By /s/ Kathryn W. Sax
                                               ------------------------
Telecopy: (404) 319-4954                       Title:  Authorized
                                                       Signatory


New York Branch                             THE DAIWA BANK, LIMITED
75 Rockefeller Plaza
New York, NY 10019
Attn:  Mr. Prescot Vann

Telephone: (212) 554-7043                   By /s/ Kenro Kojima
                                               ------------------------
Telecopy:  (212) 554-7210                      Title:  Vice President

75 Wall Street                               DRESDNER BANK AG,
New York, NY 10005                           NEW YORK BRANCH
Attn:  Mr. Peter Becker

Telephone: (212) 574-0100                    By /s/ Peter Becker
                                                -------------------------
Telecopy:  (212) 574-0129                       Title:  Vice President

                                             By /s/ Terry L. Darby
                                                -------------------------
                                                Title:  Vice


President Marquis One Tower                  THE FUJI BANK, LTD.
Suite 2100
245 Peachtree Center Ave., NE
Atlanta, GA 30303-1208
Attn:  Mr. Brett Johnson                     By /s/ A. Inove
                                                -------------------------
                                                Title:  Vice President and
                                                        Manager
Telephone: (404) 653-2100
Telecopy:  (404) 653-2119


Two World Trade Center                       THE HOKKAIDO TAKUSHOKU BANK,
99th Floor                                     LTD.
New York, NY 10048
Attn:  Mr. Scott D. Winston

Telephone: (212) 912-6914                      By /s/ Hitoshi Sato
                                                  -----------------------
Telecopy:  (212) 466-6079                         Title:  Senior Vice
                                                          President and
                                                          Manager


245 Park Avenue                                THE INDUSTRIAL BANK OF
New York, NY 10167                               JAPAN,  LIMITED -
Attn:  Mr. Jim Welch                             NEW YORK BRANCH


Telephone: (212) 309-6577                        By /s/ Junri Oda
                                                    ---------------------
Telecopy:  (212) 682-2870                           Title:  Senior Vice
                                                            President and
                                                            Senior Manager


245 Peachtree Center Ave, NE                     LTCB TRUST COMPANY
Suite 2801
Atlanta, GA 30303
Attn:  Ms. Becky Sedler                          By /s/ Philip A. Marsden
                                                    ---------------------
                                                    Title:  Senior Vice
                                                            President
Telephone: (404) 659-7210
Telecopy:  (404) 658-9751

140 Broadway                                     MIDLAND BANK PLC
New York, NY 10005
Attn: Ms. Gina Sidorsky

Telephone: (212) 658-2750                        By /s/ Gina Sidorsky
                                                    ----------------------
Telecopy:  (212) 658-2586                           Title:  Director


499 Thornall Street                              MIDLANTIC NATIONAL BANK
9th Floor
Edison, NJ 08818
Attn:  Ms. Lynn Conover                          By /s/ M. Lynn Conover
                                                    ----------------------
                                                    Title:  Assistant Vice
                                                            President

Telephone: (908) 321-2140
Telecopy:  (908) 321-2144


225 Liberty Street                               THE MITSUBISHI BANK,
39th Floor                                         LIMITED - NEW YORK BRANCH
Two World Financial Center
New York, NY 10281
Attn:  Mr. William Brennan
                                                 By /s/ Hiroaki Fuchida
                                                    ----------------------
Telephone: (212) 667-2905                           Title:  Vice President
Telecopy:  (212) 667-3562                                   Manager


520 Madison Avenue                               THE MITSUBISHI TRUST AND
25th Floor                                         BANKING CORPORATION
New York, NY 10022
Attn:  Ms. Pat Loret de Mola

Telephone: (212) 891-8454                        By /s/ Mastaka Ushio
                                                    ----------------------
Telecopy:  (212) 755-2349                           Title:  Senior Vice
           (212) 486-0970                                   President and Chief
                                                            Manager


One NationsBank Plaza M-5                        NATIONSBANK OF NORTH
311 Union Street                                   CAROLINA, N.A.
Nashville, TN 37239-1697
Attn:  Ms. Kimberly Dupuy

Telephone: (615) 749-3174                        By /s/ Kimberly Dupuy
                                                    ----------------------
Telecopy:  (615) 749-4640                           Title:  Assistant Vice
                                                            President

245 Park Avenue                                  THE NIPPON CREDIT BANK, LTD.
30th Floor
New York, NY 10167
Attn:  Mr. Yasuhide Yahiro

Telephone: (212) 984-1217                        By /s/ Ronald A. Fisher
                                                    -------------------------
Telecopy:  (212) 490-3895                           Title:  Vice President


Marquis One Tower                                THE SAKURA BANK, LIMITED
Suite 2703
245 Peachtree Center Ave., N.E.
Atlanta, GA 30303
Attn:  Mr. Chad Zimmerman                        By /s/ M. Inaba
                                                    -------------------------
                                                    Title:  Vice President
Telephone: (404) 521-3111                                   and Senior Manager
Telecopy:  (404) 521-1133


Georgia Pacific Center                           THE SUMITOMO BANK, LIMITED
Suite 3210                                        ATLANTA AGENCY
133 Peachtree Street, N.E.
Atlanta, GA 30303
Attn:  Mr. Gary Franke                           By /s/ Masami Sumii
                                                    -------------------------
                                                    Title:  General Manager
Telephone: (404) 526-8511
Telecopy:  (404) 521-1187


55 East 52nd Street                              THE TOKAI BANK, LTD.
New York, NY 10055                                 NEW YORK BRANCH
Attn:  Ms. Haruyo Niki

Telephone: (212) 339-1123                        By /s/ Masaharu Muto
                                                    -------------------------
Telecopy:  (212) 754-2170                           Title:  Deputy General
                                                            Manager


One Detroit Center                               COMERICA BANK
500 Woodward Avenue, MC 3281
9th Floor
Detroit, MI 48226
Attn:  Mr. James R. Phillips                     By /s/ James R. Phillips
                                                    -------------------------
                                                    Title:  Assistant Vice
Telephone: (313) 222-6272                                   President
Telecopy:  (313) 222-3330

640 5th Avenue                                   BANK OF IRELAND, CAYMAN
                                                 BRANCH
New York, NY 10019
Attn:  Mr. Roger Burns
                                                 By /s/ Roger Burns
Telephone: (212) 397-1712                           -----------------------
Telecopy:  (212) 586-7752                           Title:  Vice President


1211 Avenue of the Americas                      WESTDEUTSCHE LANDESBANK
New York, NY 10036                                 GIROZENTRALE, NEW YORK
Attn:  Mr. Alan Bookspan                           AND CAYMAN ISLAND BRANCHES

Telephone: (212) 852-6023
Telecopy:  (212) 852-6307                        By /s/ Alan S. Bookspan
                                                    -----------------------
                                                    Title:  Vice President


                                                 By /s/ Sal Battinelli
                                                    -----------------------
                                                    Title:  Vice President

                                                                 SCHEDULE I
                                                                     to
                                                             Credit Agreement
                                                             ----------------


                               BANK COMMITMENTS
                               ----------------
Bank                                                            Commitment
----                                                            ----------
Chemical Bank                                                  $35,000,000
The Industrial Bank of Japan,
 Limited - New York Branch                                      35,000,000
The First National Bank of Boston                               35,000,000
The Bank of Tokyo Trust Company                                 35,000,000
Canadian Imperial Bank of Commerce                              35,000,000
The Mitsubishi Bank, Limited -
 New York Branch                                                35,000,000
Comerica Bank                                                   30,000,000
The Fuji Bank, Ltd.                                             30,000,000
The Bank of New York                                            26,000,000
LTCB Trust Company                                              26,000,000
Midland Bank PLC                                                26,000,000
The Sakura Bank, Limited                                        26,000,000
The Bank of Montreal                                            20,000,000
The Mitsubishi Trust and
 Banking Corporation                                            20,000,000
NationsBank of North Carolina, N.A.                             20,000,000
The Nippon Credit Bank, Ltd.                                    17,000,000
The Tokai Bank, Ltd. New York Branch                            17,000,000
Westdeutsche Landesbank Girozentrale                            17,000,000
Arab Banking Corporation                                        15,000,000
ABN AMRO BANK N.V., Atlanta Agency                              15,000,000
The Daiwa Bank, Limited                                         15,000,000
Dresdner Bank AG, New York Branch                               15,000,000
Banque Paribas                                                  15,000,000
Bank of Ireland, Cayman Branch                                  10,000,000
The Hokkaido Takushoku Bank, Ltd.                               10,000,000
Midlantic National Bank                                         10,000,000
The Sumitomo Bank, Limited
 Atlanta Agency                                                 10,000,000
                                                              ------------
                                                  Total       $600,000,000

                                                                    SCHEDULE II
                                                                         to
                                                                Credit Agreement



                          EXISTING LETTERS OF CREDIT

                                                                   SCHEDULE III
                                                                        to
                                                               Credit Agreement



                           UNDISCLOSED LIABILITIES

                                     None

                                                                 SCHEDULE IV
                                                                      to
                                                             Credit Agreement



                                    ERISA

                                     None

                                                                   SCHEDULE V
                                                                        to
                                                               Credit Agreement
                                                               ----------------

                                  SUBSIDIARIES
                                  ------------
                                  Borrower's
                                  Percentage
                                  Ownership
                                  (Direct and
                                  Indirect) of                    Direct Owner
                                  Each Class of                   Subsidiary's
Name of Subsidiary                Capital Stock                   Capital Stock
------------------                -------------                   -------------

                                                                   SCHEDULE VI
                                                                        to
                                                               Credit Agreement



                                    PART A

              ENVIRONMENTAL LICENSES, PERMITS AND REGISTRATIONS

                                     None

                                    PART B

                          ENVIRONMENTAL PROCEEDINGS

                                     None

                                                                 SCHEDULE VII
                                                                       to
                                                               Credit Agreement


                                    INSURANCE

                                                                  SCHEDULE VIII
                                                                        to
                                                                Credit Agreement



                                 EXISTING LIENS

                                                                   SCHEDULE IX
                                                                        to
                                                                Credit Agreement




                                   PROPERTIES

                                                                   SCHEDULE X
                                                                        to
                                                                Credit Agreement




              THE 1997 RESTRUCTURING PROGRAM DESCRIPTION OF CHARGES

CHARGE                                   DESCRIPTION

STORE CLOSINGS

Write-down of inventory                  Write-down to below cost
                                         associated with closed
                                         store inventory

Termination of leases                    Estimate of termination
                                         costs, differential
                                         between rent expenses and
                                         sublease income

Disposal of FFE                          Write-off of entire book
                                         value

Disposal of owned stores                 Estimate of loss from
                                         sale below book value

DISPOSAL OF SURPLUS PROPERTIES           Write-off book value
                                         of vacant properties

REMERCHANDISING

Write-down of inventory                  Write-down to below cost
                                         associated with exiting
                                         product lines
RELATED EXPENSES

Write-off of trademarks                  Write-off book value of
                                         unused trademark and
                                         basket for other expenses

Disposal of surplus properties           Expenses in connection
                                         with the write off of
                                         surplus or vacant
                                         properties

TOTAL ESTIMATED CHARGES                            $175 million
                                                   ------------

                                                                 SCHEDULE XI
                                                                      to
                                                               Credit Agreement




                    EXISTING INDEBTEDNESS AS OF THE FIFTH
                          AMENDMENT EFFECTIVE DATE

                                                                  SCHEDULE XII
                                                                       to
                                                               Credit Agreement




            SUBSIDIARIES AS OF THE FIFTH AMENDMENT EFFECTIVE DATE

                                                                 SCHEDULE XIII
                                                                       to
                                                                Credit Agreement




           EXISTING LIENS AS OF THE FIFTH AMENDMENT EFFECTIVE DATE